UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

Preliminary Proxy Statement

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FTI CONSULTING, INC. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

April 21, 2015

 DEAR FELLOW STOCKHOLDERS:

You are invited to join us at our 2015 Annual Meeting of Stockholders on Wednesday, June 3, 2015, at 9:30 a.m., Eastern Daylight Time, at our office located at 1101 K Street NW, Washington, DC 20005.

At this year’s meeting, you will be asked to elect the eight nominees named in our proxy statement as directors. You will also be asked to approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan effective June 3, 2015 and separately approve the performance goals under that plan, as well as ratify our appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 and approve (in an advisory (non-binding) vote) the compensation of our named executive officers as disclosed in the proxy statement. Attached you will find a Notice of Meeting and our proxy statement, which contains further information regarding these proposals, as well as instructions on how to vote your shares.

If you plan to attend the meeting in person, you must register in advance by no later than May 20, 2015 and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present your admission ticket and valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Whether or not you attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly voting by telephone or the Internet or by completing, signing, dating and returning your proxy card in the return envelope. Instructions on how to vote your shares begin on page 2 of the proxy statement.

Sincerely,

Gerard E. Holthaus

Chairman of the Board

FTI CONSULTING, INC. NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
June 3, 2015	9:30 a.m. EDT	1101 K Street NW, Washington, DC 20005

Items of Business and Vote Recommendations:

Proposal Number	Proposal	Board Voting Recommendation
1	Elect the eight nominees identified in the Proxy Statement as directors of the Company	FOR
2	Approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan Effective as of June 3, 2015	FOR
3	Approve the performance goals under the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan	FOR
4	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015	FOR
5	Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in this Proxy Statement	FOR

Adjournments:	Any action on the items of business described above may be considered at the meeting at the time and on the date specified above or at any time and date to which the meeting may be properly adjourned.
Record Date:	You are entitled to vote only if you were a stockholder as of the close of business on March 25, 2015.
Meeting Admission:

Admission will be by ticket only. Please follow the advance registration instructions set forth under “Information about the Annual Meeting and Voting—How do I attend the Annual Meeting in person?” on page 6 of the Proxy Statement. If you do not provide an admission ticket and photo identification requirements outlined on page 6 of this Proxy Statement, you will not be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided to you. For specific instructions on how to vote your shares, please refer to the section entitled “Information about the Annual Meeting and Voting” beginning on page 2 of this Proxy Statement.

By Order of the Board of Directors,

Joanne F. Catanese
Associate General Counsel and Secretary
April 21, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 3, 2015: We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the 2015 Annual Meeting and our 2014 Annual Report on or about April 21, 2015. Our Proxy Statement and Annual Report are available online at http://materials.proxyvote.com/302941.

i

PROXY SUMMARY

This Summary highlights certain information contained elsewhere in this Proxy Statement. This Summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

General Information		Governance Highlights
Date:	June 3, 2015	The Company is committed to good corporate governance practices, to promote the long-term interests of our stockholders and clients and build the publics’ trust.
Time:	9:30 a.m., Eastern Daylight Time	2014 Governance Best Practices
Location:	FTI Consulting, Inc. 1101 K Street NW Washington, DC 20005	New C-Suite in 2014:	New President and Chief Executive Officer effective January 20, 2014 (page 54)
New Chief Financial Officer, Chief Human Resources Officer and Chief Strategy and Transformation Officer effective August 25, 2014 (page 54)
Record Date:	March 25, 2015	New Compensation Committee Chair:	Claudio Costamagna was appointed as Chair effective June 4, 2014 (page 16)
Stock Symbol:	FCN	New Majority Voting in Election of Directors:	Majority voting for the election of directors in uncontested elections adopted by the Board effective September 17, 2014 (page 10)
Exchange:	NYSE	Resignation in Failed Elections:	An incumbent director who is not reelected as a director by a majority of stockholders in an uncontested election is required to submit his or her resignation (page 11)
Common Stock Outstanding on Record Date:	41,386,028 shares	CEO Stock Ownership Policy:	Increased to five times (5x) annual cash base salary effective February 19, 2014 (page 73)
Registrar and Transfer Agent:	American Stock Transfer & Trust Company	Prohibition on Hedging and Pledging by Executives Officers and Directors:	Prohibition on hedging and pledging by executive officers and non-employee directors effective February 19, 2014 (page 75)
State of Incorporation:	Maryland
Year of Incorporation:	1982
Public Company Since:	1996
Corporate Website:	www.fticonsulting.com

OTHER GOVERNANCE HIGHLIGHTS

Strong Board independent (8 of 9 current directors are independent) (page 10)

Annual election of all directors (page 11)

Majority vote standard for election of directors in uncontested elections (page 10)

Separate Chairman and CEO roles (page 25)

Director stock ownership policy (page 23)

Claw Back policy (page 73)

Executive officer equity ownership policy (page 73)

No Stockholder Rights Plan (Poison Pill)

COMPENSATION HIGHLIGHTS (PAGES 54 TO 78)

—	2014 New CEO Compensation Terms: Steven H. Gunby joined the Company as President and Chief Executive Officer (our “CEO”) on January 20, 2014. The Board believes that Mr. Gunby, the former Global Leader of Transformation at The Boston Consulting Group, is uniquely suited to being the CEO of our Company. Mr. Gunby joined the Company on the following compensation terms and conditions:

Annual Cash Base Salary: $1.0 million

One-Time Sign-on Restricted Stock Award: $3.0 million in restricted stock valued at the award date, vesting ratably over three years, to further induce our new CEO to join the Company by compensating him for forfeited and missed compensation opportunities significantly greater than $3.0 million with his former employer and to immediately align his interests with those of our stockholders

Greater Emphasis on Performance-Based Compensation: 50% of the CEO’s 2014 target annual incentive pay (“AIP”) opportunity and 75% of the CEO’s total 2014 target long-term incentive pay (“LTIP”) opportunities are performance-based

2014 AIP Opportunity: 50% of target AIP opportunity of $2.0 million (200% of annual cash base salary (of which $1.0 million was guaranteed)) was subject to performance conditions

2014 LTIP Opportunity: 75% of total 2014 target LTIP opportunity of $2.5 million valued at grant date (250% of annual cash base salary) is performance-based, of which 50% is subject to performance conditions based on the Company’s total shareholder return (“TSR”) relative to the S&P 500 measured over the performance period from April 1, 2014 through December 31, 2017 and 25% is stock appreciation rights (“SARs”)

Limited Severance: Severance payment upon termination by the Company without “cause” or by our CEO for “good reason” (as those terms are defined in his employment agreement) limited to an amount equal to 1.5 times (1.5x) the sum of his annual cash base salary plus his target annual bonus (which amount will increase to two times (2x) the sum of his annual cash base salary plus target annual bonus for the year of termination if such termination occurs during the 18-month period after a “change in control”)

Post-Employment Payments: No transition or retirement arrangements following full-time employment

No Automatic Equity Awards: No standing automatic quarterly and annual equity awards

Tax Gross-ups: None

Change in Control: No automatic “single trigger” equity acceleration or severance benefits on a “change in control”

Other Benefits: Consistent with those provided generally to our employees

We note that all of the terms and conditions of our CEO’s employment agreement were fully disclosed in our 2014 proxy statement and based on direct feedback (1) were viewed very positively by the proxy advisory firms and stockholders and (2) contributed to favorable say-on-pay vote recommendations and the 91.45% favorable stockholder vote at that meeting

—	2014 Other New Executive Officer Compensation Terms: David M. Johnson (our “CFO”), Holly Paul (our “CHRO”) and Paul Linton (our “CSTO”) joined the Company as Chief Financial Officer, Chief Human Resources Officer and Chief Strategy and Transformation Officer, respectively, on August 25, 2014, on the following compensation terms and conditions modeled on the compensation structure of our CEO:

Annual Cash Base Salary: Less than $1.0 million

One-Time Sign-on Stock Option and Restricted Stock Awards: Aggregate $1.5 million grant date value in shares of restricted stock and a stock option to our CFO, and aggregate $1.1 million in restricted stock and stock options to our CSTO, to compensate them for missed compensation opportunities with their former employers and to immediately align their interests with those of our stockholders

2014 Bonus Opportunities: Prorated fixed bonus opportunities for the year ended December 31, 2014 to our CFO, CSTO and CHRO due to their commencing employment at the Company in August 2014

Limited Severance: Severance payments upon termination by the Company without “cause” or by such officer for “good reason” (as those terms are defined in his or her employment agreement), in each case, is limited to an amount equal to one-time (1x) his or her annual cash base salary (which amount will increase to one times (1x) the sum of his or her annual cash base salary plus target annual bonus for the year of termination if such termination occurs during the 18-month period after a “change in control”)

Post-Employment Payments: No transition or retirement arrangements following full-time employment

No Automatic Equity Awards: No standing automatic quarterly and annual equity awards

Tax Gross-ups: None

Change in Control: No automatic “single trigger” equity acceleration or severance benefits on a “change in control”

Other Benefits: Consistent with those provided generally to our employees

—	2015 Executive Officer Compensation: Starting in 2015, all of the executive officers will have incentive compensation opportunities measured by consistent short- and long-term objective and operative performance metrics and other conditions, as follows:

Continued Emphasis on Performance-Based Compensation: 100% of our CEO’s and other executives officers’ 2015 target AIP opportunities are subject to performance conditions, and 75% of our CEO’s and other executive officers’ total 2015 target LTIP opportunities are performance-based

2015 AIP Opportunities: Our CEO’s target AIP opportunity equals 200% of his annual cash base salary and each of our other executive officer’s 2015 target AIP opportunities equal 100% of his or her annual cash base salary

2015 AIP Objective Performance Condition for Any Payment to Occur: “Adjusted net cash provided by operating activities” (“Adjusted Cash Flow”) for the year ending December 31, 2015 must equal or exceed $72 million (See “Executive Officers and Compensation—Compensation Discussion and Analysis—Financial Performance Measures,” for a discussion of Adjusted Cash Flow)

2015 AIP Operative Performance Conditions: One-third driven by “adjusted earnings per diluted share” (“Adjusted EPS”); one-third driven by Adjusted Cash Flow for the year ending December 31, 2015 (in each case as further adjusted as described under “Executive Officers and Compensation— Compensation Discussion and Analysis—Financial Performance Measures”); and one-third driven by individual performance goals for 2015 established by the Compensation Committee

2015 LTIP Opportunities: Annual targets of 250% of annual cash base salary for our CEO and 100% of annual cash base salary for our CFO, CSTO and CHRO

2015 LTIP Performance Condition: Subject to stockholder approval of Proposal No. 2 presented in the Proxy Statement, 50% of total target LTIP opportunity for 2015 is subject to financial performance metrics based upon the Company’s TSR relative to the S&P 500, measured over a three-year period from January 1, 2015 through December 31, 2017

Other 2015 LTIP Opportunities: Subject to stockholder approval of Proposal No. 2 presented in the Proxy Statement, stock options and restricted stock unit awards, each representing 25% of the total target LTIP opportunity for 2015

—	Stock Ownership Requirements: CEO requirement of five times (5x) his annual cash base salary and CFO, CSTO, CHRO and other executive officers requirement of one times (1x) his or her annual cash base salary, and non-employee director requirement of five times (5x) his or her annual cash base retainer

—	Claw Back Policy: Applies to cash and equity compensation received by each current and former executive officer

—	Prohibition on Hedging, Pledging and Derivative Transactions: Applies to all executive officers and directors

v

DIRECTOR NOMINEES

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Other Public Company Boards	Committee Memberships
						Audit	Compensation	Nominating and Corporate Governance
Gerard E. Holthaus	65	2004	Non-Executive Chairman of Algeco Scotsman Global S.a.r.l. and Algeco/Scotsman Holdings S.a.r.l.	Yes	2	M	M
Steven H. Gunby	57	2014	President and Chief Executive Officer of FTI Consulting, Inc.	No	0
Brenda J. Bacon	64	2006	President and CEO of Brandywine Senor Living, Inc.	Yes	0		M	C
Mark S. Bartlett	64	2015	Retired Partner of Ernst & Young LLP	Yes	2	M
Claudio Costamagna	59	2012	Chairman of CC e Soci S.r.l	Yes	2		C
James W. Crownover	72	2006	Retired Partner of McKinsey & Company	Yes	3		M	M
Vernon Ellis	67	2012	Chair of the British Council	Yes	0	M
Nicholas C. Fanandakis	57	2014	Chief Financial Officer of E. I. du Pont de Nemours and Company	Yes	0	C

C = Chair              M = Member

ITEMS TO BE VOTED ON AT THE ANNUAL MEETING AND VOTING RECOMMENDATIONS

	Proposals	Board Voting Recommendations
No. 1	Elect eight director nominees as directors of the Company (page 10)	FOR ALL DIRECTOR NOMINEES
No. 2	Approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan Effective as of June 3, 2015 (page 29)	FOR
No. 3	Approve the performance goals under the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan (page 47)	FOR
No. 4	Ratify the appointment of KPMG LLP as independent registered public accounting firm (page 48)	FOR
No. 5	Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in this Proxy Statement (page 49)	FOR

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

April 21, 2015

PROXY STATEMENT FOR

2015 ANNUAL MEETING OF

STOCKHOLDERS

The 2015 Annual Meeting of Stockholders (“Annual Meeting”), of FTI Consulting, Inc., a Maryland corporation (“Company”), will be held on June 3, 2015, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s office located at 1101 K Street NW, Washington, DC 20005.

Our Board of Directors (“Board”) is soliciting proxies to be voted at our Annual Meeting because you were a stockholder at the close of business on March 25, 2015, the record date for the Annual Meeting (“Record Date”), and are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting.

This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares.

On or about April 21, 2015, we began mailing or e-mailing a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2014 (“Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to stockholders who previously requested delivery in paper copy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE PROXY MATERIALS?

You are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. The proxy materials include this Proxy Statement for the Annual Meeting and our Annual Report. If you received a paper copy of these materials by mail or e-mail, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the eight nominees for director named in this Proxy Statement, information about our Board and its Committees, the compensation of our named executive officers and directors for the year ended December 31, 2014, and certain other information we are required to provide to you.

WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?

The Annual Meeting will be held on Wednesday, June 3, 2015, at 9:30 a.m., Eastern Daylight Time, at our office located at 1101 K Street NW, Washington, DC 20005, telephone no. (202) 312-9100.

WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote all of the shares of our common stock that you own on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 41,386,028 shares of our common stock were issued and outstanding and entitled to vote at this Annual Meeting.

WHAT IS A QUORUM?

A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of our shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present.

Proxies received and marked as abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. If a broker does not return a properly executed proxy, then the holder is not present for quorum purposes.

WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?

Proposal No. 1: Elect the eight nominees identified in the Proxy Statement as directors of the Company

As there are eight nominees for the eight seats up for election, each director will be elected if he or she receives a majority of the votes cast with respect to his or her election. This means that a nominee must receive a majority of votes cast “FOR” and “WITHHELD” at the Annual Meeting to be elected as a director. Any abstentions or broker non-votes are not counted as votes cast “FOR” or “WITHHELD” a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan Effective as of June 3, 2015

Approval of the Amended and Restated FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan effective as of June 3, 2015 requires a majority of the votes cast to vote “FOR” the proposal. Abstentions will have the same effect as votes “AGAINST” the proposal. Broker non-votes will not have any effect on the result of the vote.

The Board recommends a vote FOR the approval of the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan effective as of June 3, 2015.

Proposal No. 3: Approve the performance goals under the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan

Approval of the performance goals under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal 3 and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the approval of the performance goals under the 2009 Omnibus Incentive Compensation Plan.

Proposal No. 4: Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015

Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 4 and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP.

Proposal No. 5: Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in this Proxy Statement

The approval of a resolution approving the compensation of our named executive officers as described in this Proxy Statement is an advisory (non-binding) vote. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 5 and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the advisory vote to approve the compensation of our named executive officers as described in this Proxy Statement.

If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations.

HOW DO I VOTE MY SHARES?

You have one vote for each share of common stock that you owned of “record” at the close of business on the Record Date. Even if you plan to attend the Annual Meeting in person, please vote right away, using one of the following advance voting methods and following the instructions on the Notice or proxy card that you received from us. By voting by proxy, you will be directing the designated person or persons as your proxies to vote your shares of common stock at the Annual Meeting in accordance with your instructions. If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations.

—	In Person? Attend the meeting and complete and submit a ballot at the Annual Meeting if you are a stockholder of record, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company. If you are not a stockholder of record but hold you shares through a broker, bank or other nominee or fiduciary, to vote in person you must obtain a legal proxy giving you the right to vote such shares from the broker, bank or other nominee or fiduciary that is the record holder of your shares. See “—How do I attend the Annual Meeting in person?” for instructions on how to obtain an admission ticket and the other requirements to attend the Annual Meeting.

—	By Internet? Stockholders who received a Notice by mail or e-mail may submit proxies over the Internet by visiting www.proxyvote.com. Stockholders who received a paper proxy card or voting instruction card, may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 2, 2015. You will be given the opportunity to confirm that your instructions have been properly recorded.

—	By Telephone? If you are a registered “record” stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you may also vote by telephone by calling 1-800-690-6903, toll-free, and following the instructions. Stockholders who are beneficial owners and who receive paper voting instruction cards may vote by telephone by calling the number specified on the voting instruction card provided by their broker, bank, trustee or other nominee or fiduciary. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 2, 2015.

—	By Mail? Stockholders who have received a paper copy of a proxy card or voting instruction card may submit proxies by completing, signing and dating their proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

If you vote via the Internet or by telephone, please do not return a paper proxy card to vote your shares.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

We are sending a Notice, by mail or e-mail, to many stockholders instead of paper copies of the proxy materials. All stockholders receiving the Notice will have the ability to access this Proxy Statement and our Annual Report on the website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request printed copies may be found in the Notice or the e-mail accompanying the Notice. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to stockholders and will reduce the impact of holding annual meetings on the environment. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates it. Your Notice will contain instructions on how to:

—	view our proxy materials for the Annual Meeting on the Internet;

—	view our Annual Report on the Internet;

—	vote your shares; and

—	instruct us to send future proxy materials to you by mail or electronically by e-mail.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?

No. The Notice identifies the items to be voted on at the Annual Meeting but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to vote by Internet, by telephone, by requesting a paper proxy card or by attending the Annual Meeting and submitting a ballot in person.

WHY DID I RECEIVE PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our stockholders who live outside of the United States (“U.S.”), with paper copies of this Proxy Statement and the Annual Report, instead of the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

HOW CAN I REQUEST PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

Stockholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report on the Notice. Stockholders receiving an e-mail will find instructions about how to obtain paper copies as part of the e-mail.

WHO PAYS THE COSTS OF THE PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies. In addition to the mailing and e-mailing of the Notice and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for such solicitation activities.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker, bank, trustee or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD?

If you are a registered “record” stockholder and you do not vote your shares by Internet, by telephone or by completing, signing, dating and returning a paper proxy card, your shares will not be voted unless you attend the Annual Meeting and vote in person.

If your shares are held in a brokerage account or by a bank or another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other nominee or fiduciary how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, bank or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker, bank or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 4, to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2015 is considered a routine matter for which brokers, banks or other nominees or fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, bank or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 4, are non-routine proposals. Votes that cannot be cast by a broker, bank or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

—	You may notify our Corporate Secretary, at our office at 2 Hamill Road, North Building, Baltimore, Maryland 21210, in writing that you wish to revoke your proxy.

—	You may submit a proxy dated later than your original proxy.

—	You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of common stock at the Annual Meeting.

—	For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by your broker, bank or other nominee or fiduciary to change or revoke any instructions you have already provided, or if you obtained a legal proxy from your broker, bank or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

HOW DO I ATTEND THE ANNUAL MEETING IN PERSON?

If you plan to attend the Annual Meeting, you must register in advance by no later than May 20, 2015 and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to stockholders as of the close of business on the Record Date or their authorized representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment and electronic devices will not be allowed in the meeting room. To gain admission to the Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.

—	If you Vote by Mail. If you are a stockholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

—	If you Vote by Internet. If you are a stockholder of record and receive your materials electronically, and vote via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

—	Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from your bank, broker, trustee or other nominee or fiduciary to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares prior to the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from your broker, bank, trustee or other nominee or fiduciary.

—	Authorized Named Representatives. If you are a stockholder as of the Record Date and intend to appoint an authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 or by fax to 410-951-4895. Requests for authorized named representatives to attend the meeting must be received by no later than Wednesday, May 20, 2015. Please include the following information when submitting your request: (i) your name and complete mailing address, (ii) proof that you own shares of common stock of the Company prior to the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, bank, trustee or other nominee or fiduciary holding your shares), (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his authority, and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

We reserve the right to deny entry to the Annual Meeting if the above conditions are not followed.

ADDITIONAL INFORMATION

On or about April 21, 2015, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or this Proxy Statement and the Annual Report in paper copy, to the Company’s stockholders of record as of the close of business on the Record Date. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at http://www.fticonsulting.com, under Our Firm—Governance—Proxy Statements, Our Firm—Governance—Annual Reports, and Investor Relations—Frequently Requested Information.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

Identification and Nomination of Candidates as Directors for Election at the Annual Meeting

The Board currently consists of nine directors, eight of whom are independent. Each year the Nominating and Corporate Governance Committee works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements and other factors it considers relevant.

The Nominating and Corporate Governance Committee evaluates existing directors for re-election each year as if they were new candidates. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process or outside consultants. For a description of how the stockholder nomination process works, see “Corporate Governance—Stockholder Nominees for Director.” The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation and is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates and has sole the authority to negotiate the fees and terms of the retention of such advisers.

The Nominating and Corporate Governance Committee and Board focus on identifying directors and candidates for director who have a diversity of ages, backgrounds, skills and experiences. Key attributes that are considered by the Nominating and Corporate Governance Committee and the Board include:

—	Leadership Experience – Experience from holding a significant leadership position in a complex organizations or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that drive growth and change;

—	Finance or Accounting Experience – Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes;

—	Services or Industry Experience – Experience with our key practice offerings or client industries, such as capital markets, mergers and acquisitions, consulting, energy, financial institutions and healthcare, to deepen the Board’s understanding and knowledge of our business;

—	Government Experience – Experience in working constructively and proactively with governments and agencies, both foreign and domestic;

—	Other Public Company Board Experience – Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the chief executive officer and senior management; and

—	Global Experience – Experience managing or growing companies outside of the U.S. or with global companies to broaden our knowledge, help direct our global expansion and navigate the hurdles of doing business outside of the U.S.

In addition, the Nominating and Corporate Governance Committee considers other factors, as it determines to be appropriate, including:

—	Integrity and Credibility – High ethical standards and strength of character in his or her personal and professional dealings and a willingness to be held accountable;

—	Business Judgment – Mature and practical judgment and a history of making good business decisions in good faith and in a manner in the best interests of the Company and its stakeholders;

—	Collaborative Work Ethic – Ability to work together with other directors and management to carry-out his or her duties in the best interests of the Company and its stakeholders;

—	Need for Expertise – The extent to which the candidate has some quality or experience that would fill a present need on the Board; and

—	Sufficient Time – Demonstrates that he or she is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of a candidate to serve or an existing member of the Board to continue his or her service.

The Board believes that our incumbent directors as a whole have the necessary experience and expertise, and each director possesses the particular attributes, which qualify him or her to serve on our Board. The primary areas of each director’s qualifications are:

Director	Leadership	Finance and Accounting	Services or Industry	Government	Other Public Company Board	Global
Brenda J. Bacon	●		●	●
Mark S. Bartlett	●	●	●		●	●
Claudio Costamagna	●	●	●		●	●
James W. Crownover	●		●		●	●
Vernon Ellis	●	●	●	●		●
Nicholas C. Fanandakis	●	●	●			●
Steven H. Gunby	●		●			●
Gerard E. Holthaus	●	●	●		●	●
Marc L. Holtzman	●		●	●	●	●

During the first quarter of 2015, the Nominating and Corporate Governance Committee discussed with each incumbent director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and reelected by stockholders at the Annual Meeting. The Nominating and Corporate Governance Committee also considered the policies of the Company regarding director elections, including the FTI Consulting, Inc. Corporate Governance Guidelines, which provide that a director “generally will not be nominated for reelection at any annual stockholder meeting to be held on or following his or her 72nd birthday.” The Nominating and Corporate Governance Committee considered that Marc Holtzman identified a number of new business endeavors that he has accepted or is pursuing, which could reduce the amount of time he could devote to the business of the Company. The Nominating and Corporate Governance Committee also considered that notwithstanding that James Crownover would reach age 72 prior to the 2015 Annual Meeting, Mr. Crownover brings substantial knowledge and experience to his position as a director, which the Board finds invaluable.

Following its consideration of the above factors as well as the qualifications of the other incumbent directors, including their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating and Corporate Governance Committee recommended, and the Board nominated, the following incumbent directors to stand for reelection by stockholders at the Annual Meeting: Brenda J. Bacon, Mark S. Bartlett, Claudio Costamagna, James W. Crownover, Vernon Ellis, Nicholas C. Fanandakis, Steven H. Gunby and Gerard E. Holthaus.

With the appreciation and thanks of the Board and the Company for his valuable contributions and dedicated service as a director, Mr. Holtzman will continue as a director of the Company until the election of directors at the Annual Meeting, at which time the size of the Board will be reduced to eight from nine directors.

INDEPENDENCE OF DIRECTORS

The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence, as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Based on those standards, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that all seven non-employee directors standing for reelection are independent.

In making its independence determinations, the Board considered that Nicholas C. Fanandakis is Executive Vice President and Chief Financial Officer of E. I. du Pont de Nemours and Company, a client of the Company. The Board found that Mr. Fanandakis is independent, after concluding that the Company’s engagements with his employer or its subsidiaries are in the ordinary course of business on substantially the same terms as transactions with other clients of the Company for similar services and Mr. Fanandakis has not received any direct or personal benefits from any of these client engagements or transactions. The fees from such engagements amounted to less than the greater of $1.0 million or 2% of each such client’s consolidated gross revenues for each of 2012, 2013 and 2014. In addition, during 2012, 2013 and 2014, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE EIGHT NOMINEES NAMED IN THE PROXY STATEMENT

In September 2014, the Board adopted a majority voting standard for the election of directors in uncontested elections. The Company’s Bylaws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives the affirmative vote of a majority of the total votes cast for and withheld with respect to his or her election will be elected to the Board of Directors.

In conjunction with our move to a majority voting standard, our Board has adopted a director resignation policy that provides that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board, and the Nominating and Corporate Governance Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or Board regarding that offer to resign. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept the resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal (whichever occurs first). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

There are eight nominees for director for election to the Board at the Annual Meeting. Each nominee, if elected, will serve as a director for a one-year term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified. All of the following eight nominees are currently directors of the Company:

Brenda J. Bacon	Vernon Ellis
Mark S. Bartlett	Nicholas C. Fanandakis
Claudio Costamagna	Steven H. Gunby
James W. Crownover	Gerard E. Holthaus

The Board, upon the recommendation of the Nominating and Corporate Governance Committee has affirmatively determined that all of the nominees for director, other than Steven H. Gunby, qualify as independent directors. More detailed information about the Board’s determination of director independence is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Independence of Directors.”

We do not know any reason why any nominee would be unable to serve as a director. If any nominee cannot serve for any reason, which is not anticipated, the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

More detailed information about each of the eight nominees is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Information about the Nominees for Director.”

Stockholder Approval Required. Each director who receives a majority of votes cast for and withheld with respect to his or her election will be elected as a director of the Company at the Annual Meeting.

The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Eight Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

All of the nominees were elected as directors of the Company at the 2014 annual meeting on June 4, 2014, other than Mark Bartlett who was appointed as a director on January 20, 2015 to fill the vacancy created when the size of the Board was increased from eight to nine directors.

Information about each of the eight nominees for election as directors is detailed below:

2015 Nominees	Principal Occupations, Business Experiences
for Director	and Director Qualifications
Brenda J. Bacon Independent Director Director Since: 2006 Age: 64	B

renda Bacon has extensive healthcare experience as the President and Chief Executive Officer of Brandywine Senior Living, Inc., a company she co-founded in 1996, for more than 10 years. Ms. Bacon has held various other positions with

Brandywine Senior Living, including President and Chief Operating Officer, since 1996. Brandywine Senior Living owns and operates 27 senior living communities in five states, with three additional communities under various stages of development.

Mark S. Bartlett Independent Director Director Since: 2015 Age: 64	M	ark Bartlett has extensive accounting and financial services experience having retired Ernst & Young LLP partner in June 2012. Mr. Bartlett joined Ernst & Young in 1972 and worked there until his retirement, serving as managing partner of the firm’s Baltimore office and senior client service partner for the mid-Atlantic region. He is a certified public accountant.

Mark Bartlett is a director and a member of the Audit and Executive Compensation Committees of T. Rowe Price Group, Inc., and a director and Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee of Rexnord Corporation, which are publicly-held companies. Mr. Bartlett is also a director of Algeco/Scotsman Holding S.a.r.l., and Baltimore Life Insurance Companies, which are privately-held companies.

2015 Nominees	Principal Occupations, Business Experiences
for Director	and Director Qualifications
Claudio Costamagna Independent Director Director Since: 2012 Age: 59	C	laudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007. Mr. Costamagna has extensive experience in investment banking having served for 18 years until April 2006, in various positions with The Goldman

Sachs Group, Inc., culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from December 2004 to March 2006.

Claudio Costamagna is a director and the Chair of the Human Resources Committee of Luxottica Group S.p.A., and a director and Chairman of the Board of Salini Impregilo Group, companies that are listed on the Borsa Italiana Stock Exchange. Mr. Costamagna is a former director of Bulgari S.p.A, Autogrill S.p.A., DeA Capital S.p.A. and IL Sole 24 Ore S.p.A., companies that were or are listed on the Borsa Italiana Stock Exchange. Mr. Costamagna is also Chairman of CC e Soci S.r.l., and a director of Advanced Accelerator Applications, which are privately-held companies.

James W. Crownover Independent Director Director Since: 2006 Age: 72	J	ames Crownover has extensive global consulting company experience and management experience at the executive level. Mr. Crownover had a 30-year career with McKinsey & Company, Inc., a global management consulting firm, from which he retired in

1998, during which time, he, among other things headed McKinsey & Company’s Southwest practice for many years, and served as co-head of its worldwide energy practice. In addition, he served as a member of McKinsey’s Board of Directors.

James Crownover is a director and a member of the Compensation and Governance Committee and Chairman of the Safety, Health and Environment Committee of Chemtura Corporation, a director, Chairman of the Governance Committee and a member of the Compensation Committee of Weingarten Realty, and a director and Chairman of the Audit Committee of Republic Services, Inc., where he recently completed his second term as non-executive Chairman of the Board of Directors, which are publicly-held companies.

2015 Nominees	Principal Occupations, Business Experiences
for Director	and Director Qualifications
Sir Vernon Ellis Independent Director Director Since: 2012 Age: 67	S	ir Vernon Ellis has been Chair of the Board of Trustees of the British Council, the United Kingdom’s international cultural relations body, since March 2010. Vernon Ellis has extensive experience in international management consulting having retired from Accenture (UK) Limited in March 2010, after holding the positions of Senior Advisor from January 2008 to March 2010 and International Chairman, from January 2001 to December 2007, and holding other major operational roles prior to 2001.

Vernon Ellis is Chairman of Martin Randall Travel Ltd., One Medicare LLP and One Medical Group Ltd, privately-held companies.

Nicholas C. Fanandakis Independent Director Director Since: 2014 Age: 59	N	icholas Fanandakis has extensive public company executive officer and finance experience as the Executive Vice President and Chief Financial Officer of E. I. du Pont de Nemours and Company (“DuPont”), a major chemical corporation, assuming that position in November 2009. Prior to becoming Executive Vice President and Chief Financial Officer, he held various positions with increasing managerial and operational responsibilities since first joining DuPont in 1979. The positions he has held with DuPont include Group Vice President of Applied BioSciences from January 2008 to September 2009, Vice President of Corporate Plans from February 2007 to January 2008 and Vice President and General Manager of Chemical Solutions Enterprise from September 2003 to February 2007.

2015 Nominees	Principal Occupations, Business Experiences
for Director	and Director Qualifications
Steven H. Gunby Director Since: 2014 Age: 57	S	teven Gunby joined the Company as its President and Chief Executive Officer on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for over 30 years beginning in August 1983. The positions he has held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.

Gerard E. Holthaus Independent Director Chairman of the Board Since: December 2013	G	erard Holthaus was appointed by the Board as our non-executive Chairman of the Board in December 2013. Mr. Holthaus has extensive management experience as an executive officer and finance experience with both public and private companies. In
Director Since: 2004 Age: 65

April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman Global S.a.r.l., the leading global provider of modular space solutions, and assumed the positions of non-executive Chairman of the Board of that company and its holding company Algeco/Scotsman Holdings S.a.r.l., as well as a director of certain affiliated subsidiaries. From June 2013 to September 2013, Mr. Holthaus was Interim Chief Executive Officer of BakerCorp International, Inc. From November 2007 to April 2010, Mr. Holthaus held the positions of executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the combined company in North America and Europe. From April 1997 to October 2007, Mr. Holthaus was Chairman, President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International was a public company prior to its acquisition by Algeco Scotsman.

Gerard Holthaus is a director of Neff Corporation and a member of its Audit, Nominating and Compensation Committees, and a director of BakerCorp International, Inc. and Chairman of its Audit Committee, which are publicly-held companies. Mr. Holthaus is also non-executive Chairman of the Board of Algeco Scotsman Global S.a.r.l., its holding company Algeco/Scotsman Holdings S.a.r.l, and Chairman of the Board of The Baltimore Life Companies, which are privately-held companies.

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

Each director is expected to attend all meetings of the Board and each Committee on which he or she serves unless excused for reasons of serious illness or extreme hardship. During 2014, the Board, each Committee and the special purpose Sub-Committee constituted by the Compensation Committee in July 2014 held the following numbers of meetings or took actions by Unanimous Written Consent. All directors attended no less than 75% of the number of meetings held by the Board and each Committee and Sub-Committee on which he or she served in 2014.

	Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Sub-Committee of the Compensation Committee
Regular and Special	8	11	8	14	1
Unanimous Written Consent	—	—	—	—	1

For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee, and meetings that were adjourned one day and reconvened on another day have been counted as one meeting.

Director Attendance at Other Meetings

Our independent directors met in closed (executive) sessions, without the presence of management, periodically throughout the year. The non-executive, independent Chairman of the Board chaired the meetings of the independent directors, which coincided with regular meetings of the Board. During 2014, our independent directors met in closed (executive) session six times without management and each of such directors attended more than 75% of those meetings.

Our policy is that all directors should attend the annual meeting of stockholders each year absent a good reason. All nominees for director who were elected as directors of the Company on June 4, 2014 attended our 2014 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		●	Chair
Mark S. Bartlett	●
Claudio Costamagna		Chair
James W. Crownover		●	●
Vernon Ellis	●
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	●	●
Marc L. Holtzman(1)			●

(1)	Mr. Holtzman will remain a member of the Nominating and Corporate Governance Committee until the election of directors at the Annual Meeting.

Committee Charters

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written Charters. The Charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own Charter amendment, and submits it to the Nominating and Corporate Governance Committee who recommends action by the Board. All Charter amendments are then submitted to the Board for approval.

Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating and Corporate Governance Committee are available on our website under “Our Firm—Governance” at http://www.fticonsulting.com/our-firm/governance.aspx, as follows:

Name of Committee	Website Link
Audit Committee	http://www.fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf
Compensation Committee	http://www.fticonsulting.com/global2/media/collateral/united-states/charter-of-the-compensation-committee-of-the-board-of-directors.pdf
Nominating and Corporate Governance Committee	http://www.fticonsulting.com/global2/media/collateral/united-states/charter-of-the-nominating-and-corporate-governance-committee-of-the-board-of-directors.pdf

Audit Committee

The Board has determined that all Audit Committee members are independent and otherwise qualify as audit committee members. None of the Audit Committee members are members of more than three other audit committees. The Board has determined that all the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

—	selects, oversees and retains our independent registered public accounting firm;

—	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

—	oversees our financial reporting activities, including the annual audit and accounting standards and principles we follow;

—	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

—	reviews and discusses our periodic reports filed with the SEC;

—	reviews and discusses our earnings press releases and communications with financial analysts and investors;

—	oversees our internal audit activities;

—	oversees our disclosure controls and procedures;

—	reviews Section 404 of the Sarbanes-Oxley Act of 2002 internal controls over financial reporting;

—	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;

—	reviews and discusses risk assessment and risk management policies and practices;

—	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;

—	reviews, discusses and approves insider and affiliated party transactions;

—	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

—	performs an annual self-evaluation of the Audit Committee;

—	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

—	prepares the audit committee report required to be included in the annual proxy statement.

Compensation Committee

The Board has determined that the Compensation Committee is comprised solely of independent directors, including pursuant to the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations of the independence of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company which would materially impair the director’s ability to make independent judgments about executive officer compensation, including the source of such director’s compensation, any consulting, advisory or other compensatory fees paid by the Company to the director, and any other affiliations the director has with the Company and its affiliates, including engagements by clients who are affiliates of companies on which members of the Compensation Committee serve as officers or directors.

All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) and as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our President and Chief Executive Officer attended all Compensation Committee meetings held during 2014, other than executive sessions and specially scheduled meetings to which he was not invited. Management directors do not vote on matters before the Compensation Committee. The Compensation Committee and Board solicit recommendations from our President and Chief Executive Officer and other officers regarding compensation matters, including the compensation of executive officers and key employees. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives and their views on current compensation programs and levels, and by recommending individual annual performance measures and/or target award levels under incentive compensation plans and programs.

Role of the Compensation Advisers

Under its Charter, the Compensation Committee is authorized to select, retain, direct the activities and terminate the services of compensation advisers, as well as approve fees and expenses of such advisers. During 2014, the Compensation Committee continued to engage Frederic W. Cook & Co., Inc. (“FWC”) to advise the Compensation Committee on executive officer compensation matters when requested to do so by the Committee. In addition, during 2014, the Compensation Committee consulted Kirkland & Ellis LLP (“K&E”), on certain legal aspects of executive officer compensation. During 2014, the Compensation Committee requested FWC’s and K&E’s advice on a variety of issues, including our employment and compensation arrangements with Steven H. Gunby, our President and Chief Executive Officer (our “CEO”) and other executive officers hired in 2014, retention arrangements with incumbent executive officers entered into during 2014, the design and performance goals pursuant to our 2014 incentive compensation programs for our executive officers, the design of new incentive compensation arrangements with our executive committee members, practice and regional leaders and other key professionals and officers, the analysis of possible risks from our compensation programs, and our Say-on-Pay Proposal. FWC and K&E reviewed the compensation disclosures included in this Proxy Statement for the Annual Meeting. FWC and K&E interact with the Company to obtain information that is needed for reports and advice requested by the Compensation Committee.

FWC did not provide any services to the Company, and the Company did not provide any services to FWC, during 2014 apart from the advisory services provided to the Compensation Committee.

K&E is the Company’s outside corporate counsel and in that capacity advises the Company regarding executive officer compensation and other matters, including executive officer compensation practices and contractual matters as well as advice regarding our equity compensation plans and other executive officer and employee plans. The Company routinely is engaged by K&E to provide services to clients of K&E in the ordinary course of our business.

After consideration of the above factors, as well as information supplied by FWC and K&E regarding their conflicts of interest policies, the Compensation Committee concluded that FWC is independent and not subject to any conflicts of interest. The Compensation Committee concluded that K&E is not independent but determined that K&E offers a unique well rounded perspective on our executive officer compensation and the matters on which it advises the Compensation Committee do not constitute a conflict of interest but are aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with K&E on executive officer compensation and other matters.

Functions of the Compensation Committee

—	approves the compensation of the Chief Executive Officer;

—	approves the compensation of other executive officers;

—	administers our equity-based compensation plans;

—	establishes objective performance goals, individual target awards, subjective criteria and oversees all aspects of executive officer incentive compensation;

—	approves awards of equity-based compensation under our equity compensation plans;

—	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;

—	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;

—	performs annual performance evaluations of our executive officers, in conjunction with the independent Chairman of the Board or Presiding Director, as applicable, and Chair of the Nominating and Corporate Governance Committee;

—	performs an annual self-evaluation of the Compensation Committee;

—	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval;

—	prepares the compensation committee report included in the annual proxy statement;

—	submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to stockholders if stockholder approval is required; and

—	insures that stockholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers (“Say-on Pay”) and (ii) an advisory (non-binding) resolution to approve the frequency of stockholder voting on Say-on-Pay at least once every six years.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2014, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules. The Nominating and Corporate Governance Committee also solicits management’s view on director compensation.

Functions of the Nominating and Corporate Governance Committee

—	identifies and qualifies the annual slate of directors for nomination by the Board;

—	reviews non-employee director compensation and recommends changes to the Board for approval;

—	assesses the independence of directors for the Board;

—	identifies and qualifies the candidates for membership and chairmanship of the Board Committees for appointment by the Board;

—	identifies and qualifies candidates to fill vacancies occurring between annual meetings of stockholders for appointment by the Board;

—	monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters and other policies and practices relating to corporate governance and responsibility, for approval by the Board;

—	monitors and reviews responses to stockholder communications with non-management directors together with the independent Chairman of the Board or Presiding Director, as applicable;

—	oversees the process for director education;

—	oversees the process for Board and Committee annual self-evaluations;

—	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board or the Presiding Director, as applicable, and Compensation Committee;

—	oversees the process relating to succession planning for our Chief Executive Officer and other executive officer positions;

—	reviews directors’ and officers’ liability insurance terms and limits;

—	reviews its Charter and recommends changes to the Board for approval; and

—	performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

General

Non-employee directors receive an annual retainer payment and equity compensation as described below pursuant to our Non-Employee Director Compensation Plan, as amended from time to time (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation

The following table describes the components of non-employee director compensation for 2014:

Compensation Elements	2014 Director Compensation Values (1)(5)	Alternative Forms of Payment (6)
Annual Retainer: (2) (5)	$50,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	$250,000	Restricted Stock, Restricted Stock Units, Deferred Stock Units or Cash
Annual Committee	$10,000 for the Audit Committee Chair	Cash or Deferred Stock Units
Chair Fees: (2) (5)	$7,500 for the Compensation Committee Chair $5,000 for the Nominating and Corporate Governance Committee Chair
Annual Non-Executive Chairman of the Board Fee: (2) (5)	$200,000	Cash or Deferred Stock Units

(1)	Following each annual meeting of stockholders, continuing non-employee directors will be eligible to receive payment of the annual retainer and annual equity award as of the date of such annual meeting. A new non-employee director will be eligible to receive a prorated annual retainer and annual equity award upon first being appointed to the Board unless he or she is first elected at an annual meeting of stockholders, in which case he or she will be eligible to receive payment of his or her first annual retainer and annual equity award as of the date of such annual meeting. A non-employee director who is appointed to a chairmanship following an annual meeting will be eligible to receive a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)	Each director is permitted to voluntarily defer his or her annual retainer payment (including annual chairman fee) and/or annual equity compensation award. Deferred stock units granted on account of deferred annual retainers are fully vested upon grant. Restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the date of grant unless vesting is accelerated as described in footnote (4) below. Deferred stock units and deferred restricted stock units represent the right to receive one share of common stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”).

(3)	The annual equity award, unless deferred, is paid in the form of shares of restricted stock in the case of U.S. non-employee directors and restricted stock units in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of common stock upon vesting. Annual equity awards are nontransferable and vest in full on the first anniversary of the date of grant.

(4)

The vesting of restricted stock or restricted stock units, as applicable, will accelerate upon the non-employee director’s death or “disability” (as defined in the Director Plan), immediately prior to a “change in control” (as defined in the Director Plan) of the Company unless other accommodations are made with respect to such awards, and in the event of a non-employee director’s cessation of service at the expiration of his or her then current term as a director due to (i) the Board’s failure to renominate such non-employee director as a director of the Company, (ii) the request of such non-employee director to not stand for re-election or as a result of voluntary resignation, or (iii) the failure of the Company’s stockholders to re-elect such nominee as a director, in each case other than for “cause” (as reasonably determined by the Board in its good faith discretion).

(5)	The number of shares of restricted stock, stock units or restricted stock units, as the case may be, awarded to a non-employee director as an annual retainer (including any annual chairman fee) or annual equity award is determined by dividing (a) the U.S. Dollar value of such award by (b) the closing price per share of Company common stock reported on the NYSE for the grant date. Fractional restricted shares, stock units or restricted share units will be eliminated.

(6)	We may not have a sufficient number of shares of common stock authorized under our stockholder approved equity compensation plans to fund compensation to non-employee directors in the form of stock. In that event, all annual retainer and equity compensation awards will be funded in the cash amounts specified in the table. The pay-out of such cash amounts will be subject to applicable deferred compensation payment, vesting and accelerated vesting conditions to the extent in compliance with Code Section 409A, and such cash amounts that are paid out other than as of the annual meeting date will accrue interest at the rate of 6% per annum.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2014, excluding Mark Bartlett, who joined the Board on January 20, 2015:

Names of Non-Employee Directors	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
	($) (1) (a)	($) (2) (b)	($) (3) (c)	($) (4) (d)	($) (e)
2014 Non-Employee Directors:
Brenda J. Bacon	55,000	249,986	—	—	304,986
Mark S. Bartlett	—	—	—	—	—
Claudio Costamagna	57,500	249,986	—	—	307,486
James W. Crownover	50,000	249,986	—	—	299,986
Vernon Ellis	50,000	249,986	—	—	299,986
Nicholas F. Fanandakis	83,493	342,824	—	—	426,317
Gerard E. Holthaus	250,000	249,986	—	—	499,986
Marc L. Holtzman	50,000	249,986	—	—	299,986
2014 Former Non-Employee Directors (5)
Denis J. Callaghan	—	—	—	—	—

(1)	For Mr. Fanandakis, includes the prorated annual retainer payment for the term that ended June 4, 2014, which he received on joining the Board on January 20, 2014.

(2)	The amounts shown in column (b) represent the annual equity compensation payable to the director under the Director Plan. For 2014, only Mr. Holthaus elected to defer his annual equity award in the form of 7,926 deferred restricted stock units. As of December 31, 2014, Mr. Crownover held an aggregate of 46,369 unreleased unrestricted deferred stock units and Mr. Holthaus held an aggregate of 59,362 unreleased unrestricted deferred stock units. As of December 31, 2014, each non-U.S. director received restricted stock units and each U.S. director, other than Mr. Holthaus, elected to receive shares of restricted stock. The directors who held office on December 31, 2014, held the following unvested stock-based awards: each Non-U.S. director held 7,926 restricted stock units, Gerard Holthaus held 7,926 unvested restricted deferred stock units, and each other U.S. director held 7,926 unvested shares of restricted stock, except for Mr. Fanandakis who held 10,155 unvested shares of restricted stock which includes the prorated equity compensation that he received when he joined the Board on January 20, 2014 for the term ended June 4, 2014. The dollar values of the annual equity compensation awards represent the grant date fair values computed in accordance with FASB ASC Topic 718.

(3)	There were no stock options granted to non-employee directors in 2014. As of December 31, 2014, only Brenda Bacon continued to hold 7,206 vested and unexercised option shares granted on account of stock options awarded in 2007 and 2008 as annual equity compensation.

(4)	No non-employee director received perquisites or other benefits aggregating more than $10,000 in 2014.

(5)	Mr. Callaghan did not stand for re-election at the 2014 annual meeting of stockholders.

Policy on Non-Employee Director Equity Ownership

On March 28, 2013, the Board amended its previous guidelines and adopted a Policy on Non-Employee Director Equity Ownership demonstrating our Board’s continuing commitment to stockholder interests. The policy increased the total investment level of non-employee directors in Company equity to five times (5x) the value of the annual retainer from two times (2x) the value of the annual retainer. The policy also established other conditions, including giving each non-employee director three years from the date of payment of his or her first annual retainer (the “Initial Director Equity Ownership Date”) to attain that cumulative investment level and three years to attain any additional investment level if the annual retainer value should increase. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of common stock if he or she does not attain or maintain the applicable equity ownership investment level at the Initial Director Equity Ownership Date, or at June 30 of each year thereafter, except as necessary to (i) pay or repay the cost of exercising a stock option, (ii) pay any tax obligations associated with the exercise of a stock option, (iii) pay any tax obligations associated with the vesting of shares of restricted stock, (iv) pay any tax obligations associated with the release or distribution of shares of common stock on account of restricted stock units and deferred restricted and unrestricted stock units, or (v) with the prior written approval of the Compensation Committee, in its sole discretion.

Shares of Company common stock that are, directly or indirectly, (i) beneficially owned by such non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count towards attaining and maintaining the applicable equity ownership level. Stock options exercisable for shares of Company common stock, whether or not vested, will not count towards meeting the equity ownership requirement. However, restricted stock, deferred stock units, deferred restricted stock units and restricted stock units, whether or not vested, will count towards such non-employee director’s equity ownership level. The shares of common stock counted towards attaining and maintaining the total investment level will be valued as the average of the closing prices of the Company’s common stock reported on the NYSE for each trading day in the 90 calendar day period immediately preceding the applicable measurement date.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Code of Ethics and Business Conduct, Anti-Corruption Policy, Policy on Reporting Concerns and Non-Retaliation, Policy on Disclosure Controls, and Policy on Inside Information and Insider Trading, as well as the Charters of the Committees, can be found on our website under Our Firm—Governance at http://www.fticonsulting.com/our-firm/governance.aspx. Those policies and other information on our website do not constitute a part of this Proxy Statement. Paper copies of these documents may be obtained without charge upon request by contacting the Corporate Secretary, FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210.

The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with the laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities.

OUR SIGNIFICANT CORPORATE GOVERNANCE PRACTICES AND POLICIES

Listed below are our significant corporate governance practices and policies:

—	Annual Director Elections. In June 2011, the Company amended its Charter and Bylaws to provide that beginning with the annual meeting held in June 2011, directors would be elected to one-year terms when their then staggered three-year terms expired. By June 2013, our Board was fully declassified and all directors were elected to one-year terms.

—	Non-Employee Independent Chairman of the Board. In December 2013, Gerard E. Holthaus was elected by the Board as its non-employee independent Chairman. Mr. Holthaus continues to hold that position. More information about our Chairman of the Board may be found at “—Board Leadership Structure.”

—	Majority Voting in Director Elections. In September 2014, our Board amended the Bylaws of the Company to implement a majority voting standard for the election of directors in an uncontested election. An uncontested election occurs when the number of nominees does not exceed the number of directors to be elected. Under our majority voting standard, a nominee must receive the affirmative vote of a majority of the total votes cast for and withheld as to his or her election to be elected as a director.

—	Director Resignation Policy. In September 2014, in conjunction with our move to a majority voting standard, our Board amended our Corporate Governance Guidelines to provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board, and the Nominating and Corporate Governance Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or Board regarding that offer to resign. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept the resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal (whichever occurs first). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

—	Executive Sessions. Our Board meets regularly in executive session without the presence of management, including our Chief Executive Officer.

—	Stockholder Rights Policy. We do not have a stockholder rights plan and are not currently considering adopting one.

BOARD LEADERSHIP STRUCTURE

Our Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any time. Following the resignation of our former Executive Chairman of the Board at the end of his employment term on December 17, 2013, the Board reviewed its leadership structure and determined that the position of Chairman of the Board should be held by a non-executive, independent director of the Company. In considering the decision as to whether or not to separate the roles of Chairman of the Board and Chief Executive Officer of the Company, the directors discussed and considered their individual experiences and the experiences of other directors serving on the boards of other companies, particularly, the experiences of our non-U.S. directors serving on the boards of companies in locations where non-executive or independent chairmanships are common. The Board also reviewed the current needs of the Company and concluded that separating those roles and appointing a non-executive, independent Chairman of the Board would improve the Board’s oversight of risk and communications with management. The Board believes that this governance structure better balances the roles of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company‘s operations on a day-to-day basis, on the other hand.

As a result of its decision, the Board appointed Gerard E. Holthaus as its non-executive, independent Chairman of the Board. Mr. Holthaus has been an independent director of the Company since 2004. In addition, from 2006 until his appointment as Chairman of the Board, Mr. Holthaus acted as the independent Presiding Director of the Board. The Board determined that appointing Mr. Holthaus as the Chairman of the Board provides continuity in leadership and governance. The Board periodically reviews its leadership structure and may make changes in the future.

Our Chief Executive Officer is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations, and reporting to the Board. Mr. Holthaus structures the agendas for the Board meetings to ensure that topics deemed important by the independent directors are addressed, as well as to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. As Chairman of the Board, Mr. Holthaus (i) presides over meetings of the Board and executive sessions of the independent directors, (ii) acts as liaison between management and the independent directors, (iii) consults with our Chief Executive Officer, (iv) ensures that the Board and our Chief Executive Officer understand each other’s views on critical matters, (v) monitors significant issues occurring between Board meetings and assures Board involvement when appropriate, (vi) ensures the adequate and timely exchange of information and supporting data between the Company’s management and the Board, (vii) oversees the annual performance assessments of executive officers, and (viii) receives stockholder communications to the independent directors.

OVERSIGHT OF RISK MANAGEMENT

The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. As part of this function, the Audit Committee reviews and discusses the enterprise risk management profile that the Company prepares and the policies and guidelines that the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by a risk management committee consisting of members of management and employees with responsibilities for critical functions, such as our Chief Accounting Officer, Head of Information Technology, Managing Director of Internal Audit, and Chief Ethics and Compliance Officer and Chief Risk Officer. We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy and data security risks, general economic and business risks, and legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt Practices Act (the “FCPA”) and foreign anti-bribery laws. Our Chief Risk Officer manages our internal enterprise risk management function. Our compliance officers work closely with members of our enterprise risk management committee and our executive management, business segments and corporate functions to identify and assess risks and mitigate exposures. Our compliance officers regularly report to and discuss with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures and the plans and actions that have been identified or taken by Internal Audit, Finance and management to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA and the UK Anti-Bribery Act. The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management, as well as discussions with our executive management, compliance officers and Managing Director of Internal Audit.

While the Audit Committee has primary responsibility for overseeing and monitoring enterprise risk management, each of the other Committees also considers risks within its area of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the compensation policies and practices of the Company. The Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. These Committees also keep the Board apprised as to compensation and governance related risks. While the Audit Committee and the other Committees oversee risk management, management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, implementing and carrying-out corporate responses, and reporting to the responsible Committees.

COMPENSATION RELATED RISKS

At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2014. This assessment included the (i) review of programs, plans, policies and procedures relating to the components of executive officer and employee compensation, (ii) review of incentive-based equity and cash compensation features, (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking, (iv) identification of business risks that these features could potentially encourage, (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks, (vi) assessment of potential risks, and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

BOARD AND COMMITTEE SELF-ASSESSMENTS

The Board and each Committee conduct an annual self-assessment to determine whether it is functioning effectively and to identify any areas for improvement. In January 2015, the Board and the Committees conducted their 2014 self-assessments. The Chair of the Nominating and Corporate Governance Committee conducted telephone interviews with each director, which formed the basis for discussions that were held in person in February 2015.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together our “Code of Conduct”) applies to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer and corporate Treasurer, as well as our Chief Executive Officer and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest, comply with applicable laws, including the FCPA and the anti-bribery laws and other legal and regulatory requirements of the jurisdictions in which we have offices and conduct business, protect company assets, conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on our website under Our Firm—Governance at http://www.fticonsulting.com/our-firm/governance.aspx. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any officers, financial professionals or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in September 2014.

STOCKHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of stockholder nominees for director prior to the deadline for 2015 nominations described in our proxy statement for the 2014 annual meeting of stockholders. Under our Bylaws, nominations for director may be made by a stockholder who is a stockholder of record both on the date of the giving of the notice of a meeting and on the record date for the determination of stockholders entitled to vote at such meeting and who delivers notice along with the additional information and materials required by our Bylaws, including, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for the election of directors, to the Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. For the annual meeting of stockholders in 2016, you must deliver this notice no earlier than November 23, 2015 and no later than December 23, 2015. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

You may obtain a copy of our Bylaws, without charge, or submit a nominee for director, by writing to our Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210, telephone no. (410) 951-4800. We filed a copy of our Bylaws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to our Current Report on Form 8-K dated June 1, 2011, and we filed copies of Amendments No. 1 and No. 2 to our Bylaws through December 13, 2013 and September 17, 2014, respectively, as exhibits to our Current Reports on Form 8-K filed with the SEC on December 16, 2013 and September 22, 2014, respectively.

COMMUNICATIONS WITH DIRECTORS

Stockholders, employees and other interested persons may communicate with our Board or any individual directors using the FTI Consulting Integrity Hotline, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their names or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.fticonsulting.ethicspoint. com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling (866) 294-3576 (toll free) in the U.S. Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our Chief Ethics and Compliance Officer and Acting Chief Risk Officer. If interested persons do not feel comfortable using the FTI Consulting Integrity Hotline, they may communicate with our Board or individual directors by contacting our Chief Ethics and Compliance Officer and Acting Chief Risk Officer, by telephone to Matthew Pachman, at 202-312-9100, by mail to his attention at FTI Consulting, Inc., 1101 K Street NW, Suite B100, Washington, DC 20005, or by e-mail to matthew.pachman@fticonsulting.com. Communications directed to the Board or independent directors, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee or Nominating and Corporate Governance Committee, or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect the eight nominees as directors of the Company, we will present the following four additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.

PROPOSAL NO. 2—APPROVE THE FTI CONSULTING, INC. AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE COMPENSATION PLAN EFFECTIVE AS OF JUNE 3, 2015

We are asking our stockholders to approve the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated (“Restated Plan”), effective as of June 3, 2015. The following discussion of the Restated Plan is qualified in its entirety by the complete text of the Restated Plan attached to this Proxy Statement as Appendix A. You may request a copy of the Restated Plan, free of charge, from the Corporate Secretary, FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210, telephone no. (410) 951-4800.

The amendments and modifications to the Restated Plan include changes to:

(i)	increase the number of shares of common stock that the Company may issue by 1,450,000 shares, all of which can be used for full-value awards;

(ii)	extend the expiration date of the Restated Plan to and including the tenth anniversary date of the effective date of the Restated Plan, or June 3, 2025, from the current termination date of June 6, 2016;

(iii)	place a $500,000 limit on the aggregate grant date fair value (computed as of the applicable grant date) of equity-based awards that may be granted to any non-employee director in any calendar year (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards);

(iv)	approve the revisions to (a) update the performance award conditions included in the Restated Plan to qualify for the “performance-based compensation” exception under Code Section 162(m), (b) limit the value of cash-based awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) to any one individual to not more than $15.0 million per annum, and (c) limit the maximum number of shares of common stock subject to awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) granted to any one individual to not more than 350,000 shares of common stock per type of award per annum, for purposes of preserving the ability to grant awards to covered executive officers under the Restated Plan that are intended to qualify as performance-based compensation that is deductible under Code Section 162(m);

(v)	adopt a minimum one-year service requirement in order for stock options and stock appreciation rights (“SARs,” and collectively with stock options, “Appreciation Awards”) to fully or partially vest and be exercisable;

(vi)	clarify that the prohibition on cash buyouts of stock options and SARs refers to awards with an exercise price or base price that exceeds the then fair market value;

(vii)	clarify that shares authorized under the equity plans of companies acquired by the Company or in substitution of outstanding awards to individuals who join the Company or a subsidiary in connection with an acquisition shall not reduce the number of authorized shares available for grants under the Restated Plan; and

(viii)	clarify that stock options and SARs, subject to awards that are assumed, converted or substituted under the Restated Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) may have an exercise or a base price per share less than fair market value.

In addition, the revisions to update the performance award conditions included in the Restated Plan will take effect for purposes of the grant of awards intended to qualify for the “performance-based compensation” exception under Code Section 162(m) if Proposal No. 3 presented in this Proxy Statement is separately approved by stockholders. Alternatively, if approval of this Proposal No. 2 is obtained, such approval will also constitute the requisite stockholder approval needed by the Company to take deductions under Code Section 162(m) for awards that are intended to qualify as “performance-based compensation.”

Our Board of Directors authorized the Restated Plan on April 16, 2015, subject to the approval of our stockholders at this Annual Meeting. If the requisite stockholder approval is not received, we will continue to administer the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated as of June 2, 2010, as further amended (the “2009 Plan”), in accordance with its terms and conditions prior to the actions taken by the Board on April 16, 2015, with the changes with respect to the performance-based conditions and share and dollar value limitations to qualify for the “performance-based compensation” exception under Section 162(m) of the Code Section 162(m) if stockholders approve Proposal No. 3 in this Proxy Statement.

The Company’s average share usage rate, sometimes referred to as “burn rate” over the three years ended December 31, 2014 (calculated as non-weighted equity-based awards granted under our stockholder approved equity compensation plans (including the 2009 Plan) and the employment inducement awards that were granted to David Johnson (our “CFO”) and Paul Linton (our “CSTO”) on August 25, 2014 outside of our equity plans pursuant to Rule 303A.08 of the NYSE, for each relevant year, divided by average basic common shares outstanding for that year) was 3.15%. Based on that three-year average share usage rate and our anticipated reduction of the use of equity for compensation purposes, we expect the additional shares authorized pursuant to this Proposal No. 2 will enable the Company to continue to grant equity as a portion of compensation for approximately the next 12 months.

The Restated Plan includes key provisions designed to protect stockholder interests and promote effective corporate governance, including, but not limited to, the following:

One-year minimum vesting requirement. Recipients of Appreciation Awards will be required to continue to provide services to the Company or an affiliate for not less than one-year following the date of grant in order for such award to fully or partially vest or be exercisable, except that up to 5% of the available shares of common stock authorized for issuance under the Restated Plan may provide for vesting of Appreciation Awards, partially or in full, in less than one-year.

No discounted stock options and SARs. Stock options and SARs may not be granted with an exercise price lower than the fair market value per share of common stock on the date of grant.

No repricing of stock options and SARs. The administrator may not reprice stock options or SARs, including through the cancellation or replacement of such stock options or SARs, without stockholder approval, or permit the cash buyout of underwater stock options or SARs.

No automatic reloads of Stock Options and SARs. The Restated Plan does not provide for the automatic reload of stock options and SARs.

No “evergreen” provisions. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Restated Plan are automatically replenished.

No automatic grants. The Restated Plan does not provide for automatic grants to any eligible participant.

Annual limit on non-employee director awards. The aggregate grant date fair value (computed as of the applicable grant date) of all equity-based awards granted under the Restated Plan to any non-employee director in any calendar year (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards) may not exceed $500,000.

Dividends on performance awards. Cash, stock and any other property declared as a dividend with respect to any award subject to performance goals will (i) not be distributed, paid or credited or (ii) be accumulated and will be distributed or paid at the time that any applicable restrictions or risks of forfeiture lapse.

No automatic acceleration on a “Change in Control”. The Restated Plan does not provide for automatic “single trigger” equity acceleration or severance benefits on a “change in control.”

Shares Used and Available; Share Limitations

The following tables provide information about shares of the Company’s common stock that may be issued upon the exercise of outstanding stock options, restricted and unrestricted stock- or unit-based awards, and performance-based stock- or unit-based awards as of December 31, 2014 and April 1, 2015, respectively:

As of December 31, 2014	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Stock Options, Warrants and Rights	Weighted Average Exercise price of Outstanding Options, Warrants and Rights ($)

Number of Shares Remaining Available

for Future Awards under Equity

Compensation Plans (Excluding

Unexercised Stock Options, Warrants and

Rights and Unvested Stock and Restricted

Stock and Unit Awards)

Equity compensation plans approved by stockholders	4,068,915	39.95	458,693
Equity compensation plans not approved by stockholders	148, 944	36.75	—
Total	4,217,859	39.84	458,693

As of April 1, 2015	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Stock Options, Warrants and Rights	Weighted Average Exercise price of Outstanding Options, Warrants and Rights ($)

Number of Shares Remaining

Available for Future Awards under

Equity Compensation Plans

(Excluding Unexercised Stock

Options, Warrants and Rights and

Unvested Stock and Restricted

Stock and Unit Awards)

Equity compensation plans approved by stockholders	3,662,013	39.72	120,176
Equity compensation plans not approved by stockholders	148,944	36.75	—
Total	3,810,957	39.60	120,176

As of April 1, 2015, we had (i) stock options outstanding exercisable for up to 3,810,957 option shares with a weighted average exercise price of $39.60 and a weighted average remaining term of 5.45 years and (ii) 1,624,397 full value awards outstanding (including restricted stock, restricted stock units and deferred stock or deferred restricted stock units) that will only be settled in stock. As of April 1, 2015, there were 81,635 and 38,541 shares of common stock available for future grants under the 2009 Plan and the FTI Consulting, Inc. Global Long-Term Incentive Plan (the “2006 Plan”), respectively.

As outlined in the chart below, (i) in 2014 we awarded 352,019 shares under the 2009 Plan as option shares or full value awards and (ii) in 2015 we awarded 227,469 shares under the 2009 Plan as option shares and full value awards, which can only be settled in stock. Up to 108,321 option shares and 97,324 full value shares granted in 2015 to certain named executive officers are subject to approval of this Proposal No. 2 by our stockholders at the Annual Meeting.

2014 Equity Awards		2015 Equity Awards
Named Executive Officers	72,341	Named Executive Officers	105,546
Non-Employee Directors	33,933	Non-Employee Directors	119,608
All Other Employees	226,036	All Other Employees	2,315

Subject to the other provisions of the Restated Plan, the number of shares of common stock that may be issued with respect to awards following the approval of this Proposal No. 2 by stockholders will be (i) the number of shares of common stock remaining available for issuance under the 2009 Plan immediately prior to the approval date, plus (ii) such number of shares of common stock remaining available for issuance and not subject to outstanding awards under the 2006 Plan immediately prior to the approval date of this Proposal No. 2, plus (iii) 1,450,000 additional shares of common stock authorized by stockholders pursuant to Proposal No. 2 in this Proxy Statement. No additional equity awards will be granted under the 2006 Plan following the date of approval by stockholders of this Proposal No. 2 presented in this Proxy Statement. The shares of common stock issued pursuant to the Restated Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. Immediately following the approval date of this Proposal No. 2, if any (i) award, or portion of an award, under the Restated Plan or (ii) any award, or portion of an award, under the Company’s 2006 Plan, expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of common stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased by or surrendered to the Company in connection with any such award, or if any shares are withheld by the Company, the shares subject to such award and the repurchased, surrendered and withheld shares shall thereafter be available for further awards under the Restated Plan, except that any such shares that are repurchased by the Company in connection with any such award or that are otherwise forfeited, surrendered or withheld after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (“Code Section 422”).

Reasons for this Proposal

The additional shares are necessary to allow the Company to continue the use of equity as a significant component of its compensation and incentive programs as its grants to date in 2015 have or will exhaust its authorized shares.

The extension of the term of the Restated Plan to allow awards to be made until the tenth anniversary of the date of this Annual Meeting, or June 3, 2025, is necessary to allow the Company to continue to use equity as a significant component of compensation beyond June 6, 2016.

Stockholders should consider the following key reasons why the Company believes that approving additional shares is important:

—	Our equity-based compensation programs align the interests of our executive officers and key employees with those of our stockholders more efficiently than cash compensation. A substantial percentage of equity-based compensation to our executive officers is subject to performance goals. For 2015, 100% of our executive officers annual incentive pay (“AIP”) is subject to financial performance metrics and individual performance goals. For 2015, 75% of each of our executives aggregate long-term incentive pay (“LTIP”) opportunities will be performance based. See “—New Plan Benefits” for a discussion of the contingences relating to the grant of 2015 LTIP opportunities to our executive officers in the form of equity awards, and See “Executive Officers and Compensation—Compensation Discussion and Analysis—Detailed Information about Our Executive Compensation Programs—2015 Performance-Based AIP and LTIP Opportunities” for more detailed descriptions of the AIP and LTIP for the year ending December 31, 2015.”

—	Equity-based compensation is an important tool to recruit and retain revenue generating professionals and expand our business. As a professional services company, the Company’s ability to use equity-based compensation is an important tool to attract and retain revenue generating professionals. Our senior professionals make complex pricing, risk and other business decisions on a daily basis that have long-term impacts on our profitability and we believe providing a portion of their compensation in the form of equity promotes a “partner-like” long-term mentality and is highly valued by these professionals Competition for professionals with the level of expertise, specialization and education that we employ is intense. Many of our competitors are privately-owned companies, including the “Big Four” accounting firms, private consulting partnerships, private banks and investment banks and private equity firms. These competitors can offer partnership and other equity incentives to recruit and retain professionals.

—	We have sought to reduce the dilutive impact of our equity-based compensation on our shareholders. We are committed to maintaining strong alignment between our leadership and our shareholders by providing significant amounts of our leaders’ compensation in the form of equity and instruments linked to the value of our equity that they must hold for multiple years. We also understand that we must balance maintaining and increasing this alignment with responsibly managing dilution of our current and future shareholders’ interest in the company. Over the past two years, in conjunction with and following the management succession in 2014, we have reduced the use of equity in compensating our executive officers and top producers and we will continue to seek ways to bring our use of equity closer to levels considered customary by a number of our large institutional shareholders and major proxy advisory organizations.

Because we are a professional services firm with several hundred highly compensated “partner” level professionals, we will always require more equity for compensation than will similar sized services companies employing lower skilled workers, to which we are often compared. This will always cause us to be at the higher end of the range of equity use for compensation versus a broader universe of services companies, however, beginning in 2015 we have taken and will continue to take steps to constrain our use of equity for professional compensation to those who are most likely to produce long-term alignment with stockholders.

Consequences if Proposal No. 2 is Not Approved by Stockholders

Our executive officers were granted LTIP by the administrator, effective March 1, 2015, contingent upon approval of this Proposal No. 2. If Proposal No. 2 presented in this Proxy Statement is not approved by stockholders, those 2015 LTIP opportunities will be forfeited by the executives officers and the Company will need to seek alternative means to incentivize and retain our executive officers.

In addition, we have certain programs in place for our employees that provide for programmatic equity awards each year to certain of our senior professionals and non-employee directors (in which our executive officers do not participant) as follows:

—	Our Senior Managing Director Incentive Compensation Programs (collectively, the “ICP”) for key professionals provide for annual payments preferably in the form of stock options and restricted stock.

—	Our Key Senior Managing Director Incentive Compensation Plan (“KSIP”), which we are implementing in 2015, is designed to replace recurring ICP awards by providing designated key professionals with significant up front restricted stock awards.

—	Our Director Plan provides that non-employee directors will receive annual equity award in the form of restricted shares or restricted units with a value of $250,000 on each annual meeting date so long as he or she continues as a director following such annual meeting.

—	The voluntary deferred compensation features of the 2009 Plan provide that eligible key employees may elect to defer up to one-third of their discretionary bonuses, and non-employee directors may elect to defer all of their annual retainer and/or annual equity compensation, in the form of stock units payable on a one-for–one basis in shares of common stock on an elected payment date or a “separation form service” event as those phrases are defined under Code Section 409A.

If the equity-based components of the ICP, KSIP, Director Plan and the voluntary deferred compensation provisions of the Restated Plan cannot be offered to participants, the benefits of such plans and programs will be funded through cash payments (which will earn a fixed interest rate (currently specified as 6%)) at an equivalent value to the awards that would have been granted in equity or cash-based equity like instruments.

Description of the Restated Plan

Limitations on Issuance of Stock-Based Awards

The Restated Plan establishes the following award limitations:

—	For purposes of awards intended to be performance-based compensation for purposes of Code Section 162(m), the maximum number of shares of our common stock granted during any calendar year to any one individual under the Restated Plan will be limited to 350,000 shares of our common stock per type of award. Such per-individual limit will not be adjusted for any award (and related shares of common stock) that has been terminated, surrendered or canceled during the applicable year.

—	The maximum dollar award that may be paid to any one individual as cash-based awards that are intended to be performance-based compensation for purposes of Code Section 162(m) under the Restated Plan in any year shall not exceed the aggregate amount of $15.0 million.

—	The maximum number of shares of the Company’s common stock that may be subject to awards of “incentive stock options” (within the meaning of Code Section 422 ), under the Restated Plan is 1.2 million shares.

The maximum number of shares of our common stock as to which awards may be granted, in the aggregate and with respect to any type of award, the maximum number of shares with respect to which awards may be granted during any one calendar year to any individual, and the number of shares covered by, and the exercise price and other terms of outstanding awards, shall be subject to adjustment in the event of a corporate transaction affecting our common stock, or our capitalization, by reason of a spin-off, split-up, extraordinary dividend, recapitalization, merger, consolidation, share exchange or other similar transaction, or a stock dividend, stock split, reverse stock split, issuance of rights or warrants or other similar events.

Restated Plan Administration; Terms of Awards

The Restated Plan will be administered by a committee of the Board comprised of directors who are “independent directors” for purposes of the applicable exchange requirements, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act. The administrator has the sole authority to interpret the Restated Plan and set the terms of all awards under the Restated Plan, including the authority to: (1) determine the individuals to whom, and the time or times at which awards will be granted; (2) determine the types of awards to be granted; (3) determine the number of shares or monetary value to be covered by or used for reference purposes for each award and determine to what extent and pursuant to what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards or other property, or an award may be canceled, forfeited or surrendered; (4) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate, including, but not limited to, the exercise price, grant price or purchase price, vesting or exercise period, and treatment on termination of employment or service events, to the extent not inconsistent with the terms of the Restated Plan; (5) subject to the limitations set forth in the Restated Plan, modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards; (6) disapply the minimum vesting requirement in connection with a participant’s termination due to death, “disability” or a “change in control” and determine conclusively whether (and, if applicable, when) a participant is “disabled;” (7) to the extent not inconsistent with the terms of the Restated Plan, accelerate or otherwise change the time in which an award vests, may be exercised or becomes payable, or waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of a participant’s employment or other relationship with the Company or its affiliates; provided that no such acceleration or waiver shall be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted thereunder, or with regard to compensation intended to qualify as “performance-based compensation” under Code Section 162(m), except as otherwise permitted thereunder; (8) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period; and (9) determine conclusively whether (and, if applicable, when) a participant has experienced a “separation from service” or “unforeseeable emergency” as those phrases are defined in Code Section 409A.

Types of Awards and Grants

Pursuant to written award agreements, and subject to the provisions of the Restated Plan, the administrator may award stock options (including nonstatutory and incentive stock options), SARs, restricted and unrestricted stock, stock and cash-based phantom stock, performance awards, other incentive and stock-based awards, and cash-based awards, or any combination thereof as described below:

a.	Stock Options. A stock option represents the right to purchase a share of common stock at a predetermined exercise price. The administrator, in its discretion, may grant nonstatutory stock options or incentive stock options to qualified participants. The administrator will set the terms of each stock option, including the number of shares, exercise price, vesting period and option duration, but in no event will any option term exceed ten years. All stock options (other than stock options subject to awards that are assumed, converted or substituted under the Restated Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”)) must have an exercise price at least equal to the closing price of one share of Company common stock as reported on the NYSE (or other principal securities exchange on which shares of our common stock are then listed) on the date of grant (“fair market value”), or, in the case of incentive stock options granted to a 10% stockholder of the Company, at least 110% of the fair market value of a share of common stock on the date of grant. The maximum number of shares of common stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the Restated Plan is 1.2 million shares. The administrator, in its sole discretion, in the applicable award agreement may authorize stock options to be exercised, in whole or in part, by payment in full of the exercise price in cash, or by delivery of previously owned shares of common stock, through a broker cashless exercise program, or through net settlement of shares. No stock option shall be an incentive stock option unless so designated by the administrator at the time of grant or in the Grant Agreement evidencing such stock option, and unless it otherwise meets the requirements of Code Section 422. Notwithstanding anything herein to the contrary, if the term of any outstanding non-statutory stock option is scheduled to expire during any period in which the grantee of such stock option or SAR is prohibited from exercising such stock option or SAR due to such an exercise resulting in a violation of any applicable federal, state or local law, the period during which such stock option or SAR may be exercised may, in the sole discretion of the administrator, be extended to a date that is no later than the 30th day following the date on which the exercise of such stock option or SAR would no longer violate any such applicable federal, state or local law, subject to the limitations of Code Section 409A.

b.	Stock Appreciation Rights. The administrator may from time to time grant to eligible participants awards of SARs. A SAR entitles the recipient to receive a payment having an aggregate value equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the base price per share specified in the applicable award agreement, times (2) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment of the amount payable upon any exercise of a SAR may be made by the delivery of shares of common stock or cash, or any combination of shares of common stock and cash, as determined in the sole discretion of the administrator. If upon settlement of the exercise of a SAR the holder is to receive a portion of such payment in shares of common stock, the number of shares will be determined by dividing such portion by the fair market value of a share of common stock on the exercise date. The base price per share specified in the grant agreement will not be less than the fair market value of a share of common stock on the date of grant (other than in the case of the base price of Acquisition Awards). No fractional shares will be used for such payment and the administrator will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be eliminated. For purposes of counting against the aggregate share limitation of the Restated Plan, SARs to be settled in shares of common stock will be counted based upon the number of actual shares issued upon settlement of the SARs. The term of the SARs will not exceed ten years.

c.

Stock Awards. Restricted stock awards consist of shares of common stock that are awarded to a participant and that are subject to forfeiture or vesting during a pre-established period if certain conditions are met. Unrestricted stock awards consist of shares of common stock that are not subject to forfeiture or vesting conditions. A holder of restricted stock will generally have all the rights of a holder of shares of common stock, including the right to receive any dividends and to vote, even during the restricted period. Any dividends with respect to shares of restricted stock that are payable in shares of common stock will be paid in the form of shares of restricted stock and any cash dividends with respect to shares of restricted stock will be reserved and held by us for the holder and paid upon the satisfaction of applicable vesting conditions in a manner consistent with the requirements of Code Section 409A. The administrator may from time to time grant restricted or unrestricted stock awards to eligible service providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

d.	Phantom Stock. Phantom stock awards, including phantom stock units, restricted stock units and stock units are full value awards denominated in stock-equivalent units. The amount and terms of a stock unit award will be set by the administrator pursuant to a written award agreement. Stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes, and will not require a segregation of any of our assets. An award of stock units may be settled in shares of our common stock, in cash, or in a combination of shares of common stock and cash, as determined in the sole discretion of the administrator. Except as otherwise provided in the applicable award agreement, in the sole discretion of the administrator, the holder of stock units will not have any rights of a stockholder with respect to any shares of common stock represented by a stock unit solely as a result of the grant of a stock unit.

e.	Performance Awards. Performance awards are awards of cash, shares of common stock, or a combination of cash and shares of common stock, which become vested or payable upon the satisfaction of pre-determined performance goals over the pre-determined performance period established by the administrator. The performance period will be determined by the administrator and may be equal to, greater than or less than 12 months. Performance awards may be paid by the delivery of common stock or cash, or any combination of common stock and cash, as determined in the sole discretion of the administrator. The performance goals will be based on one or more of the following criteria:

—	earnings before interest, taxes, depreciation and amortization;

—	earnings before interest and taxes;

—	stock price;

—	earnings per share;

—	diluted earnings per share;

—	earnings or loss per share before stock option expense;

—	net earnings;

—	operating or other earnings;

—	profits;

—	gross revenues;

—	net revenues;

—	cash flow, net cash flow or cash flow per share (in each case, before or after dividends);

—	return on investment;

—	cash balances;

—	improvement in cash balances;

—	operating income;

—	operating expenses or reduction;

—	improvement in or attainment of expense levels or working capital levels;

—	gross income;

—	net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation);

—	return on investment;

—	return on capital (including return on total capital);

—	gross margin;

—	operating margin;

—	working capital;

—	revenue growth;

—	annual recurring revenues;

—	recurring revenues;

—	segment or product revenues;

—	debt reduction;

—	economic value added;

—	financial ratios (including those measuring liquidity, activity, profitability or leverage);

—	return on assets or net assets;

—	stockholder return;

—	stockholder return ratios or comparisons with various stock market indices;

—	return on equity;

—	growth in assets;

—	market share;

—	appreciation in and/or maintenance of the price of the Company’s shares of common stock or any other publicly-traded securities of the Company;

—	economic value-added models;

—	strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions, divestitures, strategic partnerships or co-development or co-marketing arrangements;

—	specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges;

—	sales of securities; and

—	the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the administrator in its sole discretion.

Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods or other measures selected or defined by the administrator within the parameters of Code Section 162(m). At any time prior to the final determination of the performance awards, the administrator may adjust the performance goals and awards for participants to the extent that the administrator deems appropriate considering the requirements of Code Section 162(m), provided that if a performance award is intended to qualify for the “performance-based compensation” exemption under Code Section 162(m), the administrator shall be precluded from increasing the amount of compensation payable under the terms of such performance award (but may decrease the amount of compensation payable in its sole discretion). Upon completion of a performance period, the administrator shall determine whether the performance goals have been met and certify in writing to the extent that such goals have been satisfied. To the extent permitted under Code Section 162(m), the administrator may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the administrator determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual, infrequent or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) goodwill impairment charges or fair value adjustments for contingent consideration; (d) a change in tax law or accounting standards required by generally accepted accounting principles; or (e) any other recurring or non-recurring items as the administrator, in its sole discretion, shall determine. With respect to performance goals consisting of financial metrics, such goals may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“ASB Principles”), or may be adjusted when established to exclude any items otherwise includable under GAAP or under ASB Principles or to include any items otherwise excludable under GAAP or under ASB Principles. Upon completion of a performance period, the administrator will determine whether the performance goals have been met within the established performance period, and certify in writing to the extent such goals have been satisfied. Cash, stock and any other property declared as a dividend with respect to any award that vests based on achievement of one or more performance goals shall either (i) not be distributed, paid or credited or (ii) be accumulated, subject to restrictions and risks of forfeiture to the same extent as the applicable award with respect to which such cash, stock or other property dividend has been declared, and such cash stock or other property dividend shall be distributed or paid at the time such applicable restrictions or risks of forfeiture lapse.

f.	Other Stock-Based Awards. Other stock-based awards are awards, which are denominated or valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Other stock-based awards may be denominated in cash, in shares of common stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of common stock, or in any combination of the foregoing and may be paid in shares of common stock or other securities, in cash, or in a combination of shares of common stock or other securities and cash, all as determined in the sole discretion of the administrator. The administrator will set the terms and amounts of other stock-based awards, if any, pursuant to a written award agreement.

g.	Other Cash-Based Awards. The administrator may from time to time grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based awards shall be credited to a bookkeeping reserve account solely for accounting purposes, shall not require a segregation of any of our assets, and will be payable in only cash.

Incentive Stock Option Limits

For purposes of the grant of incentive stock options under the Restated Plan (i) only the first $100,000 of shares of common stock (valued as of the date of grant) that become exercisable under an individual’s incentive stock options in a given year will be eligible to receive incentive stock option tax treatment, (ii) the exercise price must be at least equal to 100% of the fair market value of the shares on the date of grant of the option (or, in the case of incentive stock options granted to a 10% stockholder of the Company, at least 110% of the fair market value of a share of our common stock on the date of grant), and (iii) the maximum term of an incentive stock option is ten years from the date of grant (or, in the case of incentive stock options granted to a 10% stockholder of the Company, five years from the date of grant). The maximum number of shares of common stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the Restated Plan is 1.2 million shares of common stock.

No Separate Consideration

The Company will not receive separate consideration for the granting of awards under the Restated Plan, other than related to the services the participants provide or as otherwise required by applicable law.

Change in Control

In the event of any transaction resulting in a “change in control” (as defined in the Restated Plan), unvested awards will not vest automatically and a participant’s awards will be treated in accordance with the following:

a.	Awards, whether or not then vested, shall be continued, assumed or have new rights substituted therefor, as determined by the administrator on a basis at least as beneficial to the participant as under the original award agreement (and in a manner consistent with the requirements of Code Section 409A and Treasury Regulation Section 1.424-1 (and any amendment thereto)), and the vesting conditions and restrictions to which any award granted on or after the date of approval of this Proposal No. 2 by stockholders as presented in this Proxy Statement and prior to the “change in control” are subject shall not automatically lapse upon a “change in control” (although the administrator will have discretion to convert any performance-based vesting conditions into time-based vesting conditions to take effect following the “change in control”). However, in the event that, within two years following the “change in control,”(or such shorter period as determined by the administrator, in its sole discretion), the participant’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than for “cause,” and other than as a result of death or “disability,” or pursuant to a participant’s “good reason” termination right, all outstanding awards granted to such participant which have not yet vested will immediately vest and become exercisable and all restrictions on such awards shall immediately lapse.

b.	To the extent that awards will not be continued, assumed, or have new rights substituted therefor in connection with a “change in control,” the administrator, in its sole discretion, may provide for the purchase of any awards by the Company or an affiliate for an amount of cash equal to the excess (if any) of the highest price per share of common stock paid in connection with such “change in control” transaction with respect to the shares of the Company’s common stock covered by such award over the aggregate exercise price, if any, of such awards. In addition, the administrator may, in its sole discretion, terminate all outstanding and unexercised awards that provide for a participant elected exercise, effective as of the date of the “change in control,” by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the “change in control,” in which case during the period from the date on which such notice of termination is delivered to the consummation of the “change in control,” each such participant will have the right to exercise in full all of such participant’s awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the “change in control,” and, provided that if the “change in control” does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

Amendments and Termination

The Board may terminate, amend or modify the Restated Plan or any portion thereof at any time; provided, however, that without the approval of the Company’s stockholders, no such amendment or modification shall be made that (i) would increase the total number of shares of common stock that may be granted under the Restated Plan, in the aggregate, (ii) increase any limitations set with respect to any type of award, or with respect to any individual during any one calendar year, except for corporate adjustments pursuant to the Restated Plan, (iii) reduce the minimum stock option price or SAR base price, as applicable, contrary to provisions of the Restated Plan or (iv) is required to be submitted to stockholders of the Company for approval pursuant to applicable law or the rules and regulations of the SEC, the NYSE or such other principal U.S. securities exchange on which shares of the Company’s common stock are then traded, or any other governmental or regulatory authority (including any other securities exchange) to which the Company is subject or on which the Company’s equity securities are then listed. Furthermore, except with respect to adjustments for corporate changes in accordance with the Restated Plan, in no event may the terms of previously granted stock options or SARs be amended or modified, without the consent of stockholders to (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the fair market value per share or exchange such stock option or SAR for cash or another award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the shares of common stock are then listed. Except as otherwise determined by the Board, termination of the Restated Plan shall not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Restated Plan prior to the date of such termination. Except as specifically provided otherwise in the Restated Plan, no amendment, modification or termination of the Restated Plan shall materially adversely affect the rights of a participant that has been established prior to such amendment, modification or termination absent the written consent of the affected participant. Notwithstanding the foregoing, any amendment or modification of the Restated Plan may be made (including retroactively, if necessary) if the Board deems such amendment or modification necessary or proper to bring the Restated Plan into conformity with any law or governmental regulation relating to the Restated Plan. For the avoidance of doubt, the modifications and amendments set forth in the Restated Plan shall not apply retroactively to outstanding awards authorized by the administrator prior to approval by the stockholders at the Annual Meeting, without the consent of the applicable participant.

Vesting and Transferability of Awards

Subject to the limitations of the Restated Plan, the administrator, in its discretion, has the general authority to enact terms and conditions with respect to the vesting or exercisability of an award during and following the end of a participant’s employment or other relationship with the Company or its subsidiaries or affiliates. In general, no award under the Restated Plan that is held by an executive officer or non-employee director may be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution.

Eligibility and Awards

As of the Record Date, five executive officers, eight non-employee directors and approximately 4,449 employees, including approximately 420 senior managing directors and senior vice presidents and five segment leaders, as well as individual service providers of the Company and our subsidiaries, are eligible to participate in the Restated Plan. The administrator has the authority to select participants and to determine the amount, type and terms of each award granted under the Restated Plan. The administrator may also grant new awards to replace outstanding options or other equity-based compensation when we acquire another company and, where appropriate, to mirror the terms of those replaced options or other equity-based compensation awards.

We have certain programs in place that provide for programmatic or standing equity awards each year, including pursuant to the ICP, KSIP and Director Plan. We are unable to predict the number of shares that we will need to fund awards under those programs at this time because that depends on the award level at which the participant enters such program in the case of the KSIP, annual discretionary bonus compensation and voluntary deferral levels in the case of participants in the ICP, and in all cases the closing fair market value of our common stock on the date of grant. Nor can we predict the number of shares that will be used to fund any other equity awards granted at the discretion of the administrator.

The following table sets forth the maximum aggregate number of stock options, SARs, stock-based awards, full value cash units, performance-based restricted stock units and performance-based cash units outstanding under the 2009 Plan as of the year ended December 31, 2014, awarded to each of our named executive officers, all executive officers as a group, all directors who are not executive officers as a group and our non-executive officer employee group. The fair market value of one share of the Company’s common stock on the Record Date, as reported on the NYSE for that day, was $36.25.

	Maximum Aggregate Number of Shares of Restricted Stock, Restricted Stock Units, Stock Units or Full Value Cash Units (1)	Aggregate Number of Shares Underlying Option and SAR Awards	Weighted Average Exercise Price Per Share ($)
Name and Position as of December 31, 2014	(a)	(b)	(c)
Steven H. Gunby	140,055	48,392	34.26
President and Chief Executive Officer (2)(3)(4)
David M. Johnson	—	—	—
Chief Financial Officer
Paul Linton	—	—	—
Chief Strategy and Transformation Officer
Holly Paul	—	—	—
Chief Human Resources Officer
Eric B. Miller (3)(4)(5)(6)	80,987	71,691	34.83
Executive Vice President, General Counsel and Chief Risk Officer
Catherine M. Freeman	—	—	—
Senior Vice President, Chief Accounting Officer and Controller
Jack B. Dunn, IV (5)(7)	191,339	20,232	39.54
Former President and Chief Executive Officer
Roger D. Carlile (8)	—	—	—
Former Chief Financial Officer
David G. Bannister (9)	—	—	—
Executive Vice President and Chairman of North America
All Executive Officers as a Group (6 persons)	221,062	120,083	34.69
Non-Employee Director Group (8 persons)	88,651	—	—
Non-Executive Officer Employee Group (186 persons)	273,639	2,214,982	36.47

(1)	Performance-based restricted stock units and performance-based cash units are presented at target.

(2)	Includes 18,242 and 5,472 full value cash units granted to Mr. Gunby and Mr. Miller, respectively, as 2014 LTIP on April 1, 2014 (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), each unit representing the right to receive an amount of cash on the applicable vesting date equal to the product of (i) the fair market value of a share of the Company’s common stock on such applicable vesting date, multiplied by (ii) the number of units that vested on such date.

(3)	Includes the target numbers of 32,981 and 9,894 cash performance units granted to Mr. Gunby and Mr. Miller, respectively, as 2014 LTIP on April 1, 2014 (subject to performance conditions based on the Company’s total shareholder return (“TSR”) relative to the S&P 500 measured over the period from April 1, 2014 through March 31, 2017), representing the right to receive an amount of cash on the performance determination date equal to the product of (i) the fair market value of a share of the Company’s common stock on such performance determination date, multiplied by (ii) the number of units earned on such performance determination date upon achievement of the applicable performance condition established by the Compensation Committee.

(4)	Includes cash-based SARs with respect to up to 48,392 and 14,517 shares of the Company’s common stock granted to Mr. Gunby and Mr. Miller, respectively, as 2014 LTIP on April 1, 2014 (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), each SAR representing the right to receive an amount of cash upon exercise, following the applicable vesting date, equal to (A) the difference between (i) the fair market value of a share of the Company’s common stock on the applicable exercise date, minus (ii) the base price of $34.26 per share, multiplied by (B) the number of SARs exercised by the holder on such date.

(5)	On February 17, 2015, the Audit Committee and Compensation Committee certified that the performance conditions based on the Company’s return on equity (“ROE”) and TSR relative to the S&P 500, associated with performance based restricted stock unit awards granted as LTIP opportunities for the 2012 bonus year (the “2012 Performance-Based LTIP Awards”), were not achieved.

(6)	Mr. Miller’s last day of employment was March 13, 2015. Includes 10,242 and 16,500 shares subject to his 2012 Performance-Based LTIP Award and 2013 performance-based restricted stock unit award (subject to performance conditions based on ROE and TSR, measured over the performance period from January 1, 2013 through December 31, 2015 (the “2013 Performance-Based LTIP Awards”)). Mr. Miller forfeited his (i) unvested and unearned 2012 Performance-Based LTIP Award and 2013 Performance-Based LTIP Award, (ii) stock options and restricted stock awards granted as LTIP for the 2012 and 2013 bonus years, and (iii) performance-based cash units, cash-based SARs and full value cash units which he was granted as LTIP for the 2014 bonus year, as of his termination date.

(7)	Mr. Dunn’s last day of full-time employment was January 20, 2014. Includes 15,656 and 18,250 shares subject to his 2012 Performance-Based LTIP Award and 2013 Performance-Based LTIP Award. Mr. Dunn forfeited his 2012 Performance-Based LTIP Award upon the Compensation Committee’s certification that the associated performance conditions were not achieved.

(8)	Mr. Carlile’s last day of employment was September 19, 2014.

(9)	Mr. Bannister’s last day of employment was September 2, 2014.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of incentive stock options and nonstatutory stock options, which are authorized for grant under the Restated Plan, under current law. It does not attempt to describe all possible federal or other tax consequences of participation in the Restated Plan or tax consequences based on particular circumstances. The tax consequences may vary for non-U.S. awards.

Incentive Stock Options

An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Code Section 422. However, an option holder may be subject to the alternative minimum tax if the fair market value of our common stock on the date of exercise exceeds the option holder’s purchase price for the shares. Option holders who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the option holder will normally recognize ordinary income in the tax year during which the disqualifying disposition occurs equal to the lesser of the difference between (i) the fair market value of the shares on the date of exercise and the purchase price of such shares and (ii) the sales price and the purchase of such shares. The option holder will normally also recognize a capital gain equal to the difference, if any, between the sales price and the fair market value of such shares on the exercise date. However, if a loss is recognized on the sale (i.e., the sales price is less than the purchase price of the disposed shares), the option holder will not recognize any ordinary income and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An option holder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonstatutory stock option.

Restated Plan Awards to International Employees

The administrator has the authority to grant awards to employees of the Company and our subsidiaries who are foreign nationals or employed outside the U.S. on any different terms and conditions than those specified in the Restated Plan that the administrator, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Restated Plan. The administrator has delegated to a management committee the authority to establish or approve sub-plans to the Restated Plan to comply with foreign laws (but not the authority to grant awards or set the terms of awards). The administrator may allocate all or a portion of authorized shares under the Restated Plan for award pursuant to such sub-plan(s), as it believes to be necessary or appropriate for these purposes without altering the terms of the Restated Plan in effect for other participants; provided, however, that the administrator, without stockholder approval, may not (a) increase individual share ownership limitations in the Restated Plan, (b) increase the number of shares available under the Restated Plan, (c) increase the number of shares available for stock-based awards under the Restated Plan, (d) increase the limitations on cash-based awards under the Restated Plan, or (e) cause the Restated Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the management committee may amend, modify, administer and terminate, as well as prescribe and rescind rules relating to such sub-plans.

Other Considerations

The Code Section 162(m) allows publicly held corporations to deduct compensation in excess of $1.0 million paid to a corporation’s chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer, if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. Subject to stockholder approval of this Proposal No. 2 or Proposal No. 3 at the Annual Meeting, we intend for compensation arising from grants of awards under the Restated Plan that are based on performance goals, and compensation arising from grants of stock options and SARs granted at fair market value, to be deductible by us as qualified performance-based compensation not subject to the $1.0 million limitation on deductibility. However, other considerations, such as providing our executive officers who are subject to Code Section 162(m) with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the administrator’s compensation decisions. The administrator has and expects to continue to authorize payment of compensation to executive officers outside the limits of Code Section 162(m).

New Plan Benefits

The administrator awarded certain executive officers LTIP opportunities for the 2015 bonus year, which have been granted as of March 1, 2015 contingent upon stockholder approval of this Proposal No. 2 at this Annual Meeting. If Proposal No. 2 presented in this Proxy Statement is not approved by stockholders, the 2015 LTIP Awards will be forfeited by the executive officers.

The following table sets forth the maximum aggregate number of stock options, restricted stock units and performance-based units granted by the Compensation Committee, effective March 1, 2015, to executive officers, which are subject to stockholder approval of this Proposal No. 2. The fair market value of one share of the Company’s common stock for March 1, 2015 was $36.87.

	Stock-Based Awards		Option Awards
Name and Position	Aggregate Number of Restricted Stock Units (1)	Maximum Aggregate Number of Performance Units (2)	Aggregate Number of Shares Underlying Option Awards (3)	Weighted Average Exercise Price Per Share ($)
as of December 31, 2014	(a)	(b)	(c)	(d)
Steven H. Gunby	16,951	50,636	75,223	36.87
President and Chief Executive Officer (1)(2)(3)
David M. Johnson	4,407	13,165	19,558	36.87
Chief Financial Officer
Paul Linton	3,051	9,114	13,540	36.87
Chief Strategy and Transformation Officer
Holly Paul	2,712	8,101	12,035	36.87
Chief Human Resources Officer

(1)	The restricted stock units vest pro rata on the first, second and third anniversaries of the date of grant.

(2)	The performance-based restricted stock units are subject to performance conditions based on the Company’s TSR relative to the S&P 500 measured over the three-year performance period from January 1, 2015 through December 31, 2017.

(3)	The stock options vest and will be exercisable pro rata on the first, second and third anniversaries of the date of grant.

FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan

Following the approval of this Proposal No. 2 by stockholders at the Annual Meeting, the Company will no longer grant any further awards under the 2006 Plan.

Stockholder Approval Required. The approval of the Restated Plan requires a majority of the votes cast to vote “FOR” the proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—APPROVE THE PERFORMANCE GOALS UNDER THE FTI CONSULTING, INC. AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE COMPENSATION PLAN

We are seeking stockholder approval of the (i) material terms of the performance goals, (ii) the maximum cash-based awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) granted to any one individual to not more than $15.0 million per annum, and (iii) the maximum number of shares of common stock subject to awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) granted to any one individual to not more than 350,000 shares of common stock per type of award per annum, under the Restated Plan for purposes of preserving the ability to grant awards to covered executive officers under the Restated Plan that are intended to qualify as performance-based compensation that is deductible under Code Section 162(m).

Important Facts about This Proposal

—	This proposal does not seek to increase the number of shares of common stock that can be granted pursuant to awards under the 2009 Plan; and

—	Approval of this proposal by our stockholders will not result in any additional cost to the Company.

Stockholders are only being asked to approve the material terms of the performance metrics, as well as the maximum cash limit and maximum share limit as described above, under the Restated Plan for compliance with Code Section 162(m) under this Proposal No. 3. As discussed pursuant to Proposal No. 2, the share increase, the extension of the term for granting awards under the Restated Plan through the tenth year anniversary date of the Annual Meeting, or June 3, 2025, and the approval of the annual limit on grant date value of equity awards to each of our non-employee directors, are separate from and not conditioned upon or part of this Proposal No. 3.

On April 16, 2015, the Board approved the Restated Plan. The performance award conditions included in the Restated Plan have been revised to conform to the conditions under the FTI Consulting, Inc. Incentive Compensation Plan covering cash incentive compensation awards to covered executive officers, which was approved by stockholders at the annual meeting held on June 1, 2011. This summary is qualified by reference to the Restated Plan, which is attached as Appendix A to this Proxy Statement.

Incentive compensation makes up an important part of our overall executive officer compensation program. The 2011 Incentive Plan supports our ongoing efforts to develop and retain world-class leaders. By placing a portion of compensation at risk and by providing an incentive payment opportunity based upon performance goals, we can reward performance based on the performance of the Company and the individual. The Board believes that it is in the best interests of the Company and stockholders to continue providing an incentive plan under which equity-based compensation awards made to executive officers can be deducted by the Company for federal income tax purposes. The Restated Plan has been structured in a manner such that awards under the Restated Plan can satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m).

Under Code Section 162(m) the deductibility of compensation paid to our Chief Executive Officer and the next three most highly compensation executive officers (excluding our Chief Financial Officer) may be limited to the extent that such compensation exceeds $1.0 million in any fiscal year. However, compensation that satisfies the requirements for performance-based compensation is not subject to this limit and generally will be deductible by the Company. In accordance with Code Section 162(m), if the performance provisions of the Restated Plan are not approved, awards made to our Chief Executive Officer and next three most highly compensation executive officers (excluding our Chief Financial Officer) may not be fully deductible by the Company.

For purposes of Code Section 162(m), the material terms that must be approved by stockholders include the employees eligible to receive compensation, a description of the criteria on which performance goals are based, and the maximum amount of compensation that could be paid to any employee in any year. Each aspect is discussed in Proposal No. 2 (pages 29 to 47) of this Proxy Statement.

Additional Information. From time to time there may be uncertainty as to the application and interpretation of Code Section 162(m) and the regulations issued under the Code. As a result, no assurance can be given, notwithstanding the Company’s efforts, that incentive compensation intended by the Company to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

Stockholder Approval Required. The approval of the performance criteria under the Restated requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

PROPOSAL NO. 4—RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

The firm of KPMG has served as our independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

The Audit Committee has retained KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2015. We are seeking stockholder ratification of that action. Although stockholder ratification of the appointment of our independent registered public accounting firm is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the appointment is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its appointment of an independent registered public accounting firm.

KPMG’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2013 and December 31, 2014, and other matters relating to the procurement of services.

Stockholder Approval Required. The approval of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2015 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 4.

PROPOSAL NO. 5—APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT

Our stockholders have the opportunity to cast an advisory (non-binding) vote on the executive compensation of our named executive officers (our “NEOs”) as described in this Proxy Statement. The Compensation Discussion and Analysis (“CD&A”), beginning on page 54 of this Proxy Statement, describes the material elements of our executive officer compensation programs and policies and discusses the principals and objectives of our decisions with respect to 2014 compensation for our NEOs as of December 31, 2014, as identified in our CD&A. As described in the CD&A and the accompanying compensation tables and narrative appearing in this Proxy Statement, our NEOs’ compensation was designed to:

—	provide our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers;

—	place a significant portion of our NEOs’ compensation at risk;

—	drive long-term strategic behavior by measuring LTIP performance over a three-year period; and

—	align our NEOs’ compensation opportunities with our stockholders through meaningful financial performance conditions that support key business outcomes and the creation of stockholder wealth.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its on-going evaluation of the Company’s executive officer compensation programs, principles and objectives. The Compensation Committee seeks the advisory vote of our stockholders on say-on-pay annually.

We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve our executive officer compensation as described in this Proxy Statement by approving the following, non-binding, resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described pursuant to the rules of the SEC in this Proxy Statement.”

Stockholder Approval Required. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s NEOs.

The Board of Directors Unanimously Recommends that You Vote FOR Proposal No. 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 41,386,028 shares of our common stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our common stock as of the close of business on the Record Date, by:

—	each of the NEOs named in this Proxy Statement;

—	each person known to own beneficially more than 5% of our outstanding common stock;

—	each of our directors and director nominees; and

—	all of our executive officers and directors as a group.

The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Steven H. Gunby (2)	94,625	*
David M. Johnson (2)	26,659	*
Paul Linton (2)	14,965	*
Jack B. Dunn, IV (3)	15,450	*
David G. Bannister	—	*
Roger D. Carlile	—	*
Eric B. Miller	33,624	*
Catherine M. Freeman	16,088	*
Brenda J. Bacon (4)	41,917	*
Mark S. Bartlett	2,315	*
Claudio Costamagna (5)	13,799	*
James W. Crownover (6)	38,928	*
Vernon Ellis (5)	6,740	*
Nicholas C. Fanandakis	10,155	*
Gerard E. Holthaus (6)	59,144	*
Marc L. Holtzman	23,069	*
FMR LLC (7)	4,876,800	11.8
82 Devonshire Street
Boston, Massachusetts 02109

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
BlackRock, Inc. (8)	3,317,605	8.0
40 East 52nd Street
New York, New York 10022
Dimensions Fund Advisors LP(9)	2,464,974	6.0
Building One 6300 Bee Cave Road
Austin, Texas 78746
The Vanguard Group (10)	2,449,024	5.9
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Black Creek Investment Management Company (11)	2,504,114	6.1
Toronto, Ontario, Canada
All directors and executive officers as a group	375,208	*
(13 persons)

* = Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 1101 K Street NW, Washington, DC 20005.

(2)	Excludes (i) up to 30,636, 13,165 and 9,114 performance-based restricted stock units at the maximum award levels, (ii) stock options exercisable for up to 75,223, 19,558 and 13,540 option shares, and (iii) 16,951, 4,407 and 3,051 restricted stock units, awarded to Steven Gunby, David Johnson and Paul Linton, respectively, as LTIP opportunities, for the 2015 bonus year, with a grant date of March 1, 2015.

(3)	Excludes up to 11,250 performance-based restricted stock units at the maximum award level awarded as a 2013 Performance-Based LTIP Award, subject to performance conditions based on ROE and TSR, and further vesting conditions, for the measurement period ending December 31, 2015.

(4)	Includes 7,206 shares of common stock issuable upon the exercise of a vested stock option.

(5)	Includes 7,926 shares of common stock issuable to each of Messrs. Costamagna and Ellis with respect to unvested restricted stock units.

(6)	Excludes 46,369 shares of common stock issuable to Mr. Crownover and 59,302 shares of common stock issuable to Mr. Holthaus, in each case with respect to vested and unvested deferred stock units.

(7)	Information is based on Schedule 13G/A filed with the SEC on February 13, 2015 reporting sole power to vote or direct the vote of none of the shares, shared power to vote or direct the vote of none of the shares, the sole power to dispose or direct the disposition of 4,876,800 shares and shared power to dispose or direct the disposition of none of the shares of the Company’s common stock. These securities are beneficially owned by FMR LLC, certain of its subsidiaries and affiliates and other companies.

(8)	Information based on Schedule 13G/A filed with the SEC on January 23, 2015 reporting sole power to vote or direct the vote of 3,215,726 shares, shared power to vote or direct the voting of none of the shares, sole power to dispose or direct the disposition of 3,317,605 shares and shared power to dispose or direct the disposition of none of the Company’s common stock. Blackrock, Inc. reports that various persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock and no one person’s interest is more than 5% of the total outstanding common shares.

(9)	Information based on Schedule 13G filed with the SEC on February 5, 2015 reporting sole power to vote or direct the vote of 2,359,849 shares, shared power to vote or direct the vote of none of the shares, sole power to dispose or direct the disposition of 2,464,974 shares and shared power to dispose or direct the disposition of none of the shares of the Company’s common stock. Dimensional Fund Advisors LP reports that these securities are owned by various investment funds to which Dimensional Fund Advisors LP acts as investing advisor, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock, and no one fund’s interest is more than 5% of the total outstanding common shares. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(10)	Information based on Schedule 13G/A filed with the SEC on February 10, 2015 reporting sole power to vote or direct the vote of 55,710 shares, shared power to vote or direct the vote of none of the shares, sole power to dispose or direct the disposition of 2,396,214 shares and shared power to dispose or direct the disposition of 52,810 shares of the Company’s common stock.

(11)	Information based on Schedule 13G filed with the SEC on February 4, 2015 reporting sole power to vote or direct the vote of 2,504,114 shares, shared power to vote or director the vote of none of the shares, sole power to dispose or direct the disposition of 2,504,114 shares and shared power to dispose or direct the disposition of none of the shares of the Company’s common stock. Black Creek Investment Management Inc. reports that certain persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock and no one fund’s interest is more than 5% of the total outstanding common shares.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

We have set forth below information, as of the Record Date, about other executive officers and key employees who are not also directors:

Executive Officers and Key Employees	Principal Business Experience for the Past Five Years

David M. Johnson

David Johnson joined the Company in August 2014 as Chief Financial Officer. From April 2013 to August 2014, Mr. Johnson was Executive Vice President and Chief Financial Officer of Athene Holding Ltd., an issuer and reinsurer of fixed annuities. From November 2011 to March 2012, Mr. Johnson was self-employed as an independent contractor. From 2008 to 2010, Mr. Johnson was Executive Vice President and Chief Financial Officer of Federal National Mortgage Association. From 2001 to 2008, Mr. Johnson served as Executive Vice President and Chief Financial Officer of The Hartford Financial Services Group, Inc., then a multi-line global investment products, property-casualty and life insurance firm.

Chief Financial Officer Officer Since: 2014 Age: 54

Paul Linton

Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group where he was most recently a Partner and Managing Director.

Chief Strategy and Transformation Officer Officer Since: 2014 Age: 44

Holly Paul

Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a publicly-traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP, serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.

Chief Human Resources Officer Officer Since: 2014 Age: 44

Catherine M. Freeman

Catherine Freeman has been Senior Vice President, Controller and Chief Accounting Officer of the Company since November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer of AES Corporation.

Senior Vice President,
Controller and Chief
Accounting Officer
Officer Since: 2007
Age: 59

Executive Officers and Key Employees	Principal Business Experience for the Past Five Years
Heather A. Klink	Heather Klink was Deputy General Counsel of the Company from September 2006 to February 2015 when she assumed the position of Acting General Counsel in February 2015.
Acting General Counsel
Officer Since: 2015
Age: 48

Matthew Pachman

Matthew Pachman has been Vice President and Chief Ethics and Compliance Officer of the Company from July 2012 to February 2015 when he added the position of Acting Chief Risk Officer to his portfolio. From 2010 to July 2012, Mr. Pachman was Vice President and Chief Compliance Officer of Altegrity, Inc. Between 2004 and 2010, Mr. Pachman served as the Vice President of Compliance, Ethics and Business Practices at Freddie Mac.

Vice President and Chief
Compliance and Ethics
Officer and Acting Chief
Risk Officer
Officer Since: 2012
Age: 50

Our officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) describes the material elements of our executive officer compensation programs and policies for 2014 and discusses the principles and objectives of our decisions with respect to 2014 compensation for our NEOs. It also discusses our engagement with stockholders, the election of Steven H. Gunby as our CEO effective January 20, 2014, and the elections of David Johnson and Paul Linton as CFO and CSTO, respectively, effective August 25, 2014. As of December 31, 2014, our executive officers included Holly Paul, our Chief Human Resources Officer (“CHRO”), who also joined us effective August 24, 2015. General references in this Proxy Statement to executive officers during 2014 refer to our CEO, CFO, CSTO, CHRO and Former GC, unless the context indicates otherwise. Because 2014 has been a transition and rebuilding year, our CD&A also includes a discussion of our 2015 incentive compensation programs.

2014 Named Executive Officers

Our NEOs determined as of December 31, 2014, include the following current and former executive officers of the Company:

Name	Title
Steven H. Gunby	CEO
David M. Johnson	CFO
Paul Linton	CSTO
Eric B. Miller	Former Executive Vice President, General Counsel and Chief Risk Officer (last day of employment effective March 13, 2015) (our “Former GC”)
Catherine M. Freeman	Senior Vice President, Controller and Chief Accounting Officer (our “CAO”)

Our NEOs also include the following former executive officers who were not officers of the Company on December 31, 2014:

Name	Title
Jack B. Dunn, IV	Former President and Chief Executive Officer (last day of full-time employment effective January 20, 2014) (our “Former CEO”)
Roger D. Carlile	Former Executive Vice President and Chief Financial Officer (last day employment effective September 19, 2014) (our “Former CFO”)
David G. Bannister	Former Executive Vice President and Chairman of North America (last day of employment effective September 2, 2014) (our “Former Chairman North America”)

The CD&A is divided into the following sections:

—	Executive Summary (page 55)

—	Our Compensation Philosophy and Compensation Governance (page 59)

—	Compensation Comparisons (page 60)

—	Financial Performance Measures (page 60)

—	Summary of Elements of 2014 and 2015 Compensation (page 63)

—	Detailed Information about Our Executive Officer Compensation Programs (page 65)

—	Compensation Actions Relating to Our Former Officers (page 71)

—	Availability of Equity Compensation under Stockholder Approved Equity Compensation Plans (page 72)

—	Other Compensation Practices (page 72)

Executive Summary

Overview

—	2014 Company Financial Performance. Notwithstanding our disappointment with the performance of our stock, we continued to execute against our strategic growth initiatives, as demonstrated by the following:

-	we achieved RECORD full-year revenues, which increased 6.3% to $1.8 billion;

-	our FOCUS on organic growth resulted in 5.1% organic revenue growth in 2014, the Company’s highest organic growth rate since 2008;

-	we IMPROVED the percentage of our revenue derived from operations outside of the United States to 28% from 27% for the prior year; and

-	we ACHIEVED cash and cash equivalents balance of $283.7 million at December 31, 2014 as compared to $205.8 million at December 31, 2013.

—	Rebuilding our C-Suite. As reflected by our executive officer turnover, 2014 has been a year of transition and rebuilding for the Company. During the year we brought on board Steven Gunby as CEO, solidified our C-Suite by bringing on board David Johnson, Paul Linton and Holly Paul during the course of the year, and commenced execution against our new growth initiative. The Company is currently conducting a search to fill the positions of General Counsel and Chief Risk Officer to replace Eric Miller who left those positions in February 2015. When those positions are filled, the Company’s executive officer rebuilding efforts will be complete.

—

Our Pay-for-Performance Philosophy. Our executive officer compensation programs are designed to align our executive officer compensation opportunities with the creation of value for our stockholders. To fulfill these goals, we have a pay for performance philosophy that puts a substantial portion of each executive officer’s compensation at risk and focuses our executive officers on achieving key financial and strategic business objections and rewards them when those objectives are met. The mix of total direct compensation (excluding the sign-on bonus with a grant date fair value of $3.0 million in shares of restricted stock granted on January 20, 2014 to compensate our CEO for lost compensation opportunities with his former employer) as compared to performance-based incentive compensation is illustrated below:

—	Key Performance Measures Included in Executive Officer Compensation Programs. The Compensation Committee uses performance measures that are important to our Company to establish incentive compensation opportunities: NET CASH PROVIDED BY OPERATING ACTIVITIES, ADJUSTED FULLY-DILUTED EARNINGS PER SHARE AND TOTAL SHAREHOLDER RETURN, in each case as adjusted as described under “—Financial Performance Measures.” The following chart explains the rationale for using each of the primary measures:

Primary Performance Measures	Rationale
Cash Flow (as reported in our annual report filed with the SEC for the year ended December 31, 2014)	The ability to translate earnings to cash indicates the health of our business and allows the Company to invest for the future as well as return value to our stockholders.
Adjusted EPS (as reported in our annual report filed with the SEC for the year ended December 31, 2014)	Adjusted EPS is a key accounting measure and indicates how the Company is performing. Adjusted EPS also indicates the growth in stockholder value.
Total Shareholder Return relative to the S&P 500

Total Stockholder Return is an indication of how the Company’s value compares to the S&P 500 over the relevant performance period. It indicates if the Company’s stock price performance is aligned with the designated group over a longer time frame.

Stockholder Engagement and Say-on-Pay Vote

Our Company has an active stockholder engagement program, and we regularly speak with a broad spectrum of our stockholders on a variety of topics throughout the year. This allows us to provide perspective on Company policies and practices, stay attuned to stockholder sentiment on a variety of corporate governance topics and to incorporate stockholders’ views into our policies where appropriate.

Following the Company’s failed say-on-pay vote in 2013, the Compensation Committee embarked on an initiative to restructure the Company’s executive compensation programs to be more performance-based, more focused on the long-term success of the Company and as a result, more aligned with stockholder interests, and as a result our executive officer compensation has changed over the last two years.

At our 2014 annual meeting of stockholders, our stockholders expressed overwhelming support for our executive officer compensation practices, with approximately 91.45% of the votes cast in favor of our say-on-pay proposal. In 2014, we continued to engage our stockholders to elicit information regarding their views of our executive officer compensation. These discussions focused on NEO compensation programs and our use of equity compensation and corporate governance best practices.

Summary of 2014 Compensation Committee Actions

In 2014, we took the following actions to change the Company’s compensation programs and philosophy in response to discussions that we held with our stockholders during 2014 and 2013:

—	eliminated the practice of granting automatic recurring restricted stock awards to executive officers;

—	increased the percentage of LTIP opportunities awarded per annum that are performance-based to 75% from 62%;

—	decreased the percentage of LTIP opportunities in the form of full-value awards subject to time-based vesting conditions to 25% from 38%;

—	eliminated post-termination transition compensation to executive officers;

—	established executive officer stock ownership requirements;

—	adopted a claw back policy;

—	eliminated tax gross-up payments;

—	eliminated single trigger “change in control” payments; and

—	prohibited hedging, pledging, derivative, margin and short sale transactions by executive officers and directors.

The Compensation Committee took the following actions with respect to our 2014 compensation arrangements with our current NEOs:

—	Authorized employment arrangements with our CEO, CFO and CSTO, which:

-	Limited the annual cash base salary of our CEO to $1.0 million.

-	Limited the annual cash base salary of our CFO and CSTO to less than $1.0 million.

-	Limited post-termination payments to our CEO upon termination by the Company without “cause” or by the officer for “good reason” to an amount equal to 1.5 times (1.5x) the sum of his annual cash base salary plus his target annual bonus, which amount will increase to 2 times (2x) the sum of his annual cash base salary plus target annual bonus if such qualifying termination occurs during the 18-month period after a “change in control;”

-	Limited post-termination payments to our CFO and CSTO upon termination by the Company without “cause” or by the officer for “good reason” to an amount equal one times (1x) his annual cash base salary, which amount will increase to one times (1x) the sum of his annual cash base salary plus target annual bonus if such qualifying termination occurs during the 18-month period after a “change in control.”

-	To induce our new CEO (who the Board believes is uniquely suited to that position by virtue of his experience as the former Global Leader of Transformation at The Boston Consulting Group) to accept our offer of employment, we provided a sign-on bonus with a grant date fair value of $3.0 million in restricted stock, vesting ratably over three years, which are intended to compensate him for forfeited and missed compensation opportunities significantly greater than $3.0 million with his former employer and to immediately align his interests with those of our stockholders

-	To induce the our new CFO and CSTO to accept our offers of employment, we provided sign-on bonuses with grant date fair values of $1.5 million and $1.1 million, respectively, in the form of restricted stock and stock option awards, which are intended to replace lost compensation opportunities that such officer had with his former employer.

-	We note that all of the terms and conditions of our CEO’s employment agreement were fully disclosed in our proxy statement for our 2014 annual meeting and based on direct feedback (1) were viewed very positively by the proxy advisory firms and stockholders and (2) contributed to favorable say-on-pay vote recommendations and the 91.45% favorable stockholder vote in 2014.

—	Authorized payment of 2014 AIP to our CEO based on achievement of target Adjusted EPS and individual performance goals, with an aggregate grant date value of $2,347,518.

—	Starting in 2014, the Compensation Committee increased the percentage of LTIP that is performance based (including SARs) to 75% of the total target LTIP opportunity, and decreased the percentage of LTIP opportunity consisting of time-based full-value awards to 25%, as compared to 62% and 38%, respectively, in prior years. Accordingly, the Compensation Committee authorized LTIP for the 2014 bonus year, consisting of (i) cash-based performance units representing 50% of grant date value, (ii) cash-based SARs, representing 25% of the grant date value, and (iii) full value cash units, representing 25% of the grant date value.

—	Eliminated certain perquisites and limited other non-performance-based entitlements by terminating the operating lease for the corporate aircraft in June 2014 and phasing-out company leased automobiles and automobile allowances.

Summary of 2013 Compensation Decisions versus 2015 Compensation Decisions

In line with our commitment to pay-for-performance, our Compensation Committee has limited annual cash base salary, or pay that is not at risk, which has decreased substantially. For 2015, total base pay for our CEO, CFO, CSTO and CHRO (collectively, our “Current Executive Officer Group”), will be $2.50 million, compared to total annual cash base salary of $4.60 million for 2013 paid to our former Executive Chairman of the Board, Former CEO, Former CFO and Former Chairman of North America (collectively, our “Former Executive Officer Group”). Additionally, aggregate target AIP opportunity and LTIP opportunity established by the Compensation Committee for the 2015 bonus year decreased to $3.50 million and $4.0 million, respectively, for our Current Executive Officer Group, as compared to $5.30 million and $5.28 million, respectively, for the 2013 bonus year for our Former Executive Officer Group. Overall, the aggregate target compensation opportunity offered to our Current Executive Officer Group for 2015 is less than two-thirds of the aggregate target compensation opportunity offered to our Former Executive Officers Group for 2013, as follows:

Aggregate Compensation			Percentage of
	Former Executive Officer Group	Current Executive Officer Group	Current Executive Officer Group Compared to Former Executive Officer Group Compensation
	2013	2015	%
Base Pay	$4,600,000	$2,500,000	54
AIP at Target	$5,300,000	$3,500,000	66
LTIP at Target	$5,275,000[1]	$4,000,000	75
Total at Target	$15,275,000	$10,000,000	65

(1)	Includes automatic quarterly restricted stock awards with an aggregate fair market value of $1.0 million granted to our Former CEO for the year ended December 31, 2013.

Our Compensation Philosophy and Compensation Governance

The Compensation Committee strongly believes that NEO compensation—both pay opportunities and pay realized—should be linked with the Company’s operational performance and the creation of stockholder wealth. Our Compensation Committee designs our executive officer compensation programs to accomplish these goals by:

—	ATTRACTING executive officer candidates, through competitive compensation programs that are appropriate to our business, size and geographic diversity;

—	MAINTAINING continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation;

—	structuring our executive officer compensation programs to ALIGN THE INTERESTS of our NEOs with those of our stockholders by encouraging solid corporate growth and the prudent management of risks and rewards;

—	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals, which contribute to the creation of stockholder wealth;

—	placing a significant percentage of our NEO’s annual compensation opportunity AT RISK and subject to the attainment of financial goals that drive or measure the creation of Company value;

—	paying for PERFORMANCE;

—	managing our executive officer compensation programs CONSISTENTLY among participating NEOs; and

—	LIMITING perquisites and other non-performance-based entitlements.

The following features of our overall executive officer compensation program strengthen the link between the interests of our NEOs and our stockholders:

We Do	We Do Not

Pay for performance

Claw back provisions with respect to performance pay that was based upon financial statements that were subsequently restated

Stock Ownership Guidelines for our CEO of five times (5x) of annual cash base salary, and our CFO, CSTO and other specified officers of one times (1x) of annual cash base salary

Independent compensation consultant who advises the Compensation Committee

Our performance-based AIP and LTIP awards are intended to qualify for deduction under Code Section 162(m)

Assess and determine that the risks associated with our compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and our subsidiaries taken as a whole (see “Corporate Governance—Risk Assessment of Compensation Practices”)

Make loans to executive officers

Have separate retirement plans

Grant stock-based or cash-based options and SARs below fair market value

Reprice (or permit the cash buyout of underwater stock options or SARs), reload or exchange stock options or SARs without stockholder approval

Allow hedging and pledging of Company securities by executive officers and directors

Gross-up compensation for excise and income taxes

Automatically accelerate the vesting of equity awards on a “change in control”

Pay cash dividends on unearned and unvested equity awards

Compensation Comparisons

2014 and 2015 Pay for Performance Compensation Mixes

For 2014, a significant portion of our CEO’s compensation was at risk and the actual amount realized depends upon our annual and long-term financial performance and increases in our stock price. At risk compensation includes the AIP opportunity delivered in the form of cash and shares of restricted stock and the LTIP opportunity delivered in the form of performance units, full value cash units and SARs, payable in cash based on the fair market value per share of the Company’s common stock on the applicable performance determination date or vesting date. The Compensation Committee authorized the LTIP for 2014 in the form of cash-based equity like awards because of uncertainty as to whether shares of authorized common stock would be available under a stockholder approved equity compensation plan to fund the awards. For 2014, the Compensation Committee provided 83% of our CEO’s target total direct compensation (excluding his sign-on bonus) through performance-based opportunities to ensure that his realized compensation is aligned with longer-term company stockholder returns.

Starting in 2015, our CFO and CSTO received at risk AIP and LTIP opportunities subject to performance and other conditions consistent with those awarded to our CEO. For 2015, the Compensation Committee provides approximately 70% of our CEO’s, and on average 58% of our CFO’s and CSTO’s, total direct target compensation through performance-based opportunities to ensure that their realized compensation is aligned with longer-term company stockholder returns. At risk compensation includes the AIP opportunity deliverable in the form of cash and shares of restricted stock or cash-based equity like instruments, and the LTIP opportunity, which will be delivered in the form of stock and stock option awards provided that the stockholders approve Proposal No. 2 presented in this Proxy Statement.

The Compensation Committee believes that significant performance-based incentive compensation opportunities that are consistent among our CEO, CFO and CSTO will motivate them to work collaboratively and to consider the impact of their decisions on achieving key financial result expectations and on our stockholders.

Financial Performance Measures

For 2014, the Compensation Committee changed its approach to (i) establishing AIP opportunities by, first establishing “net cash provided by operating activities” (“Cash Flow”) as reported in the Company’s annual Consolidated Statement of Cash Flows as filed with the SEC, as further adjusted as described below (“2014 Adjusted Cash Flow”), as the initial performance hurdle that must be met before any amount would be paid as AIP, and (ii) set the maximum bonus opportunity for each participant as a percentage of 2014 Adjusted Cash Flow. The Compensation Committee decided to add 2014 Adjusted Cash Flow as the initial hurdle in light of management’s decision to focus on an organic growth strategy for the mid-term. Adjusted Cash Flow is used internally by the Company to evaluate its operations and measures cash available for future investments in its business. The Compensation Committee believes it is indicative of the health of the Company’s on-going operations.

The Compensation Committee then established a range of Adjusted EPS values for the year ended December 31, 2014, to be based on annual Adjusted EPS as reported by the Company in its annual periodic report filed with the SEC, as further adjusted as described in the next paragraph (“2014 Adjusted EPS”), as the operative financial performance metric, to be considered along with the Compensation Committee’s evaluation of individual performance (“2014 Individual Performance,” and together with 2014 Adjusted EPS, the “2014 Operative Conditions”), to determine the final bonus payment to each participant. In prior years, the Compensation Committee established only one financial performance metric based on Adjusted EPS (as further adjusted on substantially the same basis as the adjustments to 2014 Adjusted EPS, as described below)

as both the hurdle that needed to be met in order for a bonus payment to occur and to establish the actual payout amount to each participant. The Compensation Committee decided it was prudent to continue to use Adjusted EPS because the Company uses Adjusted EPS as a key accounting measure to evaluate how the company is performing. In addition, the Compensation Committee believes that Adjusted EPS is an indicator of stockholder value. The Compensation Committee assigned weights to the 2014 Operative Conditions, with 2014 Adjusted EPS to be determinative of two-thirds of the payout value and the 2014 Individual Performance to be determinative of one-third of the payout value.

To assess company performance for the purpose of determining incentive compensation awards the Compensation Committee starts with publicly reported Cash Flow. Publicly reported Cash Flow shall be further “adjusted” by the Compensation to (a) exclude cash expenditures related to special charges announced in the applicable bonus year or related to accrued liabilities related to special charges announced in prior years, (b) exclude cash expenditures for acquisition costs for successfully completed acquisitions, and (c) in the event of any sale or other disposition of any business or business segment of the Company in its entirety during the applicable bonus year, to include an amount equal to the budgeted “adjusted net cash provided by operating activities” for such business or business segment for the portion of the year subsequent to the closing of such transaction.

To assess performance for purposes for determining incentive compensation awards based on Adjusted EPS, the Compensation Committee starts with “Adjusted EPS” as reported by the Company in its annual report filed with the SEC. The Company defines Adjusted EPS as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. The Compensation Committee shall make further adjustments to Adjusted EPS (i) for the inclusion of any goodwill impairment charges taken by the Company during the year, (ii) to exclude any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of SFAS 141R, (iii) exclude any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in the applicable bonus year, and (iv) include, in the event of a sale or disposition of part of any business or business segment of the Company completed in the applicable bonus year, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In addition, in the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in the applicable bonus year, the Compensation Committee shall reduce the Adjusted EPS performance metrics that it previously established by an amount equal to the budgeted operating income for such business or business segment for the portion of such bonus year subsequent to the closing of such transaction.

For 2014, the Compensation Committee continued to use the Company’s total shareholder return (“TSR”) relative to the S&P 500 to measure LTIP performance. The composition of the S&P 500 will be adjusted by the Compensation Committee for the following events, to the extent they occur during the applicable measurement period: (i) include for the entire measurement period companies that leave the S&P 500 before the end of the measurement period; (ii) exclude for the entire measurement period companies that join the S&P 500 before the end of the measurement period; (iii) exclude for the entire measurement period companies that are acquired or go private (such that their stock is no longer included in the S&P 500) before the end of the measurement period; and (iv) include for the entire measurement period companies that are no longer in existence or whose stock is no longer publically traded as a result of bankruptcy or other business failure at a ranking of negative 100 (-100), for the applicable performance measurement period. The Compensation Committee believes that TSR most closely measures the impact of management performance on stockholder wealth. The Compensation Committee believes that the consistent use of these measures and, in the case of the LTIP, the imposition of overlapping three-year performance periods, enables the Compensation Committee to evaluate our NEOs’ performance in generating sustainable stock price improvement.

We believe that by adjusting these measures to exclude or include specified infrequent, non-routine events mitigates the likelihood that management will engage in risky behavior by eliminating incentives to engage in uncertain transactions or transactions that sacrifice our long-term prospects for sustainable growth to short-term rewards. The Compensation Committee believes that these adjustments also serve to eliminate or equalize transactions that could otherwise, positively or negatively, distort our results in the short-term. The Compensation Committee has used Adjusted EPS to determine AIP for the past ten years and has used TSR as the relative performance condition to determine LTIP for the past five years. The Compensation Committee believes that the combination of Adjusted Cash Flow, Adjusted EPS and TSR serve to motivate our NEOs to achieve both short-term and long-term financial and strategic goals. The Compensation Committee believes those financial measures are compatible and their use minimizes the likelihood that long-term goals will be sacrificed to achieve short-term objectives.

The following table illustrates the Company performance with respect to these key measures over the past three years:

Company Performance Fiscal 2012 – 2014

The Compensation Committee established Company TSR compared to the S&P 500 as the performance metric for the performance measurement period from April 1, 2014 through March 31, 2017, which if achieved at or above the (i) 25th percentile will payout at 25% of the target award, (ii) 50th percentile will payout at 100% of the target award, or (iii) 75th percentile will payout at 150% of the target award, consistent with prior year LTIP performance metrics established by the Compensation Committee.

Summary of Elements of 2014 and 2015 Compensation

FIXED COMPENSATION
Component	Key Features	Objectives
Annual Cash Base Salary	— Fixed annual cash amount, subject to Compensation Committee annual review and adjustment if and when appropriate	— Provide a regular source of income — Compensate each NEO fairly for the responsibility level of his or her position, time employed by the Company, skills and abilities

ANNUAL PERFORMANCE-BASED COMPENSATION
Component	Key Features	Objectives
Annual Incentive Pay

— Variable performance-based compensation, subject to a performance period of one-year or shorter

— Amount realized depends on achieving short-range performance goals set by the Compensation Committee

— AIP opportunity delivered through a combination of cash and stock or phantom stock, payable in cash or equity

— Places a portion of annual compensation at risk unless specified short-term performance goals are achieved

— Focuses management on achieving key short-term financial results

— Aligns the interests of NEOs with stockholder interests by using annual performance goals which contribute to the creation of stockholder wealth

— Rewards successful performance

LONG-TERM PERFORMANCE-BASED INCENTIVE COMPENSATION
Component	Key Features	Objectives
LTIP Performance-Based Compensation Opportunities

— Variable performance-based compensation, subject to a performance periods longer than one-year

— Represents 50% of total LTIP opportunity

—  Amount realized depends on achieving long-range performance goals set by the Compensation Committee

—  LTIP opportunity payable in cash or equity

—  May be paid in stock or cash, with cash value related to fair market value of the Company’s common stock on the vesting or payment time

— Places a portion of long-term incentive compensation at risk unless specified long-term performance goals are achieved

— Focuses management on achieving key long-term financial results

— Aligns the interests of NEOs with stockholder interests by using long-term performance goals which contribute to the creation of stockholder wealth

— Rewards successful performance

Stock Options or Stock Appreciation Rights

— Represents 25% of total annual LTIP value

—  Exercise or base price equal to fair market value on date of grant

—  Ratable vesting over at least 36-month service period

—  May be paid in stock or cash, with cash value related to the fair market value of Company common stock at the vesting or payment time

— Rewards for stock price appreciation and provides a direct link to stockholder value

— Serves as a retention tool by providing the NEO the opportunity to increase his or her equity ownership, if the NEO remains with the Company through the applicable vesting date

Restricted Stock or Full Value Units

— Represents 25% of total LTIP value

—  Ratable vesting over at least 36-month service period

—  May be paid in stock or cash, based on the fair market value of Company common stock at the vesting or payment time

— Immediately aligns interests of participating NEOs with those of our stockholders

— Direct link to growth in stockholder value

—  Serves as a retention tool by increasing the participating NEO’s equity ownership, if the NEO remains with the Company through the applicable vesting date

OTHER COMPENSATION
Component	Key Features	Objectives
Sign-On Bonuses

— One-time compensation in the first year of employment, which may be in the form of cash, or equity subject to time-based vesting conditions

— Amount based on make-whole compensation to new executive officer hire for value lost in leaving his or her prior employment

— May be paid in the form of cash, equity or a combination thereof

— Compensates the executive officer for leaving his or her current employer and joining the Company

— Equity would immediately align the interests of the new executive officer hire with those of our stockholders

Fixed Bonus Opportunities	— Compensate new executive officer hires in the year of hire for lost incentive compensation opportunities due to change in employment, which may be in the form of cash or equity

— Reward the executive officer for work performed during the period of his or her employment with the Company during which he or she does not participate in the AIP and LTIP opportunities offered to other executive officers

—  Equity would immediately align the interests of new executive officer hire with those of our stockholders

Discretionary Cash or Equity Bonus Awards	— In addition to annual cash base salary to compensate executive officers who do not participate in the AIP and LTIP opportunities, which may be in the form of cash or equity	— Rewards the executive officer for exemplary service — Equity would immediately align the interests of new executive officer hire to those of our stockholders
Benefits	— Standard range of medical, dental, life insurance, disability and other plans available to all employees on the same basis	— Provides benefits to promote health and welfare
401(k) Plan	— Matching Company retirement benefit at maximum annual limit under the Code available to all employees on the same basis	— Promote long-term financial security

Detailed Information about Our Executive Officer Compensation Programs

Annual Cash Base Salary

The Compensation Committee generally establishes any annual cash base salary adjustments in February of each year. No NEO received a base salary increase for 2015, except for our CAO who received an increase due to the increasing complexity of her duties overseeing the accounting function for the Company.

2014 Annual Incentive Pay

The first steps to establishing AIP are taken by our Compensation Committee through consultation with management and Frederic W. Cook & Co., the committee’s compensation advisor. The Compensation Committee designated those executive officers who will participate in the plan for any year and establishes the objective performance goals and maximum bonus opportunity of each participant as set forth in the below table, by no later than March 30 of each year. For the first time in 2014, the Compensation Committee set separate operative financial performance conditions and subjective individual performance goals, to determine the threshold, target and maximum dollar amounts payable to participants. The target AIP opportunity of each participant was established for our CEO at 200% of annual cash base salary, and for the CFO and CSTO at 100% of annual cash base salary.

For 2014, the Compensation Committee established Adjusted Cash Flow equal to or in excess of $68.4 million as the objective performance goal. The below table identifies the NEOs designated by the Compensation Committee as participants for 2014 and the maximum bonus opportunity (as a percentage of Adjusted Cash Flow) of each participant.

Participant	Max Bonus Incentive as a Percentage of Adjusted Cash Flow
Steven H. Gunby	5%
Roger D. Carlile	3%
David G. Bannister	3%
Eric B. Miller	2%

The Compensation Committee established the 2014 Operative Performance Conditions and the threshold, target and maximum payments each participant could earn for 2014. The Compensation Committee established that the 2014 Adjusted EPS condition, if met, would determine two-thirds of the value to be awarded to the participant as AIP for 2014, and 2014 Individual Performance conditions would determine one-third of the value to be awarded to the participant as AIP for 2014. In determining the target performance goal of Adjusted EPS of $1.63, the Compensation Committee considered the Company’s 2014 budget, anticipated market conditions, published financial guidance, the recommendation of our CEO, and the Company’s announced goal to attain Adjusted EPS of $2.50 by fiscal 2016. The committee established the threshold goal below the low end of the range of the guidance provided by the Company in June 2014 and the maximum goal to require significant performance improvement for any pay-out to occur.

Following the approval of the 2014 AIP opportunities, Messrs. Carlile and Bannister left the Company and forfeited their opportunities to receive bonus compensation for the 2014 bonus year.

The below table sets forth the 2014 Operative Conditions and the individual threshold, target and maximum fair values established for the 2014 bonus year for our CEO and Former GC, who were the only NEOs who received 2014 AIP opportunities who were employed by the Company on December 31, 2014:

2014 Targets and Corresponding Incentive Compensation Plan Payments
TOTAL OPPORTUNITY
Participant	Threshold	Target	Maximum
Steven H. Gunby	$1,000,000	$2,000,000	$3,000,000
Eric B. Miller	$475,000	$800,000	$1,200,000
ADJUSTED EPS
Participant	Threshold	Target	Maximum
	$1.30	$1.63	$2.10
Steven H. Gunby	$666,667	$1,333,333	$2,000,000
Eric B. Miller	$316,667	$533,333	$800,000
INDIVIDUAL PERFORMANCE
Participant	Threshold	Target	Maximum
Steven H. Gunby	$333,333	$667,666	$1,000,000
Eric B. Miller	$158,333	$266,667	$400,000

Effective February 17, 2015, the Compensation Committee certified that the condition that 2014 Adjusted Cash Flow equal or exceed $68.4 million was achieved based on $135.4 million of actual Cash Flow reported by the Company for the year ended December 31, 2014 having determined that no further adjustments were warranted as none of the types of transactions that would have given rise to such adjustments occurred. Actual 2014 Adjusted EPS equaled $1.64, $0.01 above the target set by the Compensation Committee of $1.63. The Adjusted EPS of $1.64 is the amount published in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on February 23, 2015. The Committee did not make any further adjustments as none of the types of transactions that would have given rise to such adjustments occurred. As 2014 Adjusted EPS was slightly higher than target Adjusted EPS, the bonus payment amount was increased based on the difference between the two performance goals.

In assessing individual performance, the Compensation Committee concluded that our CEO performed in an exemplary manner during the year, achieving all the goals set for him, particularly with respect to implementing a new strategic vision and building our new leadership team. The Compensation Committee authorized the payment of 65% of our CEO’s AIP in cash, and the remaining 35% in the form of an award of restricted stock. Due to the impending departure of our Former GC, the Compensation Committee awarded him the amount specified in the below table in cash. The Compensation Committee believes that payment of a significant portion of AIP in the form of equity subject to vesting conditions is a valuable additional retention tool and keeps the interests of our executive officers aligned with stockholders. The following table sets forth the AIP awarded to each of our CEO and Former GC for 2014, as follows:

NEO	Total Value of 2014 Incentive Compensation ($)
Steven H. Gunby	2,347,518
Eric B. Miller	520,000

2014 Performance-Based LTIP Opportunities

The Compensation Committee authorized 2014 LTIP in the form of cash-based equity like awards because of uncertainty as to whether shares of authorized common stock would be available under stockholder approved equity compensation plans to fund the awards. See “Other Proposals to be Presented at the Annual Meeting—Proposal No. 2—Approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan Effective as of June 3, 2015.”

The Compensation Committee authorized LTIP for the 2014 bonus year, as follows:

—	50% of total LTIP in the form of performance-based cash units (the number of units per award having been determined by applying a Monte Carlo valuation method pursuant to FASB Topic ASC 718 (with each unit equating to the cash value of one share of the Company’s common stock on the final performance determination date)) for the performance measurement period from April 1, 2014 through March 31, 2017, subject to achievement of the Company’s TSR relative to the S&P 500 at or above the (i) 25th percentile will payout at 25% of the target award, (ii) 50th percentile will payout at 100% of the target award, or (iii) 75th percentile will payout at 150% of the target award, for the performance measurement period to reward participants for moderate performance at the “threshold” level, median performance at the “target” level and performance significantly better than “median” at the “maximum” level.

—	25% of the total LTIP in the form of SARs, which number of SARs per award have been determined by applying the Black-Scholes valuation method pursuant to FASB Topic ASC 718, payable in cash equal to the difference between the fair market value of the Company’s common stock on the applicable vesting date in excess of the base value per SAR (which equates to the fair market value of one share of the Company’s common stock, April 1, 2014, on the date of grant), which are subject to pro rata vesting on the first, second and third anniversaries of the date of grant.

—	25% of total LTIP in the form of cash-based full value units, which number of units per award have been determined by dividing (i) the dollar value of the applicable award by (ii) the grant date fair market value of a share of the Company’s common stock (with each unit equating to the cash fair market value of one share of the Company’s common stock on the applicable vesting date), which are subject to pro rata vesting on the first, second and third anniversaries of the date of grant.

The 2014 LTIP opportunities were awarded to each of our CEO, Former CFO, Former Chairman North America and Former GC. Our former officers forfeited the unvested and unearned portions of the LTIP awards for 2014 and prior years when they left the Company. The below table sets forth the LTIP awards to our CEO for the 2014 bonus year:

	TSR Cash-Based Units			Other LTIP Awards

Participating NEO	TSR Equal or Greater Than 25th Percentile of S&P 500 Threshold	TSR Equal or Greater Than 50th Percentile of S&P 500 Target	TSR Equal or Greater Than 75th Percentile of S&P 500 Maximum	Cash-Based SARs	Full Value Cash Units
Steven H. Gunby
Number of Cash Equivalent Units and SARs	8,245	32,981	49,472	48,392	18,242
Grant Date Fair Value	$312,500	$1,250,000	$1,875,000	$625,000	$625,000
Percentage of Opportunity at Total Target Value of $2.5 Million		50%		25%	25%

2015 Performance-Based AIP and LTIP Opportunities

For 2015, the Compensation Committee established AIP opportunities for all the executive officers. The Compensation Committee again used Cash Flow, to be adjusted on the same basis as 2014 Adjusted Cash Flow, to establish the base-line financial hurdle that must be met or exceeded in order for any payment to occur and the maximum payout amounts for each participant. The Compensation Committee established (i) Adjusted EPS, to be further adjusted on the same basis as 2014 Adjusted EPS, (ii) Cash Flow, to be adjusted on the same basis as 2014 Cash Flow, and (iii) individual performance goals, as the operative performance metrics that will be used to determine the actual bonus amount payable to each participant for the 2015 bonus year. The Compensation Committee weighted the operative metrics, with each of them representing one-third of the value of each participant’s AIP opportunity for 2015. The Compensation Committee established aggregate target award values equal to 200% of annual cash base salary for our CEO and 100% of annual cash base salary for each of our CFO, CSTO and CHRO.

The Compensation Committee authorized 2015 LTIP opportunities in the form of equity awards, all of which are subject to stockholder approval of Proposal No. 2 presented in this Proxy Statement as a condition precedent to issuing such awards. See “Other Proposals to be Presented at the Annual Meeting—Proposal No. 2— Approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan Effective as of June 3, 2015,” for a discussion of how these awards will be affected if stockholders do not approve Proposal No. 2 presented in this Proxy Statement. The Compensation Committee established aggregate target award values equal to 250% of annual cash base salary for our CEO and 100% of annual cash base salary for our CFO, CSTO and CHRO.

Starting in 2014, the Compensation Committee increased the percentage of LTIP opportunities that are performance based to 75% (including SARs) and decreased the percentage of LTIP opportunities consisting of time-based full-value awards to 25%, as compared to 62% and 38%, respectively, in prior years. Accordingly, the Compensation Committee authorized LTIP awards for the 2015 bonus year, as follows:

—	50% of total LTIP in the form of performance-based restricted stock units (the number of units per award having been determined by applying the Monte Carlo valuation method pursuant to FASB Topic ASC 718), which are subject to performance conditions based on the Company’s TSR relative to the S&P 500, and further subject to payout percentages consistent with those established by the Compensation Committee with respect to the awards authorized for the 2014 bonus year as described above, to reward participants for moderate performance at the “threshold” level, median performance at the “target” level and performance significantly better than “median” at the “maximum” level.

—	25% of the total LTIP in the form of option shares, which number of option shares per award have been determined by applying the Black-Scholes valuation method pursuant to FASB Topic ASC 718, exercisable at an exercise price equal to the fair market value of a share of the Company’s common stock for March 1, 2015, the date of grant, which are subject to pro rata vesting on the first, second and third anniversaries of the date of grant.

—	25% of total LTIP in the form of restricted stock units, which number of units per award have been determined by dividing (i) the dollar value of the applicable award by (ii) the grant date fair market value of a share of the Company’s common stock for March 1, 2015, the date of grant, which are subject to pro rata vesting on the first, second and third anniversaries of the date of grant.

The LTIP opportunities for the 2015 bonus year were granted to each of our CEO, CFO, CSTO and CHRO effective March 1, 2015, as follows:

	TSR Restricted Stock Units			Other LTIP Awards

Participating NEO	TSR Equal or Greater Than 25th Percentile of S&P 500 Threshold	TSR Equal or Greater Than 50th Percentile of S&P 500 Target	TSR Equal or Greater Than 75th Percentile of S&P 500 Maximum	Stock Options	Restricted Stock Units
Steven H. Gunby
Number of Shares of Common Stock	8,439	33,757	50,636	75,223	16,951
Grant Date Fair Value	$312,500	$1,250,000	$1,875,000	$625,000	$625,000
Percentage of Opportunity at Total Target Value of $2.5 Million		50%		25%	25%
David M. Johnson
Number of Shares of Common Stock	2,194	8,777	13,165	19,558	4,407
Grant Date Fair Value	$81,250	$325,000	$487,500	$162,500	$162,500
Percentage of Opportunity at Total Target Value of $650,000		50%		25%	25%
Paul Linton
Number of Shares of Common Stock	1,519	6,076	9,114	13,540	3,051
Grant Date Fair Value	$56,250	$225,000	$337,500	$112,500	$112,500
Percentage of Opportunity at Total Target Value of $450,000		50%		25%	25%
Holly Paul
Number of Shares of Common Stock	1,350	5,401	8,101	12,035	2,712
Grant Date Fair Value	$50,000	$200,000	$300,000	$100,000	$100,000
Percentage of Opportunity at Total Target Value of $400,000		50%		25%	25%

Prior Year LTIP Awards

As of December 31, 2014, our Former CEO and Former GC were the only NEOs who continued to hold LTIP awards granted by the Compensation Committee prior to 2014. Those awards consisted of two performance-based stock unit awards granted in 2012 and 2013, subject to performance conditions based on TSR relative to the S&P 500 and the Company’s ROE, in each case measured over a three-year performance period ending December 31, 2014 and December 31, 2015, respectively. On February 17, 2015, the Compensation Committee certified that the performance conditions based on TSR and ROE associated with the LTIP awards granted in 2012 were not achieved and our Former CEO and Former GC forfeited those awards. In addition, Mr. Miller forfeited the performance-based restricted stock unit awards granted as LTIP in 2013, as well as all unvested stock option awards and shares of restricted stock that were granted as LTIP in 2012 and 2013, upon his leaving the Company on March 13, 2015. Our Former CEO, who is a part-time employee of the Company, continues to hold his performance-based restricted stock unit award granted as LTIP with the measurement period ending December 31, 2015.

Other Compensation

Sign-On Bonuses. During 2014, the Compensation Committee authorized one-time sign-on bonus payments to our CEO upon commencement of his employment with the Company, with a grant date value of $3.0 million in shares of restricted stock, vesting ratably over three years. The Compensation Committee authorized sign-on bonuses with a grant date value of $1.5 million in shares of restricted stock and a stock option to David Johnson and with a grant date value of $1.1 million in restricted stock and a stock option to Paul Linton, each of such awards vesting ratably over three years. The applicable numbers of restricted shares per award were determined by dividing (i) the applicable dollar value of such award by (ii) the fair market value of a share of the Company’s common stock on the applicable date of grant. The applicable numbers of options shares were determined by applying the Black-Scholes valuation method pursuant to FASB Topic ASC 718. Each of the sign-on bonuses are intended to compensate the applicable officer for lost compensation opportunities with his former employer and were a material factor in such executive officer’s decision to accept employment with the Company. Payment of these bonuses through the grant of equity has the added benefit of immediately aligning their interests with those of our stockholders. See “—Summary Compensation Table.”

Fixed Bonus Opportunities. During 2014, the Compensation Committee authorized fixed prorated 2014 bonus payments to each of our CFO and CSTO upon his commencement of employment on August 25, 2014. The 2014 bonus payment to our CFO was in the form of shares of restricted and a stock option with a grant date value of $459,454 on August 25, 2014, the date of grant. The number of restricted shares was determined by dividing (i) the applicable dollar value of such award by (ii) the fair market value of a share of the Company’s common stock on the applicable date of grant. The number of options shares was determined by applying the Black-Scholes valuation method pursuant to FASB Topic ASC 718. Our CSTO’s prorated bonus payment for 2014 was $375,000, which was paid in cash.

Discretionary Cash or Equity Bonus Awards. Executive officers and other employees who do not participate in the AIP and/or LTIP opportunities are eligible to receive discretionary annual bonus payments in the form of cash, stock or a combination of cash and stock. Discretionary bonus is in addition to annual cash base salary. Discretionary bonus is designed to reward exemplary performance. The Compensation Committee did not designate our CAO, who is an NEO for 2014, as a participant in the AIP and LTIP for 2014 and 2015. The Compensation Committee believes that our CAO’s participation in programs that measure performance based on financial goals may incentivize risky behavior. The Compensation Committee awarded our CAO a cash discretionary bonus of $285,000.

Health and Welfare Benefits. We provide our NEOs with substantially the same benefits that we provide to employees generally to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s employees. These benefits include medical, dental, vision, prescription drug and mental health insurance or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life and AD&D insurance coverage for employees and their dependents, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Retirement Benefits. We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the Internal Revenue Code of 1986, as amended, which was $7,800 for 2014.

Retention Payments. In the past, the Compensation Committee has authorized a retention payment to an NEO, on a case-by-case basis, after considering any changes to the NEO’s employment terms or conditions. Such retention payments were authorized in the form of cash (with or without a claw back feature), time-based equity awards or performance-based equity awards. See “—Compensation Actions Relating to Our Former Officers” and “Employment Agreements and Potential Termination and Change in Control Payments—Jack B. Dunn, IV, Roger D. Carlile, David G. Bannister and Eric B. Miller, for a discussion of the termination and retention payments made to them.”

Compensation Actions Relating to Our Former Officers

On December 13, 2013, the Board of Directors approved a series of executive management and Board governance changes arising out of its leadership succession process. Having identified Steven H. Gunby as a candidate with the qualifications to strategically direct the future of the Company, the Board determined that it was in the best interests of the Company to transition to a new President and Chief Executive Officer. This allowed for a smooth leadership transition, with the election of Steven H. Gunby as the Company’s new President and Chief Executive Officer, effective on January 20, 2014.

At the time of our Former CEO’s transition, the Company and Mr. Dunn were parties to a written employment agreement, which was last amended in April 2012 (the “Former CEO Employment Agreement”). Mr. Dunn tendered his notice to the Board that he would resign his full-time employment with the Company for “good reason” in accordance with the terms of the Former CEO Employment Agreement, effective on January 20, 2014, on the basis of diminution of title, duties and status due to the employment of Steven H. Gunby as President and Chief Executive Officer of the Company. Mr. Dunn and the Company entered into the Separation Letter Agreement dated December 13, 2013 (the “Former CEO Separation Agreement”) acknowledging that effective upon his resignation, Mr. Dunn would be entitled to receive the termination and other compensation payments that he is entitled to receive under the Former CEO Employment Agreement pertaining to a “good reason” termination. The Former CEO Separation Agreement did not entitle Mr. Dunn to receive any payments in addition to those which were provided for in his Former CEO Employment Agreement. Under the terms of the 2012 Former CEO Amendment, as a result of Mr. Dunn’s employment terminating for “good reason,” he was not obligated to repay the pro rata portion of the retention payment that he received in April 2012. See “Employment Agreement and Potential Termination and Change in Control Payments—Potential Termination and Change in Control Payment Amounts” for a discussion of the amounts received by Mr. Dunn as a result of his termination for “good reason.” Mr. Dunn continues to be employed by the Company in a part-time non-executive capacity. In connection with his resignation from the Company, the Board accepted Mr. Dunn’s resignation as a director of the Company effective January 20, 2014.

As of January 15, 2014, each of Messrs. Carlile, Bannister and Miller entered into a Retention Bonus Letter Agreement (each a “Retention Agreement”), providing that if he remained continuously employed by the Company through March 15, 2015 (the “Retention Date”), he would be entitled to a cash retention award in the amount of $1.0 million (each a “Retention Payment”). If such executive officer were terminated by the Company other than for “cause” (as defined in the Retention Agreement), or if his employment were terminated for Death or “disability” or he resigned for “good reason” (as defined in the Retention Agreement), in each case prior to the Retention Date, he would be entitled to receive the Retention Payment. On August 8, 2014, the Company announced that Roger Carlile and David Bannister both tendered their notices of termination with “good reason.” Mr. Carlile ceased holding the position of Chief Financial Officer of the Company effective August 25, 2015 in connection with Mr. Johnson’s appointment as CFO, and Mr. Carlile left his employment with the Company, effective September 19, 2014. Mr. Bannister ceased holding the position of Executive Vice President and Chairman of North America, effective August 8, 2014, and left his employment, effective September 2, 2014. In 2015, the Company announced that Mr. Miller’s employment would be terminated by the Company without “cause.” Mr. Miller ceased holding the position of Executive Vice President, General Counsel and Chief Risk Officer on February 17, 2015 and left his employment, effective March 13, 2015. As a result of the termination of his employment, each of Messrs. Carlile, Bannister and Miller earned and each was paid the $1.0 million retention amount. See “—Employment Agreement and Potential Termination and Change in Control Payments—Potential Termination and Change in Control Payment Amounts” for a discussion of the amounts received by Messrs. Bannister, Carlile and Miller.

Availability of Equity Compensation under Stockholder Approved Equity Compensation Plans

As of the date of this Proxy Statement, we do not have sufficient authorized shares under our stockholder approved equity compensation plans to grant 2015 LTIP in the form of equity. As a result, the Compensation Committee has made stockholder approval of Proposal No. 2 as a condition precedent to issuing those awards. In the event that stockholders do not approve Proposal No. 2, the 2015 LTIP awards will be forfeited by the executive officer. See “Other Proposals to be Presented at the Annual Meeting—Proposal No. 2—Approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan Effective as of June 3, 2015.”

The pay-out values of cash-based LITP awards to our NEOs where value depends on the value of Company common stock will fluctuate depending on the value of our common stock on the performance determination date or the vesting date, as applicable. As a result, the Company will use variable accounting to account for those awards. Variable accounting treatment could result in the Company incurring higher compensation expenses than if those awards were granted in the form of equity or if the Company had paid a fixed value of cash. In addition, the pay-out of such awards in cash will have the effect of reducing available cash and net income available from operations for other purposes.

In addition, we no longer have a sufficient number of authorized shares of common stock authorized under our stockholder approved equity compensation plans to make programmatic equity compensation awards to our non-employee directors and professional employees. If Proposal No. 2 presented in this Proxy Statement is not approved by stockholders, our applicable plans provide that such awards will be funded in cash (subject to substantially equivalent vesting conditions as permitted in compliance with Code Section 409A).

Other Compensation Practices

Timing of Equity Grants

Our stockholder approved equity compensation plans are administered by the Compensation Committee. As administrator, the Compensation Committee has the authority, in its sole and absolute discretion, to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards and establish programs for granting awards. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management. The Compensation Committee typically makes annual short-term and long-term incentive compensation decisions during the first quarter of the year to allow dissemination of our fourth quarter and year-end earnings announcements prior to the grant dates of such awards.

In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent include stockholder approval of authorized shares under an equity plan, commencement of employment or the execution and delivery of employment documents, or may authorize awards as of future grant dates. All option awards are made at an exercise price equal to or exceeding the “fair market value” of our common stock on the date of grant and have a ten-year term. The equity awards to the NEOs are also subject to contractual provisions governing the acceleration of vesting on specified events.

Employment Agreements, Termination of Employment and Change in Control Arrangements

Our contractual arrangements and termination payments are more fully described in “—Employment Agreements and Potential Termination and Change in Control Payments,” We believe that termination rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to the NEOs voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company.

Claw Back Policy

The Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Claw Back Policy”) provides for the recovery of the portion of any cash bonus and other incentive-based compensation received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Claw Back Policy if (i) the restatement was due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the stockholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board has sole authority to determine when the Claw Back Policy will apply and to determine the amount, if any, that will be repaid by the affected executive officer taking into account any facts or circumstances that it deems appropriate, including whether the restatement impacted the timing of recognition (rather than amount), whether the assertion of any claim may violate applicable law or adversely impact the interests of the Company or a subsidiary, and the cost and likely outcome of any potential litigation in connection with the Company’s attempt to recover such payments.

Our CEO and CFO are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires corporate executive officers to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.

Executive Officer Equity Ownership

We believe that our Policy on Executive Officer Equity Ownership (“Executive Stock Ownership Policy”) demonstrates our Board’s continuing commitment to stockholder interests and is an important method to immediately align management’s and stockholders’ interests. The Executive Stock Ownership Policy provides that our Chief Executive Officer must attain an investment level in Company equity equal to at least five times (5x) his annual cash base salary, as adjusted from time to time, within three years from his date of hire. In addition, each of our Chief Financial Officer and other officers are expected to attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary, as adjusted from time to time. Such executive officer is expected to attain the applicable ownership level within three years from (i) the date of adoption of this policy in the case of executive officers on March 28, 2013, (ii) the date he or she first joins the Company in such executive position, (iii) the date he or she is promoted to a new position with a higher ownership level, and (iv) the date of any increase of his or her base annual cash salary (each an “Officer Equity Ownership Date”).

In addition, under the Executive Stock Ownership Policy, a covered officer may not sell, transfer or dispose of shares of common stock if he or she does not attain or maintain the applicable equity ownership investment level at the applicable Officer Equity Ownership Date or at June 30 of each year thereafter, except as necessary to (i) pay or repay the cost of exercising a stock option, (ii) pay any tax obligations associated with the exercise of a stock option, (iii) pay any tax obligations associated with the vesting of shares of restricted stock, (iv) pay any tax obligations associated with the release or distribution of shares of common stock on account of restricted stock or stock units, or (v) with the prior written approval of the Compensation Committee, in its sole discretion.

Shares of Company common stock that are, directly or indirectly (i) beneficially owned by such officer or (ii) held in a trust over which such officer has more than 50% of the beneficial interest and controls the management of the assets will count towards attaining and maintaining the applicable equity ownership level. Stock options and SARs exercisable for shares of Company common stock, whether or not vested, and unearned performance awards will not count towards meeting the equity ownership level. However, restricted stock, stock units and restricted stock units, whether or not vested, will count towards such officer’s equity ownership level. The shares of common stock counted towards attaining and maintaining the total investment level will be valued as the average of the closing prices of the Company’s common stock reported on the NYSE for each trading day in the 90 calendar day period immediately preceding the stock ownership determination date. Executive officers may be prevented from meeting our executive stock ownership guidelines because of the absence of shares available for equity awards under our stockholder approved equity compensation plans.

Our CEO has obtained stock ownership through the shares of restricted stock granted on account of the sign-on bonus on January 20, 2014 and 2014 AIP on March 1, 2015. Our CFO and CSTO have obtained stock ownership through the shares of restricted stock granted on August 25, 2014, on account of their sign-on bonuses (plus, in the case of our CFO, his fixed pro rata bonus for the 2014 bonus year). The below graph illustrates the stock ownership of our executive officers who are subject to our Executive Stock Ownership Policy compared to their required ownership levels valued as the average of the closing prices of the Company’s common stock reported on the NYSE for each trading day in the 90 calendar day period immediately preceding the Record Date (excluding the restricted stock unit awards granted by the Compensation Committee on March 1, 2015 as LTIP for the 2015 bonus year, which are conditioned on stockholder approval of Proposal No. 2 presented in this Proxy Statement):

Restrictions on Entering into Derivative Transactions, Hedging and Pledging of Company Securities

The Company’s Policy on Inside Information and Insider Trading prohibits executive officers and directors from purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls, or similar instruments, or engaging in derivative securities transactions involving or relating to the Company’s securities. In addition, hedging or monetization transactions by executive officers and directors, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, are prohibited. We also prohibit executive officers and directors from pledging and short selling our securities and purchasing our securities on margin.

Deductibility of NEO Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1.0 million paid to a company’s chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Compensation Committee considers Section 162(m) when making compensation decisions but other considerations, such as providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions, and the Company reserves the right to pay compensation that may not qualify for deductibility under Section 162(m) in appropriate circumstances. See “—Summary Compensation Table” for the annual cash base salaries and other compensation paid to the NEOs for 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement relating to the Annual Meeting of stockholders of the Company.

Compensation Committee
Claudio Costamagna, Chair
Brenda J. Bacon
James W. Crownover
Gerard E. Holthaus

SUMMARY COMPENSATION TABLE

We have set forth below the total compensation paid to and earned by, and equity and cash-based awards (subject to performance-based and/or time-based vesting contingencies) granted to our NEOs for the year ended December 31, 2014:

Name and Principal Position	Year (a)	Salary ($) (1) (b)	Bonus ($) (1) (c)	Stock Awards ($) (2) (d)	Option Awards ($) (3) (e)	Non-Equity Incentive Plan Compensation ($) (1)(4) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (5) (h)	Total ($) (i)
Steven H. Gunby	2014	903,846	—	2,999,981	—	4,025,837	—	—	7,929,664
Chief Executive Officer and President
David M. Johnson	2014	200,000	—	979,718	1,081,888	—	—	—	2,261,606
Chief Financial Officer
Paul Linton Chief Strategy and Transformation Officer	2014	138,462	375,000	549,964	440,407	—	—	—	1,503,833

Eric B. Miller	2014	850,000	—	—	—	1,270,000	—	22,496	2,142,496
Executive Vice	2013	850,000	—	536,243	224,113	—	—	19,735	1,630,091
President, General	2012	821,154	—	844,180	192,957	450,000	—	22,676	1,880,967
Counsel and Chief Risk Officer
Catherine M. Freeman	2014	442,692	285,000	—	—	—	—	27,670	755,362
Senior Vice President,	2013	425,000	250,000	—	—	—	—	26,714	701,714
Controller and Chief
Accounting Officer
Jack B. Dunn, IV (6)	2014	2,610,769(7)	—	—	—	—	—	2,043,554	4,654,323
Former CEO	2013	1,550,000	—	1,737,328	290,028	—	—	46,239	3,623,595
	2012	1,550,000	4,500,000	2,600,527	257,276	—	—	55,577	8,963,380
Roger D. Carlile (6)	2014	769,231	1,000,000	—	—	900,000	—	1,458,331	4,127,562
Former CFO		1,000,000	—	653,501	263,662	—	—	8,340	1,925,503
	2013	1,000,000	—	1,110,455	231,551	—	—	7,950	2,349,956

	2012
David G. Bannister (6)	2014	719,231	1,000,000	—	—	900,000	—	2,117,075	4,736,306
Former Chairman	2013	1,000,000	—	653,501	263,662	—	—	35,132	1,952,295
North America	2012	959,615	—	1,247,975	231,551	—	—	29,464	2,468,605

(1)	All cash compensation is presented in Columns (b), (c), (f) and (h).

(2)	The stock awards reported in Column (d) include the aggregate grant date fair market values for awards of stock, computed in accordance with FASB ASC Topic 718. The stock awards reported in Column (d) include the “target” aggregate fair values of the ROE and TSR performance-based restricted stock units granted to participating NEOs as LTIP for 2012 and 2013, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. The “target” fair values of ROE awards are measured on the grant date using the closing price per share of the Company’s common stock for the grant date pursuant to FASB Topic ASC 718. The “target” fair values of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(3)	The option awards reported in Column (e) include the aggregate grant date fair market values for awards of stock options, subject to time-based vesting conditions awarded under the LTIP in 2012 and 2013, computed in accordance with FASB ASC Topic 718.

(4)	The non-equity incentive compensation reported in Column (f) includes:

(i)	the applicable cash portion of AIP awarded to the NEOs for each of the 2012, 2013 and 2014 bonus years;

(ii)	the target fair market values of unvested and unearned cash-based performance units granted on April 1, 2014 as 2014 LTIP to Messrs. Gunby, Miller, Carlile and Bannister that will be settled in cash only, subject to achievement of an applicable performance condition based on the Company’s TSR relative to the S&P 500;

(iii)	the fair market values of full value cash units granted on April 1, 2014 as 2014 LTIP to Messrs. Gunby, Miller, Carlile and Bannister (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), none of which had vested as of December 31, 2014; and

(iv)	the fair market values of cash-based SARs granted on April 1, 2014 as 2014 LTIP to Messrs. Gunby, Miller, Carlile and Bannister (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), none of which had vested as of December 31, 2014.

The following table sets forth the components of non-equity based compensation reported in Column (f) for 2014:

Participating NEOs	Cash Annual Incentive Pay ($) (a)	Target TSR Cash-Based Restricted Stock Unit Award Values ($) (b)	Cash-Based Stock Appreciation Rights ($) (c)	Full Value Cash Units ($) (d)	Total ($) (e)
Steven H. Gunby	1,525,887	1,250,000	625,000	625,000	4,025,887
Eric B. Miller	520,000	375,000	187,500	187,500	1,270,000
Roger D. Carlile	—	450,000	225,000	225,000	900,000
David G. Bannister	—	450,000	225,000	225,000	900,000

(5)	The following table presents an itemization of the amounts included in Column (h):

Name		Company 401 (k) Matching Contributions ($) (a)	Company Paid Premiums on Life Insurance ($) (b)	Company Car/Auto Allowance ($) (d)	Other ($) (e)	Total ($) (f)
Steven H. Gunby	2014	—	—	—	—	—
David M. Johnson (i)	2014	—	—	—	—	—
Paul Linton (i)	2014	—	—	—	—	—
Eric B. Miller	2014	7,800	1,290	13,406	—	22,496
Catherine M. Freeman	2014	7,800	1,290	18,580	—	27,670
Jack B. Dunn, IV (ii)	2014	4,650	1,142	37,762	2,000,000	2,043,554
Roger D. Carlile (iii)	2014	7,800	531	—	1,450,000	1,458,331
David G. Bannister (iv)	2014	1,154	—	15,921	2,100,000	2,117,075

(i)	None of Messrs. Gunby, Johnson and Linton received perquisites or other benefits aggregating more than $10,000 in 2014.

(ii)	Mr. Dunn has use of a car during his five-year transition term which runs from January 20, 2014 through January 20, 2019. Upon termination of his full-time employment for “good reason” effective January 20, 2014, Mr. Dunn received a lump sum cash payment of $2.0 million as severance compensation.

(iii)	Upon termination of his employment for “good reason” effective September 19, 2014, Mr. Carlile received $1.45 million of severance compensation calculated as follows: $1.0 million of salary continuation plus $450,000.

(iv)	Upon termination of his employment for “good reason” effective September 2, 2014, Mr. Bannister received $2.1million of severance compensation calculated as follows: $1.0 million of salary continuation, plus $1.1 million.

(6)	This table includes payments to each of Messrs. Dunn, Carlile and Bannister for the portion of 2014 during which he was employed by the Company, which payments to him have not been annualized to reflect a full 12 months, as well as severance compensation and other termination payments as described above. The “Non-Equity Incentive Compensation Plan” awards shown in Column (f) for 2014 were forfeited by each of Messrs. Carlile, Bannister and Miller upon termination of his employment.

(7)	Includes $900,000 of transition payments during the year ended December 31, 2014.

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2014

The following table provides information on (i) performance-based cash and restricted stock awards granted as AIP, (ii) cash-based performance units, full value units and cash-based SARs granted as LTIP, and (iii) other restricted stock and stock option awards, during the year ended December 31, 2014. There can be no assurance that the grant date fair value of these awards will ever be realized.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Stock Units (1) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (1) (#) (j)	Exercise Base or Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) ($) (l)
Name	Grant Date (a)	Compensation Committee Approval Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Steven H. Gunby	03/28/14 04/01/14 (4) 01/20/14	(3) 03/26/14 12/13/13	650,000 1,562,500 —	1,300,000 2,500,000 —	1,950,000 3,125,000 —	350,000 — —	700,000 — —	1,050,000 — —	— — 72,341	— — —	— — —	— — 3,000,000
David M. Johnson (5)	08/25/14 08/25/14 08/25/14 08/25/14	07/30/14 07/30/14 07/30/14 07/30/14	— — — —	— — — —	— — — —	— — — —	— — — —	— — — —	6,251 20,408 — —	— — 22,367 73,025	— — 36.75 36.75	229,724 749,994 253,675 828,213
Paul Linton (5)	08/25/14 08/25/14	07/30/14 07/30/14	— —	— —	— —	— —	— —	— —	14,965 —	— 53,552	— 36.75	549,964 440,567
Eric B. Miller	03/28/14 04/01/14 (4)	(3) 03/26/14	308,750 468,750	520,000 750,000	780,000 937,500	166,250 —	280,000 —	420,000 —	— —	— —	— —	— —
Catherine M. Freeman	—	—	—	—	—	—	—	—	—	—	—	—
Jack B. Dunn, IV	—	—	—	—	—	—	—	—	—	—	—	—
Roger D. Carlile	03/28/14 04/01/14 (4)	(3) 03/26/14	325,000 562,500	747,500 900,000	1,300,000 1,125,000	175,000 —	402,500 —	700,000 —	— —	— —	— —	— —
David G Bannister	03/28/14 04/01/14 (4)	(3) 03/26/14	325,000 562,500	747,500 900,000	1,300,000 1,125,000	175,000 —	402,500 —	700,000 —	— —	— —	— —	— —

(1)	The restricted stock awards to our CEO as consideration for sign-on bonus compensation granted on January 20, 2014, were granted pursuant to the 2009 Plan. For a discussion of the assumptions and methodologies used to value such awards, please see the discussion of stock awards contained in “Part II, Item 8, ‘Financial Statements and Supplementary Data’ of the Annual Report on Form 10-K for the year ended December 31, 2014 in ‘Notes to Consolidated Financial Statements’ at ‘Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation’ and ‘Note 6— Share-Based Compensation’.”

(2)	Column (l) reports the aggregate grant date fair value of restricted stock and stock options awarded to certain NEOs as consideration for pro rata 2014 fixed AIP and/or sign-on bonuses awarded in the form of equity during the year ended December 31, 2014 in accordance with FASB ASC Topic 718.

(3)

On March 28, 2014, the Compensation Committee established Adjusted Cash Flow equal to or in excess of $68.4 million as the objective performance goal below which no AIP would be paid. On July 9, 2014, the Compensation Committee (i) established separate operative financial performance conditions based on 2014 Adjusted EPS and individual performance goals, (ii) established threshold, target and maximum dollar amounts payable to each participant, and (iii) authorized that AIP for the 2014 bonus year, if any, would be paid-out 65% in cash and 35% in shares of restricted stock or full value cash units

(if a sufficient number of authorized shares under a stockholder approved equity compensation plan are not available at the time of grant). Columns (c), (d) and (e) represent the 65% of such incentive compensation that would be payable in cash, if earned, and Columns (f), (g) and (h) represent the 35% of such incentive compensation that would be payable in stock, if earned. Effective February 17, 2015, the Compensation Committee certified that the actual Cash Flow of the Company for the year ended December 31, 2014 was $135.4 million, which exceeded the $68.4 million threshold established by the Compensation Committee. Actual Adjusted EPS for the year ended December 31, 2014 equaled $1.64, $0.01 above the target set by the Compensation Committee of $1.63, resulting in the Compensation Committee authorizing aggregate 2014 AIP payable as of March 1, 2015 to our CEO and Former CFO with aggregate values of $2,347,518 and $520,000, respectively.

(4)	Columns (c), (d) and (e) include the grant date fair values of (i) cash-based performance units (subject to performance conditions based on the Company’s TSR relative to the S&P 500), (ii) full value cash unit awards (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), and (iii) cash-based SARs (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), approved by the Compensation Committee on March 26, 2014 as LTIP awards for the 2014 bonus year with a date of grant of April 1, 2014. The grant date fair values of performance-based cash units granted on April 1, 2014, subject to performance conditions based on the Company’s TSR relative to the S&P 500 are based upon the probable outcomes of such conditions, excluding the effect of estimated forfeitures, measured using a Monte Carlo simulation technique that assesses the probabilities of various outcomes of the marked conditions pursuant to FASB Topic ASC 718.

Each performance-based cash unit represents the right to receive an amount of cash on the performance determination date equal to the fair market value of a share of the Company’s common stock on such performance determination date upon achievement of the applicable performance conditions. Each full value cash unit represents the right to receive an amount of cash on the applicable vesting date equal to the product of the fair market value of a share of the Company’s common stock on such applicable vesting date. Each SAR represents the right to receive an amount of cash upon exercise following the applicable vesting date equal to (A) the difference between (i) the fair market value of a share of the Company’s common stock on the applicable exercise date, minus (ii) the base price of $34.26 per share. The following table sets forth the dollar value of each of the types of LTIP awards granted by the Compensation Committee at target:

Participating NEOs	Cash-Based Performance Units at Target ($)	Full Value Cash Units at Target ($)	Cash-Based Stock Appreciation Rights at Target ($)
Steven H. Gunby	1,250,000	625,000	625,000
Eric B. Miller	375,000	187,500	187,500
Roger D. Carlile	450,000	225,000	225,000
David G. Bannister	450,000	225,000	225,000

(5)	The restricted stock awards and stock option awards to our CFO and CSTO were awarded as employment inducement awards pursuant to the exemption under rule 303A.08 of the NYSE. For a discussion of the assumptions and methodologies used to value such awards, please see the discussion of stock awards contained in “Part II, Item 8, ‘Financial Statements and Supplementary Data’ of the Annual Report on Form 10-K for the year ended December 31, 2014 in ‘Notes to Consolidated Financial Statements’ at ‘Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation’ and ‘Note 6—Share-Based Compensation’.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable stock options, (ii) exercisable and unexercisable SARs, (iii) unvested shares of restricted stock and performance based restricted stock units, (iv) full value cash units, and (v) cash-based performance units, held by our NEOs on December 31, 2014:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options and SARs (#) Exercisable (a)	Number of Securities Underlying Unexercised Options and SARs (#) Unexercis- able (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs (#) (c)	Option Exercise Price or SAR Base Price ($/Sh) (d)	Option or SAR Expiration Date (e)	Number of Shares or Full Value Units that Have Not Vested (#) (f)	Market Value of Shares or Full Value Units that Have Not Vested ($) (g)	Equity and Non- Equity Incentive Plan Awards: Number of Unearned Shares, Full Value Units Or Other Rights that Have Not Vested (#) (h)	Equity and Non- Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Full Value Units or Other Rights That Have Not Vested ($) (i)
Steven H.	—	—	—	—	—	72,341(1)	2,794,533 (2)	—	—
Gunby	—	—	—	—	—	—	—	18,242 (3)	704,688 (2)
	—	—	—	—	—	—	—	32,981 (4)	1,274,056 (2)
	—	—	48,932 (5)	34.26	04/01/24	—	—	—	—
David M.	—	—	—	—	—	6,251 (6)	241,476 (2)	—	—
Johnson	—	—	—	—	—	20,408 (7)	788,361 (2)	—	—
	—	22,367 (8)	—	36.75	08/25/24	—	—	—	—
	—	73,025 (9)	—	36.75	08/25/24	—	—	—	—
Paul	—	—	—	—	—	14,965 (10)	578,098 (2)	—	—
Linton	—	53,552 (11)	—	36.75	08/25/24	—	—	—	—
Eric B.	—	—	—	—	—	—	—	5,472 (3)	211,383 (2)
Miller (12)	—	—	—	—	—	—	—	9,894 (4)	382,205 (2)
	—	—	14,517 (5)	34.26	04/01/24	—	—	—	—
	—	—	—	—	—	26,742 (13)	1,033,043 (2)	—	—
	10,000 (15)	—	—	28.40	02/13/17	9,732 (14)	375,947 (2)	—	—
	15,000 (16)	10,000 (16)	—	33.40	03/01/21	—	—	—	—
	6,069 (16)	9,105 (16)	—	39.54	03/01/22	—	—	—	—
	—	—	17,000 (16)	33.84	03/05/23	—	—	—	—
						—	—	—	—
Catherine M.	—	—	—	—	—	3,750 (17)	144,863 (2)	—	—
Freeman	10,000 (18)	—	—	55.64	11/12/17	—	—	—	—
Jack B.	—	—	—	—	—	36,156 (13)	1,396,706 (2)	—	—
Dunn, IV (20)	22,500 (19)	—	—	41.15	01/20/15	—	—	—	—
	22,500 (19)	—	—	53.52	01/20/15	—	—	—	—
	22,500 (19)	—	—	59.25	01/20/15	—	—	—	—
	22,500 (18)	—	—	69.85	01/20/15	—	—	—	—
	20,232 (16)	—	—	39.54	01/20/15	—	—	—	—
	22,500 (19)	—	—	67.91	01/20/15	—	—	—	—
Roger D.	—	—	—	—	—	—	—	—	—
Carlile (21)
David G.	—	—	—	—	—	—	—	—	—
Bannister (22)

(1)	Represents unvested shares of restricted stock awarded by the Compensation Committee with a grant date of January 20, 2014 under the 2009 Plan, which vest ratably in three equal installments on January 20, 2015, January 20, 2016 and January 20, 2017, such that all shares will be fully vested on January 20, 2017.

(2)	Determined by multiplying $38.63 per share, the closing price of our common stock reported by the NYSE for December 31, 2014, by the number of shares of restricted stock or restricted stock units that have not yet vested.

(3)	Represents unvested full value cash units awarded by the Compensation Committee as 2014 LTIP, with a grant date of April 1, 2014 under the 2009 Plan, each unit representing the right to receive an amount of cash on the applicable vesting date equal to the product of (i) the fair market value of a share of the Company’s common stock on such applicable vesting date, multiplied by (ii) the number of units that vested on such date, which vest ratably in three installments on April 1, 2015, April 1, 2016 and April 1, 2017, such that all units will be fully vested on April 1, 2017.

(4)	Represents the target number of unearned performance-based cash units granted by the Compensation Committee with a grant date of April 1, 2014 under the 2009 Plan (subject to performance conditions based on the Company’s TSR relative to the S&P 500 measured over the period from April 1, 2014 through March 31, 2017), representing the right to receive an amount of cash on the performance determination date equal to the product of (i) the fair market value of a share of the Company’s common stock on such performance determination date, multiplied by (ii) the number of units earned on such performance determination date upon achievement of the applicable performance condition established by the Compensation Committee.

(5)	Represents cash-based unvested and unexercisable SARs granted by the Compensation Committee with a grant date of April 1, 2014 under the 2009 Plan, each SAR representing the right to receive an amount of cash upon exercise, following the applicable vesting date, equal to (A) the difference between (i) the fair market value of a share of the Company’s common stock on the applicable exercise date, and (ii) the base price of $34.26 per share, multiplied by (B) the number of SARs exercised by the holder on such date, which vest and will be exercisable ratably in three installments on April 1, 2015, April 1, 2016 and April 1, 2017, such that all SARs will be fully vested and exercisable on April 1, 2017.

(6)	Represents unvested shares of restricted stock granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside of the 2009 Plan, on account of a portion of the executive officer’s fixed pro rata bonus for the 2014 bonus year, which vest ratably in five installments on August 25, 2015, August 25, 2016, August 25, 2017, August 25, 2018 and August 25, 2019, such that all shares will be fully vested on August 25, 2019.

(7)	Represents unvested shares of restricted stock granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside of the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company, which vest ratably in five installments on August 25, 2015, August 25, 2016, August 25, 2017, August 25, 2018 and August 25, 2019, such that all shares will be fully vested on August 25, 2019.

(8)	Represents unvested option shares granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside of the 2009 Plan, on account of a portion of the executive officer’s pro rata fixed bonus for the 2014 bonus year, which vest and will be exercisable ratably in five installments on August 25, 2015, August 25, 2016, August 25, 2017, August 25, 2018 and August 25, 2019, such that the entire stock option will be fully vested and exercisable on August 25, 2019.

(9)	Represents unvested option shares granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside of the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus, which vest and will be exercisable ratably in five installments on August 25, 2015, August 25, 2016, August 25, 2017, August 25, 2018 and August 25, 2019, such that the entire stock option will be fully vested and exercisable on August 25, 2019.

(10)	Represents unvested shares of restricted stock granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside of the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company, which vest ratably in three installments on August 25, 2015, August 25, 2016, and August 25, 2017, such that all shares will be fully vested on August 25, 2017.

(11)	Represents unvested option shares granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside of the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for the 2014 bonus year, which vest and will be exercisable ratably in three installments on August 25, 2015, August 25, 2016 and August 25, 2017, such that the entire stock option will be fully vested and exercisable on August 25, 2017.

(12)	The executive officer left his employment with the Company effective March 13, 2015. Effective that day he forfeited all unearned and unvested portions of the LTIP awards described in footnotes 13, 14 and 16 below.

(13)	Represents the unvested performance-based restricted stock units awarded to the executive officer by the Compensation Committee with grant dates of March 1, 2012 and March 5, 2013, as LTIP under our 2009 Plan, subject to performance goals based on the achievement of ROE and TSR targets for the three-year performance measurement periods ended December 31, 2014 and ending December 31, 2015, respectively. Such awards are subject to additional time-based vesting requirements if the applicable performance goals have been achieved. On February 17, 2015, the Compensation Committee certified that the ROE and TSR performance goals relating to the restricted stock units awarded on March 1, 2012 were not achieved as of the end of the three-year measurement period on December 31, 2014 and such awards were forfeited on February 23, 2015.

(14)	Represents the unvested portion of shares of restricted stock awarded to the executive officer by the Compensation Committee with a grant date of March 1, 2011, March 1, 2012 and March 5, 2013 as LTIP, under our 2009 Plan, which vest ratably in five equal installments on the first through fifth anniversary dates of the date of grant, such that all shares would have been fully vested on March 1, 2016, March 1, 2017 and March 5, 2018, respectively.

(15)	Represents the vested and unexercised stock option awarded to the executive officer by the Compensation Committee with a grant date of February 13, 2007, under our 2006 Plan, which fully vested as of February 13, 2010.

(16)	Represents vested and exercisable and/or unvested portions of stock options awarded to the executive officer by the Compensation Committee with a grant date of March 1, 2011, March 1, 2012 and March 5, 2013 as LTIP, under our 2009 Plan, subject to vesting ratably in five equal installments on the first through fifth anniversary dates of the date of grant, such that all stock options will be fully vested on March 1, 2016, March 1, 2017 and March 5, 2018, respectively.

(17)	Represents the unvested shares of restricted stock awarded to the executive officer by the Compensation Committee with a grant date of March 9, 2012, under our 2009 Plan.

(18)	Represents the vested and unexercised stock option awarded to the executive officer by the Compensation Committee with a grant date of November 12, 2007, under our 2006 Plan, which fully vested as of November 12, 2012.

(19)	Represents vested standing stock option awards to the executive officer as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity compensation plans in effect from time to time. Each award was for a stock option exercisable for 22,500 shares of common stock. The award was made automatically as of the day following the publication of our first, second and third quarterly and year-end earnings press releases at an exercise price equal to 110% of the closing price per share of Company common stock as reported on the NYSE (or other principal exchange on which our common stock was then traded) for the date of the award. Each stock option becomes fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value. The automatic stock option award was replaced by the automatic restricted stock award to the executive officer effective with the second quarter ended June 30, 2008. The awards in column (a) represent stock options granted under our 2004 Long-Term Incentive Plan or 2006 Plan, as applicable, for which applicable market conditions were achieved as of December 31, 2013.

(20)	Mr. Dunn’s last day of full-time employment was January 20, 2014.

(21)	Mr. Carlile’s last day of employment was September 19, 2014.

(22)	Mr. Bannister’s last day of employment was September 2, 2014.

Option Exercises and Stock Vested

The following table shows the number of shares of our common stock acquired during the fiscal year ended December 31, 2014 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (a)	Value Realized Upon Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)
Steven H. Gunby:
Options	—	—	—	—
Stock	—	—	—	—
David M. Johnson:
Options	—	—	—	—
Stock	—	—	—	—
Paul Linton:
Options	—	—	—	—
Stock	—	—	—	—
Eric B. Miller:
Options	—	—	—	—
Stock	—	—	7,204	245,452
Catherine M. Freeman:
Options	—	—	—	—
Stock	—	—	3,750	113,813
Jack B. Dunn, IV:
Options	42,001	187,247	—	—
Stock	—	—	86,341	3,596,103
Roger D. Carlile
Options	15,642	43,960	—	—
Stock	—	—	10,066	333,079
David G. Bannister
Options	35,283	104,577	—	—
Stock	—	—	11,226	379,067

(1)	The value realized upon the exercise of stock options is computed by multiplying (A) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option by (B) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (A) the market value of the shares of common stock at the vesting date by (B) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Arrangements

Steven H. Gunby. The Company and Mr. Gunby are parties to the Employment Agreement dated as of December 13, 2013, effective January 20, 2014 (the “CEO Employment Agreement”), for an initial term of three years, which will be automatically renewed for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provides 120 days or 90 days prior written notice, respectively, of non-renewal. The CEO Employment Agreement provides for payments upon termination by the Company with and without “cause” (as defined in the CEO Employment Agreement), termination by Mr. Gunby with and without “good reason” (as defined in the CEO Employment Agreement) and events of termination such as a “Change of Control” (as defined in the 2009 Plan) as described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” The CEO Employment Agreement contains non-competition provisions that will continue for 18 months following the last day of employment. During that period, Mr. Gunby also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate his or its relationship with the Company or interfering with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of his employment agreement.

David M. Johnson. Mr. Johnson entered into an employment letter with the Company dated July 10, 2014 (the “CFO Employment Letter”), which provides for at-will employment subject to certain terms relating to annual cash base salary, sign-on bonus, bonus opportunities and severance protection upon certain termination events. If Mr. Johnson is terminated by the Company without “cause” (as defined in the CFO Employment Letter), by Mr. Johnson with “good reason” (as defined in the CFO Employment Letter”) or within 18 months following a “change in control” (as defined in the 2009 Plan), he will be entitled to receive certain payments described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” The CFO Employment Letter contains non-competition provisions that will continue for 12 months following the last day of employment. During that period, Mr. Johnson also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate his or its relationship with the Company. Mr. Johnson also agrees not to use or disclose confidential or proprietary information of the Company in violation of his employment agreement.

Paul Linton. Mr. Linton entered into an employment letter with the Company dated July 15, 2014 (the “CSTO Employment Letter”), which provides for at-will employment subject to certain terms relating to annual cash base salary, sign-on bonus, bonus opportunities and severance protection upon certain termination events. If Mr. Linton is terminated by the Company without “cause” (as defined in the CSTO Employment Letter), by Mr. Linton with “good reason” (as defined in the CSTO Employment Letter”) or within 18 months following a “change in control” (as defined in the 2009 Plan), he will be entitled to receive certain payments described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” The CSTO Employment Letter contains non-competition provisions that will continue for 12 months following the last day of employment. During that period, Mr. Linton also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate their relationship with the Company. Mr. Linton also agrees not to use or disclose confidential or proprietary information of the Company in violation of his employment agreement.

Eric B. Miller. As of June 2, 2010, Mr. Miller entered into an amended employment letter (the “Miller Employment Letter”), which superseded his prior employment letter. The Miller Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity and severance protection upon certain termination events. The Miller Employment Letter provides that in the event of termination by the Company without “cause” or termination by Mr. Miller for “good reason,” he will be entitled to certain payments described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” The Miller Employment Letter does not contain any non-competition and non-solicitation restrictions.

As of January 15, 2014, Mr. Miller entered into a Retention Agreement, providing that if he remains continuously employed by the Company through the Retention Date, he will be entitled to a Retention Payment. If Mr. Miller is terminated by the Company other than for “cause” (as defined in his Retention Agreement), or if his employment is terminated for Death or “disability” or he resigns for “good reason” (as defined in his Retention Agreement), in each case prior to the Retention Date, he will be entitled to receive the Retention Payment within 60 days of such termination event, provided he (or his executor or personal representative) executes and returns a general release which becomes effective and irrevocable prior to such 60th day.

Catherine M Freeman. As of April 1, 2011, Ms. Freeman entered into an amended employment letter (the “Freeman Employment Letter”), which superseded her prior employment letter. The Freeman Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity, and severance protection. In the event of termination by the Company without “cause” or termination by Ms. Freeman for “good reason,” she will be entitled to certain payments described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” The Freeman Employment Letter does not contain non-competition and non-solicitation terms.

Jack B. Dunn, IV. The Company and Mr. Dunn are parties to the Former CEO Employment Agreement. Mr. Dunn tendered his notice to the Board that he would resign his full-time employment with the Company for “good reason” in accordance with the terms of the Former CEO Employment Agreement, effective on January 20, 2014, on the basis of diminution of title, duties and status due to the employment of Steven H. Gunby as President and Chief Executive Officer of the Company. Mr. Dunn and the Company entered into the Former CEO Separation Agreement acknowledging that Mr. Dunn’s resignation was tendered for “good reason” in accordance with the terms of the Former CEO Employment Agreement and that effective upon his resignation, Mr. Dunn would be entitled to receive the termination and other compensation payments set forth in the Former CEO Employment Agreement pertaining to a “good reason” termination. As a result, under the terms of the Former CEO Employment Agreement, Mr. Dunn was not obligated to repay the pro rata portion of the retention payment for the period from January 20, 2014 through December 31, 2020 upon the termination of his employment for “good reason” and all unvested equity awards not subject to performance conditions immediately vested upon his termination for “good reason.”

Effective January 20, 2014, Mr. Dunn became a part-time employee of the Company pursuant to the transition terms of the Former CEO Employment Agreement, which provide that if Mr. Dunn’s employment term expires or earlier terminates other than upon death, “disability” or termination by the Company for “cause,” Mr. Dunn will continue to provide services as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period if the Board or Chief Executive Officer of the Company, from time to time, so requests. During his transition term, the Company will pay Mr. Dunn five annual transition payments of $1.0 million and a lump sum payment upon termination due to death and “disability” equal to any unpaid portion of such transition payments. Mr. Dunn also has use of a car during his transition term. In addition, any unvested equity awards will continue to vest and any equity awards subject to performance conditions will remain outstanding and may be earned by Mr. Dunn during the transition period if the performance conditions are met.

The Former CEO Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate his or its relationship with the Company. Mr. Dunn also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term and transition payments will terminate if Mr. Dunn breaches his obligations not to compete or solicit pursuant to the Former CEO Employment Agreement.

Roger D. Carlile and David G. Bannister. As of June 2, 2010, Messrs. Carlile and Bannister each entered into an amended employment letter (the “Carlile Employment Letter” and the “Bannister Employment Letter,” respectively), which superseded their prior employment letters. Each of the Carlile Employment Letter and the Bannister Employment Letter provide for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity and severance protection upon certain termination events. In addition, the Carlile Employment Letter contains obligations associated with the repayment of a 2008 special bonus award if he no longer provides services to the Company before certain dates. Each of the Carlile Employment Letter and Bannister Employment Letter provide that in the event of termination by the Company without “cause” or termination by Messrs. Carlile or, Bannister, as the case may be, for “good reason,” he will be entitled to certain payments described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” None of the Carlile Employment Letter and the Bannister Employment Letter contains non-competition and non-solicitation terms.

As of January 15, 2014, each of Mr. Carlile and Mr. Bannister entered into a Retention Agreement, respectively, providing that if he remains continuously employed by the Company through the Retention Date, he will be entitled to a Retention Payment. If such executive officer is terminated by the Company other than for “cause” (as defined in his Retention Agreement), or if his employment is terminated for Death or “disability” or he resigns for “good reason” (as defined in his Retention Agreement, as the case may be), in each case prior to the Retention Date, he will be entitled to receive his Retention Payment within 60 days of such termination event, provided he (or his executor or personal representative) executes and returns a general release which becomes effective and irrevocable prior to such 60th day.

Potential Termination Payments

The NEOs will receive various payments described under “—Potential Termination and Change in Control Payment Amounts” upon termination of employment, including termination by the Company without “cause,” termination by the executive officer for “good reason,” termination upon death or “disability,” or termination following a “change in control” of the Company. We believe that these termination rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to the NEOs voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “—Employment Arrangements” above. Generally, the terms “cause,” “good reason,” “change in control,” and “disability” have the meanings given those terms or words of similar import in the relevant employment document.

Potential Termination and Change in Control Payment Amounts

The following table sets forth the payments that may be received by each of our CEO, CFO, CSTO and CAO as if his or her employment terminated as of December 31, 2014:

Name	Termination for any Reason Other than Termination by the Company Without “Cause” or Termination by the Executive Officer With “Good Reason” ($) (a)	Termination by the Company Without “Cause” or Termination by the Executive Officer With “Good Reason” ($) (b)	Termination by the Company Without “Cause” or Termination by the Executive Officer With “Good Reason” Coincident With or During a Specified Period Following a “Change in Control” ($) (c)	Death or “Disability” ($) (d)
Steven H. Gunby:
Annual Cash Base Salary	—	—	—	—
Prorated AIP for Year of Termination (1)	—	2,000,000	2,000,000
Acceleration of Restricted Stock and Stock Option Awards:
Restricted Stock (2)	—	2,794,533	2,794,533	2,794,533
Stock Options	—	—	—	—
Acceleration of LTIP Awards:
Full Value Cash Units (3)	—	—	704,688	704,688
SARs (4)	—	—	211,473	211,473
Cash-Based Performance Units (5)	—	—	—	—
Severance Payment (6)	—	4,500,000	6,000,000	—
Health and Welfare Benefits (7)	—	26,371	26,371	—
Total	—	9,320,904	11,737,065	3,710,694

David M. Johnson:
Annual Cash Base Salary	—	—	—	—
Acceleration of Restricted Stock and Stock Option Awards:
Restricted Stock (8)	—	1,029,837	1,029,837	1,029,837
Stock Options (9)	—	163,107	163,107	163,107
Severance (10)	—	650,000	1,300,000	—
Health and Welfare Benefits (11)	—	12,192	12,192	—
Total	—	1,855,136	2,505,136	1,192,944

Paul Linton:		—
Annual Cash Base Salary	—	—	—	—
Acceleration of Restricted Stock and Stock Option Awards:
Restricted Stock (12)	—	578,098	578,098	578,098
Stock Options (13)	—	125,639	125,639	125,639
Severance Payment (10)	—	450,000	900,000	—
Health and Welfare Benefits (11)	—	17,581	17,581	—
Total	—	1,171,318	1,621,318	703,737

Name	Termination for any Reason Other than Termination by the Company Without “Cause” or Termination by the Executive Officer With “Good Reason” ($) (a)	Termination by the Company Without “Cause” or Termination by the Executive Officer With “Good Reason” ($) (b)	Termination by the Company Without “Cause” or Termination by the Executive Officer With “Good Reason” Coincident With or During a Specified Period Following a “Change in Control” ($) (c)	Death or “Disability” ($) (d)

Catherine M. Freeman:
Annual Cash Base Salary	—	—	—	—
Acceleration of Restricted Stock and Stock Option Awards:
Restricted Stock (14)	—	676,025	676,025	676,025
Stock Options (15)	—	12,000	12,000	12,000
Severance Payment (16)	—	825,000	825,000	—
Health and Welfare Benefits	—	—	—	—
Total	—	1,513,025	1,513,025	688,025

(1)	Our CEO will receive a pro-rated annual incentive cash bonus for the year of termination based on actual performance. The amount shown in Column (b) represents annual incentive bonus for full year 2014 at target.

(2)	The terms and conditions of the restricted stock granted on March 1, 2014 on account of a portion of AIP for the 2014 bonus year, provide that (a) in the event of death or “disability,” the unvested and forfeitable shares of restricted stock will immediately vest and be nonforfeitable and (b) in the event of termination by the Company without “cause” or termination by the executive officer with “good reason” (i) no vesting shall occur prior to the first anniversary of the date of grant, (ii) following the first anniversary of the date of grant, a pro rata number of the restricted shares that are not then vested or are forfeitable at the date of termination will vest and be nonforfeitable upon completion of the executive officer’s 12-month restricted period, and (iii) if such termination event occurs upon or within one year following the occurrence of a “change in control” the unvested and forfeitable shares of restricted stock as of the date of such termination will be fully vested and nonforfeitable upon completion of the executive officer’s 12-month restricted period.

The terms and conditions of the shares of restricted stock granted on January 20, 2014 as sign-on bonus, provide that (a) in the event of death or “disability,” the unvested and forfeitable shares of restricted stock will immediately vest and be nonforfeitable and (b) in the event of termination by the Company without “cause” or termination by the executive officer with “good reason,” will vest and be non-forfeitable at the end of our CEO’s 12-month restricted period.

Includes the aggregate fair market value of unvested shares of restricted stock awarded as 2014 sign-on bonus that will vest on or following such termination event calculated by multiplying (a) the number of shares of restricted stock by (b) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014).

(3)	Full value cash units granted as LTIP on April 1, 2014 will fully vest upon termination of the executive officer’s service (i) as a result of his death or “disability” or (ii) by the employer or the Company (or its successor) without “cause” within one year following a “change in control” and will be forfeited on all other termination events.

Includes the aggregate fair market value of unvested full value cash units awarded as 2014 LTIP that will vest on or following such termination event calculated by multiplying (a) the number of full value cash units by (b) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014).

(4)	SARs granted as LTIP on April 1, 2014 will fully vest upon termination of the executive officer’s service (i) as a result of his death or “disability” or (ii) by the employer or the Company (or its successor) without “cause” within one year following a “change in control” and will be forfeited on all other termination events. The vested portion of the SAR will remain exercisable until the later of (i) the ninety (90) day period following the executive officer’s termination and (ii) the exercise period stipulated in his employment agreement (if applicable) (but in no event beyond the expiration date of the SAR) and any unexercised portion of the SAR will be forfeited.

The market value of SARs has been calculated by multiplying (a) the number of SARs by (b) the difference between (i) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014) and (ii) the applicable base value per share.

(5)	The termination of the performance measurement period for the cash-based performance units granted as LTIP on April 1, 2014 will accelerate in the event of termination of the executive officer’s service by the employer or the Company (or its successor) without “cause” within one year following a “change in control,” and the Compensation Committee, in its sole discretion, will determine and the extent to which the performance conditions have been met and the number of cash-based performance units, if any, that have vested. The cash-based performance units will be forfeited for all other termination events. As of the period ended December 31, 2014, none of the performance conditions based on the Company’s TSR relative to the S&P 500 were achieved.

(6)	Equals 1.5 times (1.5x) the sum of (i) such executive officer’s annual cash base salary plus (ii) target bonus for year of termination (except, that such amount increases to two times (2x) the sum of (x) such executive officer’s annual cash base salary plus (y) target bonus for year of termination, if such executive officer’s employment is terminated by the successor entity without “cause” or by the such executive officer for “good reason” during the 18-month period following a “change in control.”

(7)	Represents continuing group health and group life insurance coverage for the executive officer and his eligible dependents for 18 months after termination.

(8)	The terms and conditions of the shares of restricted stock granted on August 25, 2014 as sign-on bonus and on account of fixed prorated 2014 bonus pay, provide that (a) in the event of death or “disability,” the unvested and forfeitable shares of restricted stock will immediately vest and be nonforfeitable and (b) in the event of termination by the Company without “cause” or termination by the executive officer with “good reason.”

Includes the aggregate fair market value of unvested shares of restricted stock awarded as 2014 sign-on bonus and fixed prorated 2014 bonus pay that will vest on or following such termination event, calculated by multiplying (a) the number of shares of restricted stock by (b) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014).

(9)	Stock options granted as 2014 sign-on bonus and 2014 fixed prorated bonus will fully vest upon termination of the executive officer’s service (i) as a result of his death or “disability” and (ii) by the employer or the Company (or its successor) without “cause” and will be forfeited on all other termination events. Option shares that vest upon death will remain exercisable until the earlier of (i) the expiration date of such stock option and (ii) the date that is 12 months following the date of death, and any unexercised portion of the stock option shall be forfeited for no consideration thereafter. Option shares that vest upon “disability” will continue to vest and become exercisable for an additional 12 months following termination and will remain exercisable for 12 months after the date of your termination due to “disability,” or five business days after the latest date that the stock option becomes exercisable during those 12 months, if later; provided, however, in no event shall any option be exercisable after the expiration date of such option.

The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014) and (ii) the applicable option exercise price per share.

(10)	Equals one times (1x) the executive officer’s annual cash base salary (except, that such amount increases to one times (1x) the sum of (x) executive officer’s annual cash base salary plus (y) target bonus for year of termination, if executive officer’s employment is terminated by the successor entity without “cause” or by the executive officer for “good reason” during the 18-month period following a “change in control.”

(11)	Represents continuing group health and group life insurance coverage for the executive officer and his eligible dependents for 12 months after termination.

(12)	The terms and conditions of the shares of restricted stock granted on August 25, 2014 as sign-on bonus, provide that (a) in the event of death or “disability,” the unvested and forfeitable shares of restricted stock will immediately vest and be nonforfeitable and (b) in the event of termination by the Company without “cause” or termination by the executive officer with “good reason.”

Includes the aggregate fair market value of unvested shares of restricted stock awarded as 2014 sign-on bonus that will vest on or following such termination event, calculated by multiplying (a) the number of shares of restricted stock by (b) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014).

(13)	Stock options granted as 2014 sign-on bonus will fully vest upon termination of the executive officer’s service (i) as a result of his death or “disability” and (ii) by the employer or the Company (or its successor) without “cause” and will be forfeited on all other termination events. Option shares that vest upon death will remain exercisable until the earlier of (i) the expiration date of such stock option and (ii) the date that is 12 months following the date of death, and any unexercised portion of the stock option shall be forfeited for no consideration thereafter. Option shares that vest upon “disability” will continue to vest and become exercisable for an additional 12 months following termination and will remain exercisable for 12 months after the date of your termination due to “disability,” or five business days after the latest date that the stock option becomes exercisable during those 12 months, if later; provided, however, in no event shall any option be exercisable after the expiration date of such option.

The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014) and (ii) the applicable option exercise price per share.

(14)	Includes the aggregate fair market value of shares of restricted stock for which vesting would accelerate. The terms and conditions of the shares of restricted stock provide that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of (i) the occurrence of a “Change in Control” (such vesting will be deemed to occur immediately before such “Change in Control”), (ii) termination by the Company without “Cause,” (iii) termination by the executive officer for “Good Reason,” (iv) death, or (v) total and permanent “disability.”

The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014).

(15)	Includes the aggregate fair market value of stock options for which vesting would accelerate. The stock option agreement provides that unvested and unexercised stock options will be forfeited upon the earliest of (i) termination by the Company with or without “Cause” or (ii) termination by the executive officer with or without “Good Reason.” Stock options will be deemed to have vested immediately before a “Change in Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “disability,” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014) and (ii) the applicable option exercise price per share.

(16)	Equals one times (1x) the sum of (i) the executive’s annual cash base salary plus (ii) the amount of actual bonus received by the executive for the year immediately prior to the year of termination.

The following tables set forth the actual payments made to each of our Former CEO, Former CFO, Former Chairman North America and Former CG upon termination of his employment, which in the case of our Former CEO, Former CFO and Former Chairman North America resulted from termination by the individual for “good reason” and in the case of our Former GC, resulted from termination by the Company without “cause,” effective January 20, 2014, September 19, 2014, September 2, 2014 and March 13, 2015, respectively:

Termination by the Executive Officer for “Good Reason”	Accrued Compensation ($) (a)	Transition Payments ($) (b)		Annual Cash Base Salary ($) (c)		Fixed Cash Payment or Incentive Compensation Payment ($) (d)		Accelerated Vesting of Restricted Stock ($) (e)		Accelerated Vesting of Stock Option Awards ($) (f)		Benefits and Perquisites ($) (g)		Total ($) (j)
Jack B. Dunn, IV:	—	5,000,000	(1)	3,100,000	(2)	2,000,000	(3)	3,596,103(4)	(5)	370,981(5)	(6)	337,982	(7)	14,405,065	(9)

(1)	Represents transition payments of $1.0 million per annum payable to Mr. Dunn for the transition period of five years following the end of his full-time employment period in accordance with the Company’s standard payroll policy. If Mr. Dunn dies or becomes disabled during the transition period, such he or his estate will be entitled to receive an aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period aggregating not less than $5.0 million in the cash of Mr. Dunn.

(2)	Annual cash base salary consists of annual cash base salary for the remainder of the employment term through December 31, 2015.

(3)	Termination by Mr. Dunn with “good reason” includes a fixed lump sum cash payment of $2.0 million.

(4)	Represents the fair market value of shares of restricted stock that vested on January 20, 2014 based on the closing price per share of our common stock of $41.47 on January 17, 2014, the last trading day on the NYSE prior to the accelerated vesting date.

(5)	Represents the fair market value of stock options that vested and became exercisable on January 20, 2014 based on the closing price per share of our common stock of $41.47 on January 17, 2014, the last trading day on the NYSE prior to the accelerated vesting date. Does not include any value for stock options that were out of the money as of that day.

(6)	Does not include the fair market value of outstanding LTIP performance-based equity awards awarded, which Mr. Dunn will be eligible to continue to earn during the transition period, provided the applicable performance goals are achieved during such period.

(7)	Includes the aggregate estimated cost as of December 31, 2013 of providing (i) Mr. Dunn and/or his spouse with group health and life insurance coverage for their, his or her lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs, (ii) life insurance and accidental death and dismemberment insurance, (iii) long-term and short-term disability insurance, (iv) lease or use of an automobile, and (v) 401(k) Plan matching payments, during the five-year transition period.

(8)	Outstanding unvested restricted stock and stock option awards will continue to vest during the transition period.

(9)	Mr. Dunn is subject to contractual non-competition, non-solicitation and other restrictive covenants for a period of three years from the last day of his transition term. The transition term and transition payments will terminate if he breaches his obligations not to compete or solicit.

Termination by the Executive Officer for “Good Reason”	Annual Cash Base Salary ($) (a)		Acceleration of Restricted Stock Awards (1) ($) (b)		Acceleration of Stock Option Awards ($) (c)	Retention Payment ($) (d) (2)	Severance Payment ($) (e) (3) (4)		Total ($) (f)
Roger D. Carlile:		—	59,	962	—	1,000,000	1,450,0	00	2,5	09,962
David G. Bannister:		—	84,	938	—	1,000,000	2,100,0	00	3,1	84,938
Termination by the Company Without “Cause”
Eric B. Miller:		—		—	—	1,000,000	1,550,0	00	2,5	50,000

(1)	Includes the aggregate fair market value of shares of restricted for which vesting accelerated. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $38.63 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2014).

(2)	Upon termination by the Company without “cause” or by the executive officer for “good reason,” the executive officer was entitled to and received the Retention Payment pursuant to the Retention Agreements.

(3)	Upon termination by the Company without “cause” or by the executive officer for “good reason,” the executive officer was entitled to a cash payment equal to the sum of (i) his then current annual cash base salary as of December 31, 2014, plus (ii) an additional specified amount.

(4)	As of his applicable termination date, the annual cash base salary of each of Messrs. Carlile, Bannister and Miller was $1.0 million, $1.0 million and $850,000, respectively. The additional specified amounts payable to each of Messrs. Carlile, Bannister and Miller were $450,000, $1.1 million and $700,000, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions which are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. The Audit Committee reviews and approves all related party transactions, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers such factors as:

—	the financial and other terms of the transaction and whether such terms are substantially equivalent to terms that could be negotiated with third parties;

—	the nature of the related person’s interest in the transaction;

—	the importance of the transaction to the related person and to the Company;

—	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and

—	any other matters that the Audit Committee deems appropriate.

2014 RELATED PERSON TRANSACTIONS

We enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers, in the ordinary course of our business. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length and we do not believe that the directors had or have any material direct or indirect pecuniary or other interests in such engagements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011. We review and reassess the Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the Charter of the Audit Committee is publicly available and can be found on the Company’s website under Our Firm—Governance at http://www.fticonsulting.com/our-firm/governance.aspx, or at http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf.

The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Vernon Ellis and Gerard E. Holthaus. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes. The Board determined that all of the members of the Audit Committee qualify as “audit committee financial experts.”

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and the Company’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response.

During fiscal 2014, the Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2014. KPMG attended five meetings of the Audit Committee and met four times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and management met four times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters. The Audit Committee met with the Managing Director of Internal Audit of the Company three times in closed session during 2014. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Managing Director of Internal Audit without management and other committee members being present and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:

(1)	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2014 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)	The Audit Committee discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard 16. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company, and accounting principles, as applied to the financial reporting of the Company.

(3)	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve non-audit services performed by KPMG.

(4)	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2014, for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2014, is independent from the Company and its management.

We have retained KPMG as the Company’s independent registered public accounting firm for 2015.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc.

Audit Committee

Nicholas C. Fanandakis, Chair

Mark S. Bartlett

Vernon Ellis

Gerard E. Holthaus

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2013 and 2014. In connection with the audit of the 2013 and 2014 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.

	2013 ($)		2014 ($)
	(in thousands)
Audit Fees		2,255		2,438
Audit-Related Fees		—		—
Tax Fees		120		115
All Other Fees		4		4
Total		2,379		2,557

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2014, approximately $2,368,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and comfort letters and $10,000 related to a Registration Statement on Form S-8 filed with the SEC to register shares of common stock on account of employment inducement awards. Audit fees for 2014 also included approximately $60,000 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm, and audit related fees primarily in connection with due diligence services. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2013 and 2014, the Audit Committee or a subcommittee of the Audit Committee, pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors, officers and beneficial owners of more than 10% of our total outstanding shares of common stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2014, except that Holly Paul’s initial Form 3 registering her as a Section 16 Officer was inadvertently filed late. Ms. Paul did not own any shares of common stock of the Company at the time.

PROPOSALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

If you want to present a proposal in our proxy statement for the 2016 annual meeting of stockholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., at our current executive office located at 1101 K Street NW, Washington, DC 20005. Stockholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our Bylaws. Under our Bylaws, a stockholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (i) a description of the business that the stockholder proposes to bring before the meeting, (ii) the stockholder’s reasons for proposing such business at the meeting, (iii) any material interest such stockholder or any stockholder associated person has in such business, including any anticipated benefit, (iv) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such stockholder associated person, the date on which such securities were acquired and investment intent of such acquisition, and any short interest in any Company securities. For the annual meeting of stockholders in 2016, we must receive this notice no earlier than November 23, 2015 and no later than December 23, 2015. If a stockholder wishes to submit a proposal at the 2016 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders, which will be December 23, 2015.

Appendix A

FTI CONSULTING, INC.

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective as of June 3, 2015)

ARTICLE I

ESTABLISHMENT AND OBJECTIVES OF PLAN

This FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as hereby amended and restated by the Board of Directors on April 16, 2015, and approved by stockholders on June 3, 2015, as further amended from time to time, is hereafter referred to as the “Plan.” FTI Consulting, Inc., a Maryland corporation (the “Company”) has established this Plan for the benefit of non-employee directors, employees, officers and other individual service providers of the Company and its Affiliates. The Plan is intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining such persons and by providing such persons with additional incentives to serve the Company by increasing their proprietary interest in the success of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Account” means, with respect to each Participant that is a Key Employee, a separate bookkeeping reserve account, which may include separate sub-accounts for Restricted Stock Units, Stock Units or cash amounts credited under the Plan to such Key Employee.

2.2 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

2.3 “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, Restricted Stock Unit, Stock Unit or other stock-based award relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan, or any cash-based awards granted pursuant to the provisions of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus” means the incentive compensation bonus payment, if any, awarded to a Key Employee pursuant to a Performance-Based Incentive Compensation Plan that a Key Employee may receive with respect to a Plan Year.

2.6 “Bonus Payment Date” means the date on which the Bonus becomes payable with respect to a Plan Year, without regard to any Deferral Election respecting such Bonus.

1

 2.7 “Change in Control” means: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares or the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held a majority of the Company Voting Stock. For purposes hereof, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company. Notwithstanding the foregoing, for purposes of any Award hereunder that constitutes “nonqualified deferred compensation” (within the meaning of Section 409A) and that is settled, payable or otherwise distributable upon a Change in Control, a Change in Control shall not be deemed to occur hereunder unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A).

 2.8 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.9 “Code Section 162(m)” means Section 162(m) of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder

2.10 “Code Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

 2.11 “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised (to the extent determined to be necessary or advisable by the Board) of directors who are “independent directors” for purposes of the applicable exchange requirements, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

 2.12 “Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.

 2.13 “Deferrable Bonus” means 33.33% of a Key Employee’s Bonus (or such other amount or percentage of the Bonus that the Committee determines from time to time is eligible to be deferred under the Plan), provided that any Bonus (or portion thereof) that is paid to a Key Employee after termination of employment shall not constitute a Deferrable Bonus under the Plan.

 2.14 “Deferral Election” means a written election made in accordance with the provisions of Article IV to defer receipt of a Key Employee’s Deferrable Bonus (or a portion thereof) pursuant to the Plan.

 2.15 “Disability” or “Disabled” shall have the meaning ascribed thereto under Code Section 409A(a) (2)(C); provided that for purposes of the grant of any incentive stock option under the Plan, the term “Disability” shall have the meaning attributed to such term under Code Section 22(e)(3).

2

2.16 “Elected Payment Date” shall have the meaning ascribed to such term under Section 4.4 of the Plan.

 2.17 “Eligible Service Provider” means a person who is an employee (including any Key Employee), officer, non-employee director or such other individual service provider of the Company or an Affiliate, as may be determined by the Committee from time to time to be eligible to participate in the Plan. Once an Eligible Service Provider, a person shall continue to be an Eligible Service Provider until determined by the Committee to be ineligible to participate in the Plan (or such person’s service with the Employer ceases).

2.18 “Employer” means the Company and each of its Affiliates.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

2.20 “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan taking into account the requirements of Code Section 409A. For all purposes under the Plan, the term “relevant date” as used herein means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion. Notwithstanding the foregoing, for purposes of the grant of stock options and stock appreciation rights under the Plan, “Fair Market Value” may be determined by the Committee under any method available under Code Section 409A.

2.21 “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

2.22 “Grant Date” means the date authorized by the Committee for the grant of an Award under the Plan.

2.23 “Key Employee” means a person who is an employee of the Company or of an Affiliate and who holds the position of Senior Managing Director or higher, or such other highly-compensated position, as may be determined by the Committee from time to time. Once a Key Employee, a person shall continue to be a Key Employee until otherwise determined by the Committee (or such person’s employment with the Employer ceases). Notwithstanding the foregoing, officers designated as Section 16 officers under the Exchange Act by the Board shall not be treated as Key Employees under the Plan.

2.24 “Participant” means an Eligible Service Provider to whom an Award has been granted pursuant to the Plan.

2.25 “Payment Election” means a written election made in accordance with the provisions of Article IV to select an Elected Payment Date with regard to an Award of Stock Units granted under the Plan to a Key Employee.

2.26 “Performance-Based Compensation” means performance-based compensation payable based on services performed over a specified performance period, determined in accordance with Code Section 409A and Code Section 162(m).

3

2.27 “Performance-Based Incentive Compensation Plan” means any plan, policy or program (or portion thereof) that provides for Performance-Based Compensation or bonuses, and which plan, policy or program (or portion thereof) is designated by the Company to be a Performance-Based Incentive Compensation Plan for purposes of the Plan. The Company may add or eliminate such designation for any plan, policy or program (or portion thereof) at any time in its discretion. No Performance-Based Compensation or bonus shall be eligible for deferral under the Plan unless the plan, policy or program (or portion thereof) that provides for such payment is designated by the Company as a Performance-Based Incentive Compensation Plan.

2.28 “Plan” means this FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended from time to time.

2.29 “Plan Year” means any 12-month period during the term of the Plan coinciding with a calendar year.

2.30 “Restricted Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock, which unit is subject to any restrictions that the Committee, in its discretion, may impose.

2.31 “Separation from Service” means a “separation from service” with respect to the Employer, within the meaning of Code Section 409A(a)(2)(A)(i).

2.32 “Specified Employee” shall have the meaning attributed to such term under Code Section 409A(a)(2)(B)(i) and the applicable provisions of Treasury Regulation Section 1.409A-1(i).

2.33 “Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock.

2.34 “Unforeseeable Emergency” shall have the meaning described thereto under Code Section 409A(a)(2)(B)(ii).

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 Administrator. Except as otherwise provided herein or as the Board may determine from time to time, the Plan shall be administered by the Committee.

3.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the Eligible Service Providers to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares or monetary value to be covered by or used for reference purposes for each Award and determine to what extent and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including, but not limited to, the exercise price, grant price or purchase price, vesting or exercise period, and treatment on termination of employment or service events, to the extent not inconsistent with the terms of the Plan; (5) subject to the limitations of Section 8.10 hereof,

4

modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as specifically provided otherwise in the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) disapply Section 3.3 in connection with a Participant’s termination due to death, Disability or a Change in Control and determine conclusively whether (and, if applicable, when) a Participant is Disabled; (7) to the extent not inconsistent with the terms of the Plan, accelerate or otherwise change the time in which an Award vests, may be exercised or becomes payable, or waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of a Participant’s employment or other relationship with the Company or its Affiliates; provided that no such acceleration or waiver shall be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted thereunder, or with regard to compensation intended to qualify as “performance-based compensation” under Code Section 162(m), except as otherwise permitted thereunder; (8) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (9) determine conclusively whether (and, if applicable, when) a Participant has experienced a Separation from Service or Unforeseeable Emergency and shall make such determination consistent with Code Section 409A.

3.3 Minimum Vesting Condition. On or after the Amended and Restated Effective Date (as defined in Section 12.18), Eligible Service Providers who are granted stock options and stock appreciation rights, will be required to continue to provide services to the Company or an Affiliate for not less than one-year following the date of grant in order for any such stock options and stock appreciation rights to fully or partially vest or be exercisable. Notwithstanding the foregoing, up to five percent of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 9.1.1 may provide for vesting of stock options and stock appreciation rights, partially or in full, in less than one-year.

3.4 Guidelines; Delegation. The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate certain administrative or ministerial duties to a subcommittee of the Committee or to one or more officers or employees of the Company or an Affiliate as the Committee deems necessary or advisable in its sole and absolute discretion, but shall retain the ultimate responsibility for the interpretation of the Plan. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

3.5 Effect of Committee Decisions. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, all Participants in the Plan (and their beneficiaries) and any other employee, consultant, or director of the Company, and their respective successors in interest.

3.6 Limited Liability and Indemnification. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or determination made in good faith relating to the Plan. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all of their activities under the Plan.

5

3.7 Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

ARTICLE IV

BONUS DEFERRAL AND PAYMENT ELECTIONS

4.1 Initial Deferral Elections. For any Plan Year, a Key Employee may elect, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), to irrevocably defer payment of all or a specified part of such Key Employee’s Deferrable Bonus earned during such Plan Year (and, to the extent set forth in Section 4.2, in any succeeding Plan Years until such Key Employee ceases to be a Key Employee). Any person who shall become a Key Employee during any Plan Year, may elect, no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan under this Article IV, to irrevocably defer payment of all or a specified part of such Deferrable Bonus (as adjusted for any limitations imposed by Section 409A) payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 4.2, for any succeeding Plan Years until the Key Employee ceases to be a Key Employee). Any Deferrable Bonuses deferred pursuant to the Plan shall be paid to the Key Employee at the time and in the manner specified in Article VI.

4.2 Subsequent Deferral Elections. Deferral Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1). Deferral Elections will remain in effect from Plan Year to Plan Year unless modified by the Key Employee for a subsequent Plan Year as indicated in the following sentence (or until such person ceases to be a Key Employee). Modifications to a Key Employee’s current Deferral Election for any subsequent Plan Year may be made by filing a new Deferral Election form by June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1).

4.3 Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, to the extent that any Bonus does not constitute Performance-Based Compensation, the Deferral Election and Payment Election timing for such Bonuses shall be as provided in Sections 4.1, 4.2, 4.4 and 4.5 except substituting “December 31st of the Plan Year preceding such Plan Year” for “June 30th of such Plan Year.”

4.4 Payment Elections. For any Plan Year in which a Key Employee elects pursuant to the preceding sub-sections to irrevocably defer payment of all or a specified part of the Key Employee’s Deferrable Bonus earned during such Plan Year, a Key Employee, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), may select a payment date for the resulting award of Stock Units granted (the “Elected Payment Date”). For any person who shall become a Key Employee during any Plan Year who irrevocably defers payment of all or a specified part of such Deferrable Bonus earned during such Plan Year as provided above, such Key Employee may select the Elected Payment Date no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan. A Key Employee may select an Elected Payment Date that is on or after January 1st of the second calendar year after the applicable Grant Date

6

of the resulting award of Stock Units. To the extent that a Key Employee does not make a valid Payment Election with respect to an award of Stock Units, there shall be no Elected Payment Date for such Award (and no subsequent Payment Election under Section 4.6 shall be permitted with respect to such Award).

4.5 Subsequent Payment Elections. Except as specifically provided in Section 4.6, Payment Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.4). A Payment Election will only be valid for the Plan Year to which it applies, and Key Employees will need to make a separate Payment Election for each Plan Year in accordance with Section 4.4.

4.6 Change in Payment Elections. A Payment Election with regard to an award of Stock Units may be changed only if the following is satisfied: (i) the subsequent Payment Election shall not take effect until at least 12 months after the date on which the subsequent Payment Election is made; (ii) the Elected Payment Date under the subsequent Payment Election must be at least five years after the Elected Payment Date of the current Payment Election; and (iii) the subsequent Payment Election is made at least 12 months prior to the Elected Payment Date of the current Payment Election.

4.7 Deferral Election and Payment Election Forms. An Eligible Employee’s Deferral Elections and Payment Elections shall be made in a form and manner prescribed by the Committee.

ARTICLE V

DEFERRED COMPENSATION ACCOUNTS

5.1 Accounts. The Company shall maintain a separate Account for the Deferrable Bonuses deferred by each Key Employee.

5.2 Grant of Stock Units. For each Plan Year with respect to which a Key Employee has a valid Deferral Election in force, provided that sufficient shares are then available for award under the Plan and subject to the determinations and adjustments provided in Section 5.3, the Key Employee’s Account shall be credited, on the Grant Date with respect to the applicable Bonus Payment Date, with a number of Stock Units equal to the quotient, rounded down to the nearest whole share, obtained by dividing (a) the amount of the Deferrable Bonus for such Plan Year that the Key Eligible Employee has elected to defer, by (b) the Fair Market Value of one share of Common Stock on the applicable Grant Date. Notwithstanding the foregoing, no Stock Units will be credited to the Key Employee’s Account unless the Key Employee is employed with the Employer on the Grant Date. The crediting of Stock Units to the Key Employee’s Account shall not entitle the Key Employee to voting or other rights as a stockholder until shares of Common Stock are issued upon distribution of the Key Employee’s Account, but shall entitle the Key Employee to receive dividend equivalents under Section 5.4.

5.3 Cash Credit in lieu of Stock Units. In the event that the Committee determines, in its sole discretion, that there are insufficient shares of Common Stock available for award under the Plan as of a Bonus Payment Date or applicable Grant Date to make awards of Stock Units in accordance with Section 5.2 of the Plan to all Key Employees who have valid Deferral Elections in force, the Committee may credit cash amounts, in lieu of Stock Units, to the Account of one or more of such Key Employees (as determined by the Committee) for some or all (as determined by the Committee) of the amount of the Deferrable Bonus that such Key Employee elected to defer. For such Key Employees, the amount of the Deferrable Bonus (if any) taken into consideration under Section 5.2 in determining Stock Units shall be adjusted accordingly for such crediting of cash amounts. Such credited cash amounts shall accrue interest at a rate to be determined by the Committee in its discretion from time to time.

7

5.4 Dividend Equivalents. As of the date that the Company pays any cash dividend on shares of Common Stock, each Key Employee’s Account shall be credited with that number of Stock Units equal to the quotient, rounded down to the nearest whole share, determined by dividing (a) the aggregate value of the dividend that would have been payable on the Stock Units credited to the Key Employee’s Account immediately prior to such payment date had the shares of Common Stock represented by such Stock Units been outstanding as of such payment date, by (b) the Fair Market Value of a share of Common Stock on the payment date of the dividend; provided, however, that if the Committee determines, in its sole discretion, that there are then insufficient shares of Common Stock available for award under the Plan as of the dividend payment date to credit dividend equivalent Stock Units to all Key Employees’ Accounts in accordance with this Section 5.4, then the Committee, in its sole discretion, may credit one or more Key Employees’ Accounts with dividend equivalents in the form of cash credits in lieu of Stock Units.

5.5 Vesting. All Stock Units and cash amounts credited to Key Employees’ Accounts under the Plan pursuant to Article IV and this Article V shall at all times be fully vested and not subject to any risk of forfeiture.

ARTICLE VI

DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNTS

6.1 Distributions. Subject to Section 6.2, amounts credited to a Key Employee’s Account shall be distributed in accordance with the requirements of Section 409A (including without limitation Code Section 409A(a)(2)) as soon as practicable following the earliest of:

(a)	the applicable valid Elected Payment Date (if any) for such amounts;

(b)	the date of the Key Employee’s Separation from Service;

(c)	the date that the Key Employee becomes Disabled;

(d)	the date of the Key Employee’s death;

(e)	the date of a Change in Control; and

(f)	the occurrence of an Unforeseeable Emergency with respect to the Key Employee.

The amount distributed under Section 6.1(a) shall be the amount in the Account covered by the applicable Elected Payment Date. The amount distributed under Sections 6.1(b) through 6.1(e) shall be the whole amount in the Account. The amount distributed under Section 6.1(f) shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution (the “Unforeseeable Emergency Amount”), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Key Employee’s assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship).

8

The Committee shall have full and final authority to determine the Unforeseeable Emergency Amount, and shall make such determination consistent with Section 409A. After such distribution of the Unforeseeable Emergency Amount, amounts remaining in the Key Employee’s account shall continue to be subject to the terms of the Plan.

6.2 Specified Employee. Section 409A requires that in the case of any Specified Employee, the requirements of Section 409A are only met if distributions upon a Separation from Service are not made before the date which is six months after the date of the Specified Employee’s Separation from Service (or, if earlier, the date of the Specified Employee’s death). Thus, if, at the time any distributions would otherwise be made to a Key Employee pursuant to Section 6.1(b), the Key Employee is a Specified Employee, then such distributions shall not be made until the date which is six months and one day after the Key Eligible Employee’s Separation from Service (or, if earlier, the date of the Key Employee’s death).

6.3 Form of Distribution. Distribution of Key Employees’ Accounts shall be made in the form of a single sum distribution. All distributions of Stock Units from the Plan shall be made in the form of whole shares of Common Stock with fractional shares paid in cash. All distributions of cash amounts credited under the Plan shall be paid in cash. All distributions upon an Unforeseeable Emergency shall first be paid through the distribution of Stock Units credited to the applicable Key Employee’s Account, and second through the distribution of any cash amounts credited under the Plan to such Key Employee’s Account.

6.4 No Acceleration. The time of any Account distribution shall not be accelerated, except as otherwise permitted under Section 409A (including, without limitation, Section 409A(a)(3) of the Code) and under the Plan.

6.5 Beneficiary Designation. Each Key Employee shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. If no beneficiary has been designated by the Key Employee, then in the event of the Key Employee’s death, the balance of the amounts credited to the Key Employee’s Account shall be paid, in accordance with Section 6.1, to the Key Employee’s or former Key Employee’s estate. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Key Employee and filed with the Company’s Secretary.

ARTICLE VII

DEFERRED COMPENSATION AWARDS TO NON-EMPLOYEE DIRECTORS

Awards under Article IV through Article VI of the Plan may be issued to non-employee directors who elect under the FTI Consulting, Inc. Non-Employee Director Compensation Plan to (i) defer their annual retainer fees as Stock Units, or (ii) receive their cyclical equity grant in the form of Restricted Stock Units. Such Awards shall be subject to the terms of the Plan; provided, however, that the determination of the number of applicable Stock Units and Restricted Stock Units, and the applicable vesting, dividend equivalent, settlement and distribution provisions shall be in accordance with the terms provided under the FTI Consulting, Inc. Non-Employee Director Compensation Plan.

9

ARTICLE VIII

GENERAL EQUITY AWARDS

8.1 General. The Committee, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. Subject to any applicable requirements of Code Section 409A, the Committee may permit or require a recipient of an Award to defer such Participant’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with the requirements of Code Section 409A. The maximum term for any stock option or stock appreciation right shall not exceed ten years from the Grant Date of such Award (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, shall not exceed five years from the Grant Date). Notwithstanding anything herein to the contrary, if the term of any outstanding non-statutory stock option or Stock Appreciation Right (“SAR”) is scheduled to expire during any period in which the grantee of such stock option or SAR is prohibited from exercising such stock option due to such an exercise resulting in a violation of any applicable federal, state or local law, the period during which such stock option or SAR may be exercised may, in the sole discretion of the Committee, be extended to a date that is no later than the 30th day following the date on which the exercise of such stock option or SAR would no longer violate any such applicable federal, state or local law, subject to the limitations of Code Section 409A.

8.2 Participation. All Eligible Service Providers as may be selected by the Committee from time to time may receive grants of Awards under this Article VIII, subject to any restrictions imposed by applicable law. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date that such individuals first perform services for the Company or an Affiliate, provided that the grant of such Awards shall be conditioned upon such individuals actually commencing the performance of such services.

8.3 Stock Options. The Committee may from time to time grant Awards of incentive stock options or nonstatutory stock options to Eligible Service Providers; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other Eligible Service Providers who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. All stock options (other than stock options subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”)) must have an exercise price at least equal to the Fair Market Value of a share of Common Stock on the Grant Date (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, at least 110% of the Fair Market Value of a share of Common Stock on the Grant Date). No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option, and unless it otherwise meets the requirements of Section 422 of the Code.

8.4 Stock Appreciation Rights. The Committee may from time to time grant Awards of SARs to Eligible Service Providers. A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess

10

of (A) the Fair Market Value on the exercise date of one share of Common Stock, over (B) the base price per share specified in the Grant Agreement, multiplied by (2) the number of shares of Common Stock specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date (other than in the case of the base price of Acquisition Awards). Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.5 Stock Awards. The Committee may from time to time grant restricted or unrestricted stock Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

8.6 Phantom Stock. The Committee may from time to time grant Awards to Eligible Service Providers denominated in stock-equivalent units (referred to as “phantom stock,” “phantom stock units,” “Restricted Stock Units,” and “Stock Units”) in such amounts and on such terms and conditions as it shall determine. Stock-equivalent units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of stock-equivalent units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock-equivalent unit solely as a result of the grant of a stock-equivalent unit to the grantee.

8.7 Performance Awards.

8.7.1 General. The Committee may, in its discretion, grant performance Awards which become vested or payable on account of attainment of one or more objective and/or subjective performance goals during a specified period as established by the Committee. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. The performance period shall be determined by the Committee, in its sole discretion. For the avoidance of doubt the performance period may be less than 12-months.

8.7.2 Performance-Based Compensation Under Code Section 162(m).Without limiting the generality of the foregoing, performance goals established by the Committee relating to performance awards designated as “performance-based compensation” within the meaning of Code Section 162(m) shall be based on objectively determinable performance goals selected by the Committee that apply to an Eligible Service Provider or group of Eligible Service Providers, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate. For Awards intended to be “performance-based compensation,” the grant of the performance Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m) and in accordance with Code Section 409A to the extent applicable. The performance goals that apply to Awards intended to be “performance-based compensation” shall be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization; earnings before

11

interest and taxes; stock price; earnings per share; diluted earnings per share; earnings or loss per share before stock option expense; net earnings; operating or other earnings; profits; gross revenues; net revenues; cash flow; net cash flow or cash flow per share (in each case, before or after dividends); return on investment; cash balances; improvement in cash balances; operating income; operating expenses or reduction; improvement in or attainment of expense levels or working capital levels; gross income; net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation); return on investment; return on capital (including return on total capital); gross margin; operating margin; working capital; revenue growth; annual recurring revenues; recurring revenues; segment or product revenues; debt reduction; economic value added; financial ratios (including those measuring liquidity, activity, profitability or leverage); return on assets or net assets; stockholder return; stockholder return ratios or comparisons with various stock market indices; return on equity; growth in assets; market share; appreciation in and/or maintenance of the price of the Company’s shares of common stock or any other publicly-traded securities of the Company; economic value-added models; strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions, divestitures, strategic partnerships or co-development or co-marketing arrangements; specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges; sales of securities; the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Committee in its sole discretion. Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods, or other measures selected or defined by the Committee within the parameters of Code Section 162(m). With respect to performance goals consisting of financial metrics, such goals may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“ASB Principles”), or may be adjusted when established to exclude any items otherwise includable under GAAP or under ASB Principles or include any items otherwise excludable under GAAP or under ASB principles. At any time prior to the final determination of the performance Awards, the Committee may adjust the performance goals and Awards for Participants to the extent that the Committee deems appropriate considering the requirements of Code Section 162(m); provided that if a performance Award is intended to qualify for the “performance-based compensation” exemption under Code Section 162(m), the Committee shall be precluded from increasing the amount of compensation payable under the terms of such performance Award (but may decrease the amount of compensation payable in its sole discretion). Upon completion of a performance period, the Committee shall determine whether the performance goals have been met and certify in writing to the extent that such goals have been satisfied. To the extent permitted under Code Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual, infrequently occurring or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) goodwill impairment charges or fair value adjustments for contingent consideration, (d) a change in tax law or accounting standards required by generally accepted accounting principles, or (e) any other recurring or non-recurring items as the Committee, in its sole discretion, shall determine.

12

 8.7.3 Dividends on Performance Awards. Notwithstanding anything in the Plan to the contrary, cash, stock and any other property declared as a dividend with respect to any Award that vests based on achievement of one or more performance goals shall either (i) not be distributed, paid or credited or (ii) be accumulated, subject to restrictions and risks of forfeiture to the same extent as the applicable Award with respect to which such cash, stock or other property dividend has been declared, and such cash stock or other property dividend shall be distributed or paid at the time such applicable restrictions or risks of forfeiture shall lapse.

8.8 Other Stock-Based Awards. The Committee may from time to time grant other stock-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based Awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee.

 8.9 Cash-Based Awards. The Committee may from time to time grant cash-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based Awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets, and shall be payable in cash. The maximum aggregate amount payable with respect to cash-based Awards to an Eligible Service Provider in a calendar year under Sections 8.7 and 8.9 of this Plan, which are intended to qualify as “performance-based compensation” under Code Section 162(m), shall not exceed $15.0 million.

 8.10 Prohibition on Reloads, Repricings, Replacements & Cancellations. The Plan does not permit the automatic reload of stock options once they are exercised. Other than pursuant to Sections 9.2 through 9.4 of the Plan, the Committee shall not, without the approval of the Company’s stockholders (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the Fair Market Value per share or exchange such stock option or SAR for cash or another Award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the shares of Common Stock are then listed.

ARTICLE IX

SHARE RESERVE AND ADJUSTMENTS

 9.1 Shares.

 9.1.1 Available Shares. Subject to the other provisions of the Plan, the number of shares of Common Stock that may be issued with respect to Awards granted under the Plan as of the Amended and Restated Effective Date shall be (i) the number of shares of Common Stock remaining available for issuance under the Plan immediately prior to the Amended and Restated Effective Date, plus (ii) such number of shares of Common Stock remaining available for issuance and not subject to outstanding awards under the Company’s 2006 Global Long-Term Incentive Plan immediately prior to the Amended and

13

Restated Effective Date, plus (iii) 1,450,000 additional shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. The maximum number of shares of Common Stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the Plan is following the Amended and Restated Effective Date is 1,200,000. Immediately following the Amended and Restated Effective Date, if (x) any Award, or portion of an Award, under the Plan or (y) any award, or portion of an award, under the Company’s 2006 Global Long-Term Incentive Plan, expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are repurchased by the Company in connection with any Award or that are otherwise forfeited, surrendered or withheld after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422. Following the Amended and Restated Effective Date, the Company shall no longer grant any further awards under the Company’s 2006 Global Long- Term Incentive Plan.

9.1.2 Share Limits. Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the maximum number of shares of Common Stock subject to Awards granted during any calendar year to any one individual under the Plan shall be limited to 350,000 shares of Common Stock per type of Award. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

9.1.3 Non-Employee Directors’ Compensation. The aggregate grant date fair value (computed as of the applicable Grant Date) of all equity-based Awards granted under the Plan to any Eligible Service Provider that is a non-employee director in any calendar year (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding Awards) shall not exceed $500,000.

9.2 Changes in Capital Structure. In the event of a stock dividend, extraordinary dividend, or stock split or reverse stock split affecting the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Section 9.1 of the Plan, and (B) the number of shares covered by and other terms of outstanding Awards, shall be adjusted by the Committee to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, extraordinary dividend, stock split or reverse stock split. The Company will not issue fractional shares of Common Stock.

9.3 Other Transactions Affecting the Common Stock. Except with respect to the transactions set forth in Section 9.2, in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, stock distribution, or reclassification, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, other than (subject to Section 9.4) any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, without the consent

14

of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan; and (B) appropriate adjustments in outstanding Awards, including, but not limited to, modifying the number, kind and price of securities subject to Awards. The terms and conditions of the Plan will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a Participant in exchange for, or by virtue of such Participant having been credited with, an Award, whether such additional and/ or substitute securities or other property are received as a result of any spin-off, stock distribution, reclassification, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event not resulting in a Change in Control affecting the Common Stock or the share price of the Common Stock. The Committee shall make such equitable adjustments, if any, with respect to Key Employee Accounts (including, without limitation, adjusting the number of Restricted Stock Units or Stock Units credited thereto and/or the kind of securities represented thereby), as the Committee may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available thereunder and to reflect any spin-off, stock split-up, stock distribution, extraordinary dividend or other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock.

9.4 Change in Control Transactions. In the event of a Change in Control of the Company, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(c)	Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee on a basis at least as beneficial to the Participant as under the original award agreement and in a manner consistent with the requirements of Section 409A of the Code and Treasury Regulation Section 1.424-1 (and any amendments thereto), and the vesting conditions and restrictions to which any Award granted on or after the Amended and Restated Effective Date and prior to the Change in Control are subject shall not automatically lapse upon the Change in Control (although the Committee shall have the discretion to convert any performance-based vesting conditions into time-based vesting conditions to take effect following the Change in Control). Notwithstanding the foregoing, in the event that, within two years following the Change in Control (or such shorter period as determined by the Committee in its sole discretion), the Participant’s service with the Company and its Affiliates is involuntarily terminated by the Company or any of its Affiliates for any reason other than for “Cause” (as defined below) and other than as a result of death or Disability, or by the Participant for “good reason” (within the meaning of such term or term or concept of like import under any employment agreement by and between the Employer and the Participant in effect at the time of the Change in Control, or if no such agreement exists, or no such term is contained in any such agreement, then the concept of “good reason” shall be inapplicable under this Section 9.4(a) unless otherwise determined by the Committee in its sole discretion), all outstanding Awards granted to such Participant which have not theretofore vested shall immediately vest and become exercisable and all restrictions on such Awards shall immediately lapse.

(d)

To the extent that Awards will not be continued, assumed, or have new rights substituted therefor in connection with a Change in Control, the Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the “Change in Control Price” (as defined below) of the shares of Common

15

Stock covered by such Awards, over the aggregate exercise price (if any) of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company. In addition, the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards that provide for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(c)	The term “Cause” shall have the meaning assigned to such term under the Eligible Service Provider’s employment or service agreement, and if not defined therein, the term “Cause” shall mean the following events of termination, unless otherwise determined by the Committee:

(i) the Eligible Service Provider is convicted of or pleads nolo contendere to a felony;

(ii) the Eligible Service Provider commits an act or omission involving material dishonesty with respect to the Company or any of its respective employees, customers or Affiliates, as reasonably determined by the Committee;

(iii) the Eligible Service Provider willfully fails or refuses to carry out the material responsibilities of such Eligible Service Provider’s Service to the Company pursuant to his or her employment or service agreement or other material agreement with the Company or an Affiliate, as reasonably determined by the Committee;

(iv) the Eligible Service Provider engages in gross negligence, willful misconduct, or a pattern of behavior which has had or is reasonably likely to have a significant adverse effect on the Company, as reasonably determined by the Committee;

(v) the Eligible Service Provider engages in any act or omission which is in material violation of the FTI Consulting, Inc. Policy on Ethics and Business Conduct, Acceptable Use Policy or Policy on Inside Information and Insider Trading, or any other policy governing the behavior of employees of the Company; or

(vi) the Eligible Service Provider commits a breach of the Eligible Service Provider’s material obligations under his or her employment or service agreement or other material agreement with the Company or an Affiliate, as reasonably determined by the Committee.

 9.5 Unusual or Nonrecurring Events. The Committee shall make, in its discretion, and without the consent of holders of Awards, and subject to applicable limitations under the Plan, (including, without limitations, the prohibition against repricings and the prohibition of exercising positive discretion with respect to Awards intended to be “performance-based compensation” under Code Section 162(m)), adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the

16

Committee determines, that such adjustments are appropriate in order to prevent dilution or reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan.

ARTICLE X

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

The Plan, the grant of Awards, and the issuance and delivery of shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares of Common Stock if the issuance of such shares shall constitute a violation of any provisions of any law or regulation of any governmental authority or national securities exchange. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state, local or foreign laws. A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. To the extent applicable, Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of the Plan or any grant of an Award would otherwise conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002, Dodd–Frank Wall Street Reform and Consumer Protection Act or any other applicable law. The Committee may take such actions as it deems appropriate to ensure that the Plan and Awards hereunder may comply with any tax, securities or applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan. Any determination in this connection by the Committee shall be final, binding, and conclusive.

ARTICLE XI

MODIFICATION AND TERMINATION

11.1 General Provisions. The Board may terminate, amend or modify the Plan or any portion hereof at any time; provided, however, that without the approval of the Company’s stockholders, no such amendment or modification shall be made that (i) would increase the total number of shares of Common Stock that may be granted under the Plan, in the aggregate, (ii) increase any limitations set with respect to any type of Award, or with respect to any Eligible Service Provider during any one calendar year, as provided in Sections 8.9 or 9.1 of the Plan, except as provided in Sections 9.2 through 9.4, of the Plan, (iii), reduce the minimum stock option price or SAR base price, as applicable, set forth in Sections 8.3 or 8.4 of the Plan or (iv) is required to be submitted to stockholders of the Company for approval pursuant to applicable law or the rules and regulations of the Securities and Exchange Commission, the principal U.S. securities exchange on which shares of the Company’s Common Stock are then traded, or any other governmental or regulatory authority (including any other securities exchange) to which the Company

17

is subject or on which the Company’s equity securities are then listed. Furthermore, except as provided in Sections 9.2 through 9.4, in no event may the terms of previously granted stock options or SARs be amended or modified, without the consent to stockholders, to (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the Fair Market Value per share or exchange such stock option or SAR for cash or another Award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the shares of Common Stock are then listed.

Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Except as specifically provided otherwise in the Plan, no amendment, modification or termination of the Plan shall materially adversely affect the rights of a Participant that has been established prior to such amendment, modification or termination absent the written consent of the affected Participant. Notwithstanding the foregoing, any amendment or modification of the Plan may be made (including retroactively, if necessary) if the Board deems such amendment or modification necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to the Plan or to prevent an amount deferred under the Plan from being subject to any federal, state or local tax prior to the distribution of such deferred amounts in accordance with the terms of the Plan. For the avoidance of doubt, the modifications and amendments set forth in this Plan shall not apply retroactively to outstanding Awards authorized by the Committee prior to the Amended and Restated Effective Date, without the consent of the applicable Participant.

11.2 Tax Law Compliance. To the extent that any provision of the Plan or any Award, or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and Awards hereunder will comply with Code Section 409A to the extent applicable, and the Plan and such Awards shall be interpreted and construed on a basis consistent with such intent. The Plan or any Award hereunder may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

11.3 Post-Change in Control. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.

11.4 Awards in Foreign Countries. The Committee has the authority to grant Awards to Eligible Service Providers who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 9.1, (b) increases the number of shares available under the Plan, as set forth in Section 9.1; or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the

18

foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans at any time. The Committee may delegate the authority to approve sub-plans to comply with and administer such plans under the laws of jurisdictions outside the U.S. to a committee composed of executive officers, provided, that, such committee of executive officers shall have no power and authority to grant, award, approve, authorize and set the terms of any equity awards under this Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Taxes and Withholding. As a condition to any payment or distribution pursuant to the Plan, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge its obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the Participant thereunder. The Company may deduct or withhold such sum from any payment or distribution to the Participant. For each calendar year in which a Participant receives an Award in connection with the deferral of compensation, the Employer shall withhold from that portion of the Participant’s compensation that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes due; provided, however, that the Committee may reduce the applicable amount deferred if necessary to comply with applicable withholding requirements.

12.2 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as a result of a merger or consolidation of the employing entity with the Company or any of its Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. Shares subject to Acquisition Awards will not count against the number of available shares under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of available shares under the Plan, subject to the applicable requirements of the primary U.S. securities exchange upon which shares of Common Stock of the Company are then listed.

12.3 No Right to Continued Employment. Nothing in the Plan or in any Grant Agreement shall confer any right on an Eligible Service Provider to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in any adverse effect on the Eligible Service Provider’s interests under the Plan. The Plan shall not be deemed to create or confer on any Eligible Service Provider any right to be retained in the employment or service of the Employer, nor to create or confer on any Eligible Service Provider the right to receive an Award with respect to any future period of service with the Employer. The terms and conditions of an Eligible Service Provider’s employment or service with the Employer shall be governed by arrangements entered into independently of the Plan.

12.4 Unfunded Status of the Plan. Neither the Plan nor any Award hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right

19

to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

12.5 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

12.6 Nontransferability and Pledging. No Award or interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, hedge, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution; nor may such Award, interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceeding, except as otherwise determined by the Committee with respect to Eligible Service Providers who are not executive officers or non-employee directors of the Company.

12.7 Right to Offset. Notwithstanding any provisions of the Plan to the contrary, the Company may offset amounts to be paid to a Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company, except that no such offset shall be permitted to the extent that such an offset would result in adverse tax consequences to the Participant under Code Section 409A.

12.8 Availability of Rights. All rights with respect to an Award or an Account, including Restricted Stock Units or Stock Units credited thereto, will be available during the Participant’s lifetime only to the Participant or the Participant’s legally authorized guardian or personal representative. The Committee may, in its discretion, require a Participant’s guardian or personal representative to supply it with evidence that the Committee deems necessary to establish the authority of the guardian or personal representative to act on behalf of the Participant.

12.9 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Eligible Service Provider or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Eligible Service Provider or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.10 Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.

20

12.11 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

12.12 Treatment for Other Compensation Purposes. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

12.13 Code Section 83(b) Elections. The Company, any of its Affiliates and the Committee have no responsibility for any election, attempt to elect or failure to elect to include the value of a restricted stock Award or other Award subject to Code Section 83 in the gross income of a Participant for the year of payment pursuant to Code Section 83(b). Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the executed election form.

12.14 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of a stock option or SAR will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses.

12.15 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.16 Headings. Section headings are used in this Plan for convenience of reference only and shall not affect the meaning of any provision of the Plan.

12.17 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine, and the plural will include the singular and the singular will include the plural.

12.18 Amended and Restated Effective Date. The Plan was adopted by the Board on March 29, 2006, subject to approval by the Company’s stockholders. The Plan, as amended and restated hereby, shall be effective as of June 3, 2015 (the “Amended and Restated Effective Date”), subject to stockholder approval. No Award shall be granted under the Plan after the tenth anniversary of the Amended and Restated Effective Date, except that no incentive stock option shall be granted under the Plan after the date that is ten years following the date of the Board’s adoption of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

12.19 Effect on Other Plans. Following the Amended and Restated Effective Date, the Company shall no longer grant any further awards under the Company’s 2006 Global Long-Term Incentive Plan, but awards outstanding under the Company’s 2006 Global Long-Term Incentive Plan as of the Amended and Restated Effective Date shall continue to remain outstanding in accordance with all of the terms and conditions thereof. Nothing contained in the Plan shall be deemed to preclude other compensation or equity plans that may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.

21

12.20 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XIII

CLAIMS PROCEDURES

13.1 Initial Claims. In the event that a dispute arises over any payment under the Plan and the payment is not paid or delivered to the Participant (or to the Participant’s estate in the case of the Participant’s death), the claimant of such payment must file a written claim with the Committee within 60 days from the date payment or delivery is refused. The Committee shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

13.2 Appeals. If the claimant desires a second review, such claimant shall notify the Committee in writing within 60 days of the first claim denial. The claimant may review the Plan or any documents relating thereto and submit any written issues and comments that the claimant may deem appropriate. In its discretion, the Committee shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the decision is based.

22

FTI CONSULTING, INC.

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective as of June 3, 2015)

i

1101 K Street NW

Washington, DC 20005

1.202.312.9100

fticonsulting.com

NYSE: FCN

©2015 FTI Consulting, Inc. All Right Reserved

FTI CONSULTING, INC. ATTN: JOANNE F. CATANESE CORPORATE SECRETARY 2 HAMILL ROAD NORTH BUILDING BALTIMORE, MARYLAND 21210

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

STOCKHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “stockholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M90344-P61224                                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — –

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.
The Board of Directors recommends you vote FOR all of the director nominees named below:

1.	Election of Directors
	Nominees	For	Withheld	Abstain
	1a. Brenda J. Bacon	☐	☐	☐	The Board of Directors recommends you vote FOR Proposals No. 2, No. 3, No. 4 and No. 5:		For	Against	Abstain
	1b. Mark S. Bartlett	☐	☐	☐	2.	Approve the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan Effective as of June 3, 2015.	☐	☐	☐
	1c. Claudio Costamagna	☐	☐	☐	3.	Approve the performance goals under the FTI Consulting, Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan.	☐	☐	☐
	1d. James W. Crownover 1e. Vernon Ellis	☐ ☐	☐ ☐	☐ ☐	4. 5.

Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2015.

Advisory (non-binding) vote on named executive officer compensation, as described in the Proxy Statement for the 2015 Annual Meeting of Stockholders.

							☐ ☐	☐ ☐	☐ ☐
	1f. Nicholas C. Fanandakis 1g. Steven H. Gunby 1h. Gerard E. Holthaus	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
NOTE: Such other business that may properly come before the meeting and any postponement or adjournment thereof to the extent permitted by applicable law.
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FTI CONSULTING, INC.

ADMISSION TICKET

(not transferable)

You are invited to attend the 2015 annual meeting of stockholders of FTI Consulting, Inc. to be held on Wednesday, June 3, 2015 at 9:30 a.m. (Eastern Daylight Time) at our office located at 1101 K Street NW, Washington, DC 20005.

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank or other nominee or fiduciary, you should bring a proxy or letter from the broker, trustee, bank or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 25, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

M90345-P61224

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoint(s) Messrs. Steven H. Gunby and David M. Johnson, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 3, 2015, at the office of the Company located at 1101 K Street NW, Washington, DC 20005, at 9:30 a.m. Eastern Daylight Time and at any and all postponements and adjournments thereof, to attend and cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, with all powers possessed by the undersigned as if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4 AND PROPOSAL NO. 5, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)